     As filed with the Securities and Exchange Commission on April __, 1996.

                    Registration Statement No. 33-___________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549
                ------------------------------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                ------------------------------------------------

                           FIRST MERCHANTS CORPORATION
             (Exact name of registrant as specified in its charter)


             INDIANA                                             35-1544218
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                                      6712
            (Primary Standard Industrial Classification Code Number)

                             200 East Jackson Street
                             Muncie, Indiana  47305
                                 (317) 747-1500
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                ------------------------------------------------

Larry R. Helms                               With a copy to:
Senior Vice-President                          David R. Prechtel, Esq.
First Merchants Corporation                    Bingham Summers Welsh & Spilman
200 East Jackson Street                        2700 Market Tower
Muncie, Indiana 47305                          10 West Market Street
(317) 747-1500                                 Indianapolis, Indiana  46204
                                               (317) 635-8900
(Name, address, including zip code,
and telephone number, including area
code, of agent for service)

     Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the Registration Statement becomes effective

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /


                        CALCULATION OF REGISTRATION FEE
- ---------------------------------------------------------------------------------------------------
  Title of each class       Amount         Proposed                Proposed             Amount of
    of securities            to be      maximum offering       maximum aggregate      registration
  to be registered        registered    price per unit(1)       offering price (1)        fee
- ----------------------------------------------------------------------------------------------------
    Common Stock,            Up to
    no par value         565,705 shares      $ N/A                $8,753,060            $3,018.06

(1) Estimated solely for the purpose of calculating the registration fee and calculated as of December 31,1995 in accordance with Rule 457(f)(2) on the basis of the book value of the securities to be exchanged for the common stock to be issued by the registrant.

                -------------------------------------------------

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                              Page 1 of 156 Pages

                          Exhibit Index is on Page 148

                           FIRST MERCHANTS CORPORATION

                              CROSS-REFERENCE SHEET

                                       FOR

                REGISTRATION STATEMENT ON FORM S-4 AND PROSPECTUS



       Items of Form S-4                 Headings in Prospectus
       -----------------                 ----------------------

1.     Forepart of Registration          Forepart of Registration Statement;
       Statement and Outside Front       Outside Front Cover Page
       Cover Page of Prospectus

2.     Inside Front and Outside          Inside Front and Outside Back Cover
       Back Cover Pages of               Pages of Prospectus
       Prospectus

3.     Risk Factors, Ratio of            Summary; Summary of Selected
       Earnings to Fixed Charges         Financial Data; Comparative Per
       and Other Information             Share Data

4.     Terms of the Transaction          Summary; General Information;
                                         Proposed Merger; Federal Income Tax
                                         Consequences; Comparative Per Share
                                         Data; Comparison of Common Stock

5.     Pro Forma Financial               Pro Forma Condensed Combined
       Information                       Financial Information

6.     Material Contacts with the        Not Applicable
       Company Being Acquired

7.     Additional Information            Not Applicable
       Required for Reoffering by
       Persons and Parties Deemed
       to be Underwriters

8.     Interests of Named Experts        Legal Opinions; Experts
       and Counsel

9.     Disclosure of Commission          Not Applicable
       Position on Indemnification
       for Securities Act
       Liabilities

10.    Information with Respect to       Summary of Selected Financial Data;
       S-3 Registrants                   Comparative Per Share Data; Pro
                                         Forma Condensed Combined Financial
                                         Information

11.    Incorporation of Certain          Incorporation of Certain Documents
       Information by Reference          by Reference

12.    Information with Respect to       Not Applicable
       S-2 or S-3 Registrants

13.    Incorporation of Certain          Not Applicable
       Information by Reference

14.    Information with Respect to       Not Applicable
       Registrants Other Than S-3
       or S-2 Registrants

15.    Information with Respect to       Not Applicable
       S-3 Companies

       Items of Form S-4                 Headings in Prospectus
       -----------------                 ----------------------

16.    Information with  Respect to      Not Applicable
       S-2 or S-3 Companies

17.    Information with Respect to       Summary of Selected Financial Data;
       Companies Other Than S-3 or       Description of Randolph County;
       S-2 Companies                     Randolph County's Management's
                                         Discussion & Analysis of Financial
                                         Condition & Results of Operations;
                                         Regulation and Supervision of First
                                         Merchants, Randolph County and
                                         Subsidiaries; Comparative Per Share
                                         Data; Index to Financial Statements

18.    Information if Proxies,           General Information; Proposed
       Consents or Authorizations        Merger; Description of First
       are to be Solicited               Merchants; Description of Randolph
                                         County

19.    Information if Proxies,           Not Applicable
       Consents or Authorizations
       are not to be Solicited or
       in an Exchange Offer

                             RANDOLPH COUNTY BANCORP
                           122 West Washington Street
                           Winchester, Indiana  47394

                          NOTICE OF SPECIAL MEETING OF
                             SHAREHOLDERS TO BE HELD
                                __________, 1996

To the Shareholders of
Randolph County Bancorp

     Notice is hereby given that, pursuant to the call of the Board of Directors, a Special Meeting of the Shareholders of Randolph County Bancorp ("Randolph County"), will be held on _______ ___, 1996, at ______ __.m. local time, at the main office of The Randolph County Bank ("Bank") located at 122 West Washington Street, Winchester, Indiana.

     The purposes of the Special Meeting are:

     1. To consider and vote upon an Agreement of Reorganization and Merger dated January 17, 1996 between First Merchants Corporation and Randolph County, pursuant to which Randolph County will be merged with and into First Merchants Corporation and the Bank will become a wholly-owned subsidiary of First Merchants Corporation, as described in the accompanying Proxy
Statement-Prospectus; and

     2. To transact such other business as may properly be presented at the Special Meeting.

     Only shareholders of record at the close of business on _________ ___, 1996 will be entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof.

     Shareholders of Randolph County are entitled to assert dissenters' rights of appraisal in connection with the proposed merger under Chapter 44 of the Indiana Business Corporation Law, a copy of which is attached as Appendix B to the accompanying Proxy Statement-Prospectus.

_________ ___, 1996                      By Order of the Board of Directors

                                         Max Gordon, Chairman



            YOUR VOTE IS IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY.

             THE AFFIRMATIVE VOTE OF HOLDERS OF AT LEAST A MAJORITY
                  OF THE OUTSTANDING SHARES OF COMMON STOCK OF
                    RANDOLPH COUNTY IS REQUIRED FOR APPROVAL
                 OF THE AGREEMENT OF REORGANIZATION AND MERGER.

             IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE
               MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND
               RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

             NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                   PROSPECTUS
                                       OF
                           FIRST MERCHANTS CORPORATION
                                       AND
                                 PROXY STATEMENT
                                       OF
                             RANDOLPH COUNTY BANCORP



                                  COMMON STOCK

     This Proxy Statement-Prospectus serves as a Prospectus with respect to a maximum of 565,705 shares of common stock, no par value, of First Merchants Corporation ("First Merchants") being offered to shareholders of Randolph County Bancorp ("Randolph County") in connection with the proposed merger ("Merger") of Randolph County with and into First Merchants. It also constitutes the Proxy Statement of Randolph County to be used in connection with the Special Meeting of Shareholders to be held on ________ ___, 1996, for the purpose of voting on the Merger.

     On the effective date of the Merger, Randolph County will merge with and into First Merchants and each share of Randolph County common stock shall be converted into the right to receive twenty and 53/100 (20.53) shares of First Merchants common stock. First Merchants will pay cash for any fractional share interests resulting from the exchange ratio.

     The Merger is subject to the approval of the shareholders of Randolph County, receipt of required regulatory approvals and certain other conditions set forth in the Agreement of Reorganization and Merger (the "Agreement") dated January 17, 1996, by and between First Merchants and Randolph County, a copy of which is attached hereto as Appendix A. The Board of Directors of Randolph County received the written opinion of Professional Bank Services, Inc., investment bankers, dated _______ ___, 1996, that the terms of the Merger are fair from a financial point of view to Randolph County shareholders.

               --------------------------------------------------

                         THESE SECURITIES HAVE NOT BEEN
                    APPROVED OR DISAPPROVED BY THE SECURITIES
                      AND EXCHANGE COMMISSION, NOR HAS THE
                     COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                ------------------------------------------------


       The date of this Proxy Statement-Prospectus is _________ ___, 1996.

                              AVAILABLE INFORMATION


     First Merchants is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. First Merchants' common stock is quoted on the NASDAQ National Market System and such documents may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     First Merchants has filed with the Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended, with respect to the shares of First Merchants common stock to be issued in connection with the Merger. This Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement, including the exhibits filed as a part thereof, which can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at the addresses set forth above.

     All information contained in this Proxy Statement-Prospectus with respect to Randolph County and The Randolph County Bank ("Bank") has been supplied by Randolph County and Bank, respectively, and all information contained in this Proxy Statement-Prospectus with respect to First Merchants has been supplied by First Merchants.

     THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (EXCLUDING UNINCORPORATED EXHIBITS) ARE AVAILABLE WITHOUT CHARGE TO EACH PERSON (INCLUDING ANY BENEFICIAL OWNER) TO WHOM THIS PROXY STATEMENT-PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO LARRY R. HELMS, SENIOR VICE PRESIDENT AND GENERAL COUNSEL, FIRST MERCHANTS CORPORATION, 200 EAST JACKSON STREET, MUNCIE, INDIANA 47305 (317) 747-1500. IN ORDER TO ASSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUESTS SHOULD BE MADE BY __________________, 1996.

     The following documents previously filed by First Merchants with the Commission pursuant to the Exchange Act are incorporated herein by reference:

     1. First Merchants' Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

     All documents subsequently filed by First Merchants pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date on which the Special Meeting is held shall be deemed to be incorporated by reference into this Proxy Statement-Prospectus and to be a part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement-Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement-Prospectus.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE THE SECURITIES OFFERED BY THIS PROXY STATEMENT-PROSPECTUS, NOR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO ANY PERSON TO WHOM IT WOULD BE UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS, NOR ANY DISTRIBUTION OF THE SECURITIES COVERED HEREBY AT ANY TIME SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FIRST MERCHANTS OR RANDOLPH COUNTY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROXY STATEMENT-PROSPECTUS.

                                TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----

SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SUMMARY OF SELECTED FINANCIAL DATA . . . . . . . . . . . . . . . . . . .

GENERAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . .

PROPOSED MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  Description of the Merger. . . . . . . . . . . . . . . . . . . . . . .
  Background and Reasons for the Merger. . . . . . . . . . . . . . . . .
  Opinion of Investment Banker . . . . . . . . . . . . . . . . . . . . .
  Recommendation of the Board of Directors . . . . . . . . . . . . . . .
  Exchange of Randolph County Common Stock . . . . . . . . . . . . . . .
  Rights of Dissenting Shareholders. . . . . . . . . . . . . . . . . . .
  Resale of First Merchants Common Stock by Randolph County Affiliates .
  Conditions to Consummation . . . . . . . . . . . . . . . . . . . . . .
  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  Restrictions Affecting Randolph County . . . . . . . . . . . . . . . .
  Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . .
  Effective Date of the Merger . . . . . . . . . . . . . . . . . . . . .
  Management After the Merger. . . . . . . . . . . . . . . . . . . . . .

FEDERAL INCOME TAX CONSEQUENCES. . . . . . . . . . . . . . . . . . . . .

COMPARATIVE PER SHARE DATA . . . . . . . . . . . . . . . . . . . . . . .
  Nature of Trading Market . . . . . . . . . . . . . . . . . . . . . . .
  Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  Existing and Pro Forma Per Share Information . . . . . . . . . . . . .

PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION . . . . . . . . . . .

DESCRIPTION OF FIRST MERCHANTS . . . . . . . . . . . . . . . . . . . . .
  Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  Acquisition Policy and Pending Transactions. . . . . . . . . . . . . .
  Incorporation of Certain Documents by Reference. . . . . . . . . . . .

DESCRIPTION OF RANDOLPH COUNTY . . . . . . . . . . . . . . . . . . . . .
  Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  Security Ownership of Certain Beneficial Owners and Management . . . .
  Certain Relationships and Related Transactions . . . . . . . . . . . .

RANDOLPH COUNTY MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS. . . . . . . . . . . . . . . . . .

REGULATION AND SUPERVISION OF FIRST MERCHANTS, . . . . . . . . . . . . .
RANDOLPH COUNTY AND SUBSIDIARIES . . . . . . . . . . . . . . . . . . . .
  Bank Holding Company Regulation. . . . . . . . . . . . . . . . . . . .
  Capital Adequacy Guidelines for Bank Holding Companies . . . . . . . .
  Bank Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . .
  Bank Capital Requirements. . . . . . . . . . . . . . . . . . . . . . .
  Branches and Affiliates. . . . . . . . . . . . . . . . . . . . . . . .

                                                                           PAGE
                                                                           ----

  FDICIA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  Deposit Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . .
  Recent Legislation . . . . . . . . . . . . . . . . . . . . . . . . . .
  Additional Matters . . . . . . . . . . . . . . . . . . . . . . . . . .

COMPARISON OF COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . .
  Authorized But Unissued Shares . . . . . . . . . . . . . . . . . . . .
  Preemptive Rights. . . . . . . . . . . . . . . . . . . . . . . . . . .
  Dividend Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . .
  Voting Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . .
  Liquidation Rights . . . . . . . . . . . . . . . . . . . . . . . . . .
  Assessment and Redemption. . . . . . . . . . . . . . . . . . . . . . .
  Anti-Takeover Provisions . . . . . . . . . . . . . . . . . . . . . . .
  Director Liability . . . . . . . . . . . . . . . . . . . . . . . . . .

LEGAL OPINIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

INDEX TO FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . .    F-1

APPENDICES
  A.  Agreement of Reorganization and Merger . . . . . . . . . . . . . .    A-1
  B.  Indiana Business Corporation Law, Chapter 44
      (Dissenters' Rights of Appraisal). . . . . . . . . . . . . . . . .    B-1
  C.  Fairness Opinion of Professional Bank Services, Inc. . . . . . . .    C-1

                                     SUMMARY


     The following is a brief summary of certain information contained elsewhere in this Proxy Statement-Prospectus and was prepared to assist shareholders in their review of the Proxy Statement-Prospectus. This summary does not purport to be complete and is qualified in all respects by reference to the full text of this Proxy Statement-Prospectus and the appendices hereto.


THE SHAREHOLDERS MEETING:

Date, Time and Place               __________ ____, 1996, at _____ o'clock
                                   __.m., local time, at the main office of The
                                   Randolph County Bank ("Bank"), 122 West
                                   Washington Street, Winchester, Indiana 47394.

Purpose of the Meeting             To consider and vote upon the Agreement of
                                   Reorganization and Merger (the "Agreement"), dated January 17, 1996 by and between First
                                   Merchants Corporation ("First Merchants") and
                                   Randolph County Bancorp ("Randolph County"), pursuant to which Randolph County will merge
                                   (the "Merger") with and into First Merchants and the Bank will become a wholly-owned subsidiary of First Merchants. A copy of the Agreement is attached to this Proxy Statement
                                   Prospectus as Appendix A.  See "NOTICE OF
                                   SPECIAL MEETING OF SHAREHOLDERS" and the discussions under the captions "GENERAL
                                   INFORMATION" and "PROPOSED MERGER."

Required Shareholder Vote          Approval of the Agreement by the affirmative
                                   vote, in person or by proxy, of the holders of at least a majority of the outstanding shares of Randolph County common stock is required under Indiana law. Executive officers and members of the Board of Directors of Randolph County control in the aggregate, directly and indirectly, approximately 27.69% of the outstanding shares of Randolph County common stock. Each member of the Randolph County Board of Directors has agreed to cause all shares of Randolph County common stock beneficially owned by him to be voted in favor of the Merger. As of March 31, 1996, the members of the Randolph County Board of Directors beneficially owned 7,293 or approximately 26% of the shares of Randolph County common stock outstanding. See "GENERAL INFORMATION,"
                                   "PROPOSED MERGER-- Conditions to
                                   Consummation," "PROPOSED MERGER--
                                   Recommendation of the Board of Directors," and "DESCRIPTION OF RANDOLPH COUNTY--Security
                                   Ownership of Management."

Shares Outstanding and             As of _______ ___, 1996, Randolph County had
Entitled to Vote                   27,555 shares of common stock issued and
                                   outstanding. Randolph County shareholders of record at the close of business on ______
                                   ___, 1996 are entitled to notice of, and to vote at, the Special Meeting of Shareholders. See
                                   "GENERAL INFORMATION."

Proxies Proxies are revocable at any time before they are exercised. See "GENERAL INFORMATION."

THE PARTIES TO THE                 First Merchants is a multi-bank holding
TRANSACTION:                       company organized under the laws of the State
                                   of Indiana and headquartered in Muncie,
                                   Indiana. First Merchants has three banking subsidiaries, First Merchants Bank, National
                                   Association ("First Merchants Bank"), First
                                   United Bank and Pendleton Banking Company.
                                   First Merchants' principal executive offices are located at 200 East Jackson Street, Box
                                   792, Muncie, Indiana 47305 and its telephone number is (317) 747-1500. See "DESCRIPTION
                                   OF FIRST MERCHANTS."

                                   First Merchants has entered into a definitive agreement to acquire Union National Bancorp and its wholly-owned subsidiary, The Union County National Bank of Liberty. See "DESCRIPTION OF FIRST MERCHANTS--Acquisition Policy and Pending Affiliations."

                                   Randolph County is a one bank holding company organized under the laws of the State of Indiana. The Bank is a wholly-owned subsidiary of Randolph County. Randolph County's principal executive offices are located at 122 West Washington Street, Winchester, Indiana 47394 and its telephone number is (317) 584-2501. See "DESCRIPTION OF RANDOLPH COUNTY."


THE MERGER:

Description of the                 On the effective date of the Merger, Randolph
Merger                             County will merge with and into First
                                   Merchants and the separate corporate
                                   existence of Randolph County will cease. As a result of the Merger, the Bank will become a wholly-owned subsidiary of First Merchants.
                                   First Merchants is accounting for the Merger as a pooling of interests transaction. See
                                   "PROPOSED MERGER--Description of the Merger."

Exchange of Randolph County        On the effective date of the Merger, each
Common Stock                       outstanding share of Randolph County common
                                   stock will be converted into the right to receive twenty and 53/100 (20.53) shares of First Merchants common stock. Cash will be paid for fractional shares of First Merchants common stock resulting from the exchange ratio. See "PROPOSED MERGER--Exchange of
                                   Randolph County Common Stock" and Appendix A to this Proxy Statement-Prospectus.

Recommendation of the              The Randolph County Board of Directors has
Board of Directors                 unanimously approved the Agreement and
                                   unanimously recommends that Randolph County shareholders approve the Agreement. Each member of the Randolph County Board of Directors has agreed to cause all shares of Randolph County common stock beneficially owned by him to be voted in favor of the Merger. As of March 31, 1996, the members of the Randolph County Board of Directors beneficially owned 7,293 or approximately 26% of the shares of Randolph County common stock outstanding. See "PROPOSED MERGER --
                                   Recommendation of the Board of Directors."

Reasons for the                    The Merger will provide the customers and
Merger                             communities that the Bank serves with
                                   enhanced loan opportunities, additional
                                   resources and banking expertise and the
                                   opportunity to receive new and expanded
                                   financial products and services.  Randolph
                                   County shareholders who receive First
                                   Merchants common stock under the Agreement may benefit from ownership in a company whose common stock is traded in the over-the-counter market and reported on the NASDAQ National Market System, as there presently exists no active trading market for shares of Randolph County common stock. See
                                   "PROPOSED MERGER--Background and Reasons for the Merger."

Opinion of Investment              The Board of Directors of Randolph County has
Banker                             received the written opinion of Professional
                                   Bank Services, Inc., investment bankers, dated _________ ___, 1996, that the terms of the Merger are fair from a financial point of view to the shareholders of Randolph County.
                                   See "PROPOSED MERGER--Opinion of Investment
                                   Banker" and Appendix C to this Proxy
                                   Statement-Prospectus.

Conditions to the                  Consummation of the Merger is subject to
Merger                             certain conditions which include, among
                                   others, the approval of the Agreement by the affirmative vote of the holders of at least a majority of the outstanding shares of Randolph County common stock, the receipt of required regulatory approvals, the receipt of a letter from First Merchants' independent public accountants as to its ability to account for the Merger as a pooling of interests, and the receipt of an opinion of counsel with respect to certain federal income tax matters. See "PROPOSED MERGER--
                                   Conditions to Consummation."

Termination of the                 The Agreement may be terminated before the
Merger                             Merger becomes effective upon the occurrence
                                   of certain events, including, among others, a material misrepresentation in or a breach of the Agreement by First Merchants or Randolph
                                   County, a material adverse change in the financial condition of First Merchants or

                                   Randolph County since September 30, 1995, the failure of the Merger to qualify as a tax-free reorganization, the failure of the Merger to qualify for pooling of interests accounting treatment, or the Merger not having been consummated by September 30, 1996. See "PROPOSED MERGER -- Termination."

Effective Date of the              First Merchants and Randolph County
Merger                             anticipate that the Merger will be completed
                                   during the ______________ quarter of 1996.
                                   See "PROPOSED MERGER--Effective Date of the
                                   Merger."

Management and Operations          As a result of the Merger, Randolph County's
After the Merger                   corporate existence will cease.  Accordingly,
                                   the directors and officers of Randolph County will not serve in such capacities after the effective date of the Merger. The directors and officers of the Bank serving on the effective date of the Merger will continue in their respective positions after consummation of the Merger, subject to the Bank's Articles of Incorporation and By-Laws. In accordance with the Agreement and in connection with the first annual meeting of the shareholders of First Merchants after the Merger, First
                                   Merchants shall cause all necessary corporate action to be taken to cause the current
                                   Chairman of the Board of the Bank, Michael D.
                                   Wickersham, to be nominated for election as a member of First Merchants' Board of Directors for a three (3)-year term. See "PROPOSED
                                   MERGER-- Management After the Merger" and
                                   "DESCRIPTION OF RANDOLPH COUNTY--Management."

Federal Income Tax                 In general, no gain or loss, for federal
Consequences to Randolph           income tax purposes, will be recognized by
County Shareholders                Randolph County shareholders with respect
                                   to First Merchants common stock received in the Merger. Gain or loss, for federal income tax purposes, will be recognized, however, with respect to cash payments made to shareholders of Randolph County who perfect their dissenters' rights or who receive cash in lieu of fractional share interests resulting from the exchange ratio.
                                   Shareholders are urged to consult with their tax advisors with respect to the tax consequences of the Merger to them. See
                                   "FEDERAL INCOME TAX CONSEQUENCES."

Dissenters' Rights                 Shareholders of Randolph County have
                                   dissenters' rights of appraisal established by Indiana law entitling them to receive cash for their shares of Randolph County common stock. In general, to exercise these rights, a shareholder must (1) deliver to Randolph
                                   County before the vote on the Agreement is taken, a written notice of the shareholder's intent to demand payment in cash for the shares of Randolph County common stock owned by the shareholder, if the Merger is effectuated; (2) not vote in favor of the Agreement; and (3) follow all other requirements of Indiana law. See "PROPOSED
                                   MERGER--Rights of Dissenting Shareholders" and Appendix B to this Proxy
                                   Statement-Prospectus.

Resale of First                    Certain resale restrictions apply to the sale
Merchants Common Stock             or transfer of the shares of First Merchants
                                   common stock issued to directors, executive officers and 10% shareholders of Randolph
                                   County in exchange for their shares of
                                   Randolph County common stock.  See "PROPOSED
                                   MERGER--Resale of First Merchants Common
                                   Stock by Randolph County Affiliates."

Comparative Shareholder            The rights of shareholders of First Merchants
Rights                             and Randolph County differ in some respects.
                                   Upon completion of the Merger, Randolph
                                   County shareholders who receive First
                                   Merchants common stock will take such stock
                                   subject to its terms and conditions.  The
                                   Articles of Incorporation of First Merchants
                                   contain certain anti-takeover measures which
                                   may discourage or render more difficult a
                                   subsequent takeover of First Merchants by
                                   another corporation.   See "COMPARISON OF
                                   COMMON STOCK."

Trading Market for                 There is currently no established trading
Stock                              market for shares of Randolph County common
                                   stock. Shares of First Merchants common stock are traded in the over-the-counter market and are reported on the NASDAQ
                                   National Market System.  The closing price of
                                   First Merchants common stock as reported by the NASDAQ National Market System was $26.00 per share on November 16, 1995, the business day before the Merger was publicly announced, and was $______ per share on _______ ___,
                                   1996.  See "COMPARATIVE PER SHARE DATA."

              SUMMARY OF SELECTED FINANCIAL DATA - FIRST MERCHANTS

     The following summary sets forth selected consolidated financial information regarding First Merchants. This information should be read in conjunction with the financial statements and notes appearing elsewhere within this Proxy Statement-Prospectus.


                                                       Twelve Months Ended December 31,
                                                       --------------------------------
                                               1995          1994        1993          1992           1991
                                               ----          ----        ----          ----           ----
                                             (Dollars in Thousands, Except Per Share Amounts)

 RESULTS OF OPERATIONS
   Net Interest Income
   (Fully Taxable Equivalent Basis)           $29,245       $28,282     $26,806       $26,400        $23,277

   Net Interest Income                         27,881        26,983      25,508        25,210         21,957

   Provision for Loan Losses                      640           782       1,014         1,357          1,401

   Net Interest Income After
   Provision for Loan Losses                   27,241        26,201      24,494        23,853         20,556

   Total Other Income                           6,907         6,298       6,588         5,576          5,229

   Total Other Expenses                        18,842        18,434      18,214        17,603         15,792

   Income Before Income Tax
   Expense and Change in
   Accounting Method                           15,306        14,065      12,868        11,826          9,993

   Net Income                                   9,858         9,158       8,699         7,785          6,759

 PER SHARE DATA (1)

   Income Before Change in
   Accounting Methods                           $1.95         $1.80       $1.65         $1.53          $1.39

   Net Income                                    1.95          1.80        1.70          1.53           1.39

   Cash Dividends Paid                            .77           .71         .63           .57            .53

   December 31 Book Value                       15.92         14.07       13.53         12.53          11.57

   December 31 Market Value
   (Bid Price)                                  25.75         20.83       19.33         19.00          12.45

 AVERAGE BALANCES

   Total Assets                              $665,347      $634,868    $626,398      $603,067       $560,412

   Total Loans                                413,940       388,639     357,028       329,750        300,276

   Total Deposits                             538,539       514,029     517,826       501,526        441,302

   Total Stockholders' Equity                  76,001        70,104      66,887        61,246         54,473

 YEAR-END BALANCES

   Total Assets                              $707,859      $644,606    $626,113      $616,859       $596,573

   Total Loans                                419,730       401,605     376,872       350,308        323,382

   Total Deposits                             588,156       529,830     506,302       511,971        484,824

   Total Stockholders' Equity                  80,473        71,018      68,804        63,935         58,472



                                                                 vi


                                                         Twelve Months Ended December 31,
                                                         ---------------------------------
                                                 1995          1994        1993          1992           1991
                                                 ----          ----        ----          ----           ----
 FINANCIAL RATIOS
   Return on Average Assets                     1.48%         1.44%       1.39%         1.29%          1.21%

   Return on Average
   Stockholders' Equity                        12.97         13.06       13.01         12.71          12.41

   Average Earning Assets
   to Average Total Assets                     94.65         94.05       93.71         93.93          93.82

   Allowance for Loan Losses
   as % of Total Loans                          1.18          1.24        1.27          1.24           1.20

   Dividend Payout Ratio                       39.49         39.44       37.06         37.25          38.13

   Average Stockholders' Equity
   to Average Assets                           11.42         11.04       10.68         10.16           9.72

   Tax Equivalent Yield on
   Earning Assets                               8.15          7.44        7.38          8.31           9.48

   Cost of Supporting Liabilities               3.51          2.70        2.81          3.65           5.05

   Net Interest Margin on Earning
   Assets                                       4.64          4.74        4.57          4.66           4.43


- ----------------------------

(1) Per share amounts have been adjusted to give retroactive effect to First Merchants' October, 1995 three-for-two stock split and January, 1993 three-for-two stock split.

Amounts include First United Bank subsequent to its acquisition on July 31, 1991.

              SUMMARY OF SELECTED FINANCIAL DATA - RANDOLPH COUNTY

     The following summary sets forth selected consolidated financial information regarding Randolph County. This information should be read in conjunction with the financial statements and notes appearing elsewhere within this Proxy Statement-Prospectus.




                                                         Twelve Months Ended December 31,
                                                         ---------------------------------
                                                1995           1994         1993        1992           1991
                                                ----           ----         ----        ----           ----
                                                (Dollars in Thousands, Except Per Share Amounts)


 RESULTS OF OPERATIONS
   Net Interest Income
   (Fully Taxable Equivalent Basis)         $  2,816       $  2,809     $  2,951    $  2,555       $  2,555

   Net Interest Income                         2,654          2,598        2,674       2,671          2,321

   Provision for Loan Losses                     408            120          240         180            120

   Net Interest Income After
   Provision for Loan Losses                   2,246          2,478        2,434       2,491          2,201

   Total Other Income                            223            242          418         221            191

   Total Other Expenses                        1,535          1,614        1,404       1,308          1,230

   Income Before Income Tax
   Expense and Change in
   Accounting Method                             934          1,105        1,448       1,404          1,162

   Net Income                                    667            802        1,072       1,030            863

 PER SHARE DATA (1)

   Income Before Change in
   Accounting Methods                       $  24.20       $  29.10     $  37.68    $  37.36       $  30.96

   Net Income                                  24.20          29.10        38.89       37.36          30.96

   Cash Dividends Paid                         10.00          10.00        11.50       16.00          12.00

   December 31 Book Value                     317.66         302.06       282.97      250.24         218.14

 AVERAGE BALANCES

   Total Assets                              $72,606        $78,771      $76,379     $70,584        $67,356

   Total Loans                                43,950         42,703       37,370      34,337         33,930

   Total Deposits                             63,331         69,206       68,406      63,481         61,021

   Total Stockholders' Equity                  8,642          8,178        7,402       6,494          5,647

 YEAR-END BALANCES

   Total Assets                              $73,219        $78,432      $80,626     $77,053        $70,311

   Total Loans                                43,494         43,778       40,351      35,351         33,345

   Total Deposits                             63,441         68,781       71,544      68,475         62,845

   Total Stockholders' Equity                  8,753          8,327        7,801       6,898          6,026

                                      viii



                                                         Twelve Months Ended December 31,
                                                         --------------------------------
                                               1995           1994         1993        1992           1991
                                               ----           ----         ----        ----           ----

 FINANCIAL RATIOS
   Return on Average Assets                     .92%          1.02%        1.40%       1.46%          1.28%

   Return on Average
   Stockholders' Equity                        7.72           9.81        14.48       15.86          15.28

   Average Earning Assets
   to Average Total Assets                    94.39          94.73        95.74       95.54          96.19

   Allowance for Loan Losses
   as % of Total Loans                         1.36           1.12         1.40        1.08            .99

   Dividend Payout Ratio                      41.32          34.37        15.86       14.28          12.87

   Average Stockholders' Equity
   to Average Assets                          11.90          10.38         9.69        9.20           8.38

   Tax Equivalent Yield on
   Earning Assets                              7.75           6.94         7.50        8.67           9.88

   Cost of Supporting Liabilities              3.64           3.18         3.46        4.39           5.93

   Net Interest Margin on Earning
   Assets                                      4.11           3.76         4.04        4.28           3.95




- ---------------------------


(1) Per share amounts have been adjusted to give retroactive effect to Randolph County's November, 1993 three-for-one stock split.

PROSPECTUS OF                                    PROXY STATEMENT OF
FIRST MERCHANTS CORPORATION                      RANDOLPH COUNTY BANCORP


          ------------------------------------------------------------
                       SPECIAL MEETING OF SHAREHOLDERS OF
                             RANDOLPH COUNTY BANCORP
                        TO BE HELD ON ____________, 1996
          ------------------------------------------------------------

                               GENERAL INFORMATION


     This Proxy Statement-Prospectus is furnished to the shareholders of Randolph County Bancorp ("Randolph County") in connection with the solicitation by the Board of Directors of Randolph County of proxies for use at the Special Meeting of Shareholders to be held on _________________, _____________ ___,
1996, at _______ o'clock __.m., local time, at the main office of The Randolph County Bank (the "Bank"), 122 West Washington Street, Winchester, Indiana 47394. This Proxy Statement-Prospectus is first being mailed to Randolph County shareholders on _________ ___, 1996.

     The purpose of the Special Meeting is to consider and vote upon an Agreement of Reorganization and Merger (the "Agreement"), dated January 17, 1996, by and between First Merchants Corporation ("First Merchants") and Randolph County. Pursuant to the Agreement, Randolph County will merge with and into First Merchants (the "Merger") and the Bank will become a wholly-owned subsidiary of First Merchants.

     Approval of the Agreement by the affirmative vote of the holders of at least a majority of the outstanding shares of Randolph County common stock is required. Only holders of record of Randolph County common stock at the close of business on _________ ___, 1996, the record date, are entitled to notice of, and to vote at, the Special Meeting. Randolph County had 27,555 shares of no par value common stock issued and outstanding on the record date, which shares were held of record by approximately 71 shareholders. For each matter to be voted on at the Special Meeting, each share of Randolph County common stock is entitled to one vote.

     The cost of soliciting proxies will be borne by Randolph County. In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph by directors, officers, and certain employees of Randolph County, who will not be specially compensated for such soliciting.

     The shares represented by proxies properly signed and returned will be voted at the Special Meeting as instructed by the shareholders giving the proxies. In the absence of specific instructions to the contrary, proxies will be voted FOR approval of the Agreement described in this Proxy Statement-Prospectus and in accordance with the judgment of the persons named as proxies in the proxy with respect to any other matter which may properly come before the Special Meeting. See "PROPOSED MERGER--Rights of Dissenting Shareholders." Any shareholder giving a proxy has the right to revoke it at any time before it is exercised. Therefore, execution of a proxy will not affect a shareholder's right to vote in person if he or she attends the Special Meeting. Revocation may be made by a later dated proxy delivered to Randolph County; by written notice sent to the Secretary of Randolph County Bancorp at 122 West Washington Street, Winchester, Indiana 47394; or by personal oral or written request at the Special Meeting. To be effective, any revocation must be received before the proxy is exercised.

                                 PROPOSED MERGER

     The following summary of certain aspects of the Agreement does not purport to be a complete description of the terms of the Agreement and is qualified in its entirety by reference to the Agreement, which is attached to this Proxy Statement-Prospectus as Appendix A and is incorporated into this Proxy Statement-Prospectus by reference.

DESCRIPTION OF THE MERGER

     Under the terms of the Agreement, Randolph County will merge with and into First Merchants and the separate corporate existence of Randolph County will cease. As a result, the Bank will become a wholly-owned subsidiary of First Merchants. It is the present intention of First Merchants to continue to operate the Bank as a subsidiary after the effective date of the Merger. The Merger will be accounted for as a pooling of interests transaction.

     As of December 31, 1995, Randolph County had consolidated assets of approximately $73.2 million, consolidated deposits of approximately $63.4 million, consolidated shareholders' equity of approximately $8.8 million and consolidated net income for the year then ended of approximately $667,000. Based on the pro forma financial information included elsewhere in this Proxy Statement-Prospectus and assuming that the Merger had been consummated on December 31, 1995, Randolph County represented as of such date 9.4% of the consolidated assets of First Merchants, 9.7% of consolidated deposits, 9.8% of consolidated shareholders' equity and, for the year then ended, 6.3% of consolidated net income. See "PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION."

BACKGROUND AND REASONS FOR THE MERGER

     In recent years, there has been, and there continues to be, substantial consolidation in the United States banking and financial services industry. This trend is of concern to smaller institutions like Randolph County because larger entities that emerge from consolidations may acquire substantial competitive advantages. Additionally, developments and deregulation in the financial services sector of the economy have led to increased competition for commercial banks.

     In response to these competitive factors and after evaluation of financial, economic, legal, and market considerations, the Board of Directors of Randolph County concluded that an affiliation with a larger, more diversified financial organization would be in the best interest of Randolph County and its shareholders, employees and customers, as well as the communities that the Bank serves. In the opinion of the Board of Directors of Randolph County, such an affiliation will provide the Bank with enhanced lending capabilities, additional resources and management expertise, the potential to achieve certain economies of scale and the opportunity to develop new or expanded products and services. Further, Randolph County shareholders will benefit from ownership of a larger financial institution and from ownership of common stock which is traded in the over-the-counter market and is reported on the NASDAQ National Market System.

     The terms of the Agreement were agreed upon in arm's length negotiations conducted between the respective managements of Randolph County and First Merchants. The factors considered by the Board of Directors of Randolph County prior to entering into the Agreement included, but were not limited to, the amount and form of consideration offered by First Merchants for the shares of Randolph County common stock; the financial condition, recent results of operations and prospects of Randolph County and First Merchants; the strength of the management of First Merchants; the historic prices for shares of Randolph County and First Merchants common stock; and the future prospects of Randolph County in light of increased deregulation and competition within the financial services industry. Further, the Board of Directors of Randolph County relied upon the opinion of Professional Bank Services, Inc., investment bankers, that the Merger is fair from a financial point of view to the shareholders of Randolph County. See "PROPOSED MERGER--Opinion of

Investment Banker" and Appendix C. All of the foregoing factors were integral components in the determination of the consideration to be exchanged for each share of Randolph County common stock.

     Based upon the foregoing reasons, the Board of Directors of Randolph County concluded that, at this time, it is advantageous for Randolph County to affiliate with First Merchants. The Board of Directors, in approving and recommending that shareholders approve the Agreement, believes that the Merger is in the best interest of Randolph County and its shareholders, employees and customers and the communities which the Bank serves.


OPINION OF INVESTMENT BANKER

     Professional Bank Services, Inc. ("PBS") was engaged by Randolph County to advise the Randolph County Board of Directors as to the fairness of the consideration, from a financial perspective, to be paid by First Merchants to Randolph County's shareholders as set forth in the Agreement. PBS is a bank consulting firm with offices in Louisville, Nashville, Indianapolis, Washington, D.C., and Ocala, Florida. As part of its investment banking business, PBS is regularly engaged in reviewing the fairness of financial institution acquisition transactions from a financial perspective and in the valuation of financial institutions and other businesses and their securities in connection with mergers, acquisitions, estate settlements, and other transactions. Neither PBS nor any of its affiliates has a material financial interest in Randolph County or First Merchants. PBS was selected to advise the Randolph County Board of Directors based upon its familiarity with Indiana financial institutions and its knowledge of the banking industry as a whole.

     Following Randolph County's selection of PBS, First Merchants retained PBS to provide consulting services with respect to the section of the application filed by First Merchants with the Board of Governors of the Federal Reserve System relating to competition. PBS will be compensated for its services on an hourly rate basis. PBS's relationship with Randolph County was not a consideration in First Merchants' selection of PBS. Except as described in this section, neither First Merchants nor Randolph County have had any material or compensable relationship with PBS, its affiliates, and/or unaffiliated representatives during the past two years.

     PBS performed certain analyses described below and discussed the range of values for Randolph County resulting from such analyses with the Board of Directors of Randolph County in connection with its advice as to the fairness of the consideration to be paid by First Merchants.

     A Fairness Opinion of PBS was delivered to the Board of Directors of Randolph County on ____________, 1996 at a regular meeting of the Board of Directors. A copy of the Fairness Opinion, which includes a summary of the assumptions made and information analyzed in deriving the Fairness Opinion, is attached as Appendix C to this Proxy Statement-Prospectus and should be read in its entirety.

     In arriving at its Fairness Opinion, PBS reviewed certain publicly available business and financial information relating to Randolph County and First Merchants. PBS considered certain financial and stock market data of Randolph County and First Merchants, compared that data with similar data for certain other publicly-held bank holding companies which own Indiana financial institutions, and considered the financial terms of certain other comparable Indiana bank transactions that had recently been effected. PBS also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant. In connection with its review, PBS did not independently verify the foregoing information and relied on such information as being complete and accurate in all material respects. Financial forecasts prepared by PBS were based on assumptions believed by PBS to be reasonable and to reflect currently available information. PBS did not make an independent evaluation or appraisal of the assets of Randolph County or First Merchants. PBS reviewed the correspondence and information regarding the financial institutions who had also expressed an interest in acquiring Randolph County. PBS reviewed all offers received by Randolph County.

     As part of preparing the Fairness Opinion, PBS performed a due diligence review of First Merchants and its affiliate banks. As part of the due diligence review, PBS reviewed minutes of Board of Directors meetings beginning January 1, 1994 through March 20, 1996; reports filed with the Securities and Exchange Commission by First Merchants on Forms 10-K and 10-Q for the years ending December 31, 1994, 1995 and 1996 to date; report of independent auditors for the years ending December 31, 1994 and 1995; management letters from independent auditors for 1994 and management's responses thereto; Uniform Bank Performance Reports; investment security holdings; listing of pending litigation provided by independent counsel; analysis and calculation of the Allowance for Loan and Lease Losses as of December 31, 1995; and internally identified special assets and related reports.

     PBS also interviewed senior management of First Merchants regarding operations, performance and the future prospects of First Merchants. PBS compared the historical common stock market of financial institutions headquartered in Indiana to First Merchants.

     PBS reviewed and analyzed the historical performance of Randolph County contained in Audited Financial Statements dated December 31, 1994 and 1995; unaudited internal financial statements of Randolph County dated September 30, 1995; December 31, 1995 and June 30, 1995 Consolidated Reports of Condition and Income filed with the Federal Deposit Insurance Corporation by the Bank; December 31, 1994, June 30, 1995 and September 30, 1995 Uniform Bank Performance Report of the Bank; historical common stock trading activity of Randolph County; and the premises and other fixed assets. PBS reviewed and tabulated statistical data regarding the loan portfolio, securities portfolio and other performance ratios and statistics. Financial projections were prepared and analyzed as well as other financial studies, analyses and investigations as deemed relevant for the purpose of the Fairness Opinion. In review of the aforementioned information, PBS took into account its assessment of general market and financial conditions, its experience in other transactions, and its knowledge of the banking industry generally.

     In connection with rendering the Fairness Opinion and preparing its various written and oral presentations to Randolph County's Board of Directors, PBS performed a variety of financial analyses, including those summarized below.
The summary set forth below does not purport to be a complete description of the analyses performed by PBS in this regard. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and therefore such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors summarized below, PBS believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, PBS made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond Randolph County's or First Merchants' control. The analyses performed by PBS are not necessarily indicative of actual values or future results which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the values of businesses do not purport to be appraisals or to reflect the process by which businesses actually may be sold.

     ACQUISITION COMPARISON ANALYSIS: In performing this analysis, PBS reviewed 171 Indiana bank acquisition transactions announced since 1985. The purpose of the analysis was to obtain an evaluation range based on these Indiana acquisition transactions. Multiples of earnings and book values implied by the comparable transactions were utilized in obtaining a range for the acquisition value of Randolph County. In addition to reviewing recent Indiana bank transactions, PBS performed separate comparable analyses for acquisitions of Indiana banks which, like Randolph

County, had an equity-to-asset ratio greater than 11.0%, were located in non-metropolitan areas and those with deposits between $25.0 and $75.0 million. Values for the 171 Indiana bank acquisitions, expressed as multiples of both book value and earnings were 1.45 and 14.42, respectively. The median multiples of book value and earnings for acquisitions of Indiana banks with equity-to-asset ratios greater than 11.0% were 1.41 and 15.52, respectively. For acquisitions of Indiana banks located in non-metropolitan areas, the median multiples were 1.40 and 13.89, respectively. For acquisitions of Indiana banks with deposits between $25.0 and $75.0 million, the median multiples were 1.42 and 13.12, respectively. Assuming First Merchants' common stock price is $27.25 per share and earnings continue, the value should equal $559.44 per Randolph County common share. This represents a multiple of book value and a multiple of earnings of 1.76 and 23.11, respectively.

     ADJUSTED NET ASSET VALUE ANALYSIS: PBS reviewed Randolph County's balance sheet data to determine the amount of material adjustments required to the stockholder's equity of Randolph County based on differences between the market value of Randolph County's assets and their value reflected on Randolph County's financial statements. PBS determined that one adjustment was warranted. PBS reflected a value of the non-interest bearing deposits of approximately $3,212,000. The adjusted net asset value was determined to be $434.22 per share of Randolph County's common stock.

     DISCOUNTED EARNINGS ANALYSIS: A dividend discount analysis was performed by PBS pursuant to which a range of stand-alone values of Randolph County was determined by adding (i) the present value of estimated future dividend streams that Randolph County could generate over a five-year period beginning in 1996 and ending in 2000, and (ii) the present value of the "terminal value" of Randolph County's common equity at the end of 2000. The "terminal value" of Randolph County's common equity at the end of the five-year period was determined by applying a multiple of 1.45 times the projected terminal year's book value. The 1.45 multiple represents the median price paid as a multiple of book value for all Indiana bank transactions since 1985.

     Dividend streams and terminal values were discounted to present values using a discount rate of 12%. This rate reflects assumptions regarding the required rate of return of holders or buyers of Randolph County common stock. The value of Randolph County, determined by adding the present value of the total cash flows, was $379.02 per Randolph County common share. In addition, using the five-year projection as a base, a twenty-year projection was prepared assuming that an annual growth rate of 6.00% and a consistent return on assets of 1.00% would remain in effect for the entire period, beginning in 1998. Dividends also were assumed to be 50% of income for all years. This long-term projection resulted in a value of $284.37 per Randolph County share.

     SPECIFIC ACQUISITION ANALYSIS: PBS valued Randolph County based on an acquisition analysis assuming a "break-even" earnings scenario to an acquiror as to price, current interest rates and amortization of the premium paid. Based on this analysis, an acquiring institution would pay $414.20 per share of Randolph County common stock, assuming they were willing to accept no impact to their net income in the initial year. This analysis was based on a funding cost of 6.5% adjusted for taxes, amortization of the acquisition premium over 15 years and 1995 earnings for Randolph County of $667,000.

     PRO FORMA MERGER ANALYSIS: PBS compared the historical performance of Randolph County to that of First Merchants and other regional bank holding companies. This included, among other things, a comparison of profitability, asset quality and capital adequacy measures. In addition, the contribution of each of Randolph County and First Merchants to the income statement and balance sheet of the pro forma combined company was analyzed.

     The effect of the affiliation on the historical and pro forma financial data of Randolph County, as well as the projected financial data prepared by PBS, was analyzed. Randolph County's historical financial data was compared to pro forma combined historical and projected earnings and book value per share as well as other measures of profitability, capital adequacy and asset quality.

     The Fairness Opinion is directed only to the question of whether the consideration to be received by Randolph County's shareholders under the Agreement is fair and equitable from a financial perspective and does not constitute a recommendation to any Randolph County shareholder to vote in favor of the Merger. No limitations were imposed on PBS regarding the scope of its investigation or otherwise by Randolph County or any of its affiliates.

     Based on the results of the various analyses described above, PBS concluded that the consideration to be received by Randolph County shareholders under the Agreement is fair and equitable from a financial perspective to the shareholders of Randolph County.

     PBS will receive a fee of $15,000 and reimbursement for all reasonable out-of-pocket expenses from Randolph County for the service of rendering this Fairness Opinion. In addition, Randolph County has agreed to indemnify PBS and its directors, officers and employees from liability in connection with the Merger, and to hold PBS harmless from any losses, actions, claims, damages, expenses or liabilities related to any of PBS's acts or decisions made in good faith and in the best interest of Randolph County.


RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF RANDOLPH COUNTY HAS CAREFULLY CONSIDERED AND UNANIMOUSLY APPROVED THE AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS APPROVE THE AGREEMENT.

     Each member of the Randolph County Board of Directors has agreed to cause all shares of Randolph County common stock beneficially owned by him to be voted in favor of the Merger. As of March 31, 1996, the members of the Randolph County Board of Directors beneficially owned 7,293 or approximately 26% of the shares of Randolph County common stock outstanding.

EXCHANGE OF RANDOLPH COUNTY COMMON STOCK

     Under the terms of the Agreement, as of the effective date of the Merger, each outstanding share of Randolph County common stock, other than shares as to which dissenters' rights have been exercised, will be converted into the right to receive twenty and 53/100 (20.53) shares of First Merchants common stock.

     No fractional shares of First Merchants common stock will be issued to shareholders of Randolph County in connection with the Merger. Each shareholder who otherwise would be entitled to a fractional interest in a First Merchants share as a result of the exchange ratio will, upon surrender of all certificates representing Randolph County shares of common stock, promptly receive an amount of cash equal to the fraction of the average of the closing price of First Merchants common stock as reported on NASDAQ in the over-the-counter market for the five business days immediately preceding the effective date of the Merger.

     After the effective date of the Merger, stock certificates previously representing Randolph County common stock will represent only the right to receive shares of First Merchants common stock and cash for any fractional shares, or, in the case of dissenters, the right to receive cash. Prior to the surrender of Randolph County stock certificates for exchange subsequent to the effective date, the holders of such shares entitled to receive shares of First Merchants common stock and cash for fractional shares will not be entitled to receive payment of dividends or other distributions declared on such shares of First Merchants common stock. Upon exchange of such certificates, however, any accumulated dividends or other distributions previously declared and withheld on the shares of First Merchants common stock will be paid, without interest. On the effective date of the Merger, the stock transfer books of Randolph County will be closed and no transfer of shares of Randolph County common stock will thereafter be made. If, after the effective date, certificates representing shares of Randolph County common stock are presented for registration or transfer, they will be cancelled and exchanged for shares of common stock and/or cash, as applicable.

     Distribution of stock certificates representing shares of First Merchants common stock and cash payments for fractional shares will be made to each former shareholder of Randolph County within ten days of the shareholder's delivery, after the effective date of the Merger, of his or her certificates representing Randolph County common stock to First Merchants Bank, which will act as conversion agent in the Merger. Instructions as to delivery of stock certificates will be sent to each shareholder shortly after the effective date of the Merger.

RIGHTS OF DISSENTING SHAREHOLDERS

     The Indiana Business Corporation Law ("IBCL") provides shareholders of merging corporations with certain dissenters' rights. The dissenters' rights of Randolph County shareholders are set forth in Chapter 44 of the IBCL, a copy of which is attached to this Proxy Statement-Prospectus as Appendix B.
Shareholders will not be entitled to dissenters' rights absent strict compliance with the procedures of Indiana law.

     Chapter 44 of the IBCL provides that shareholders of Randolph County have the right to demand payment in cash for the fair value of their shares of Randolph County common stock immediately before the Merger becomes effective, excluding any appreciation or depreciation in value in anticipation of the Merger, unless a court determines that such exclusion would be inequitable. To claim this right, the shareholder must first:

          (a) deliver to Randolph County before the vote is taken, written notice of the shareholder's intent to demand payment in cash for the shareholder's shares if the Merger is effectuated, AND

          (b)  not vote in favor of the Merger in person or by proxy.

Dissenting shareholders may send their written notice to Max Gordon, Chairman, Randolph County Bancorp, 122 West Washington Street, Winchester, Indiana 47394.

     If the Merger is approved by the shareholders, First Merchants or Randolph County will send a notice of dissenters' rights to those shareholders satisfying the above conditions within 10 days after shareholder approval has occurred.
The notice will state the procedures the dissenting shareholder thereafter must follow to exercise dissenters' rights in accordance with Indiana law.

     A Randolph County shareholder who is sent such a notice must then
(a) demand payment for the shareholder's shares of Randolph County common stock,
(b) certify whether beneficial ownership of the Randolph County shares was acquired before the date set forth in such notice, and (c) deposit the shareholder's certificates representing shares of Randolph County common stock in accordance with the terms of such notice. A Randolph County shareholder who does not demand payment or deposit the shareholder's certificates representing shares of Randolph County common stock as required and within applicable time periods is considered to have voted the shareholder's shares of Randolph County common stock in favor of the Merger and is not entitled to receive payment for the shareholder's shares under Chapter 44 of the IBCL.

     A SHAREHOLDER WHO DOES NOT COMPLY WITH THE PRELIMINARY CONDITIONS DESCRIBED ABOVE WILL BE CONSIDERED NOT TO BE ENTITLED TO RIGHTS UNDER CHAPTER 44 OF THE IBCL. SHAREHOLDERS WHO EXECUTE AND RETURN THE ENCLOSED PROXY BUT DO NOT SPECIFY A CHOICE

ON THE MERGER PROPOSAL WILL BE DEEMED TO HAVE VOTED IN FAVOR OF THE MERGER AND ACCORDINGLY TO HAVE WAIVED THEIR DISSENTERS' RIGHTS, UNLESS THE SHAREHOLDER REVOKES THE PROXY PRIOR TO ITS BEING VOTED.

     Upon consummation of the Merger, First Merchants will pay each dissenting shareholder who has complied with all statutory requirements and Randolph County's notice, and who was the beneficial owner of Randolph County common stock prior to November 17, 1995 (the date the Merger proposal was first publicly announced), First Merchants' estimate of the fair value of the shares as of the time immediately prior to the Merger, excluding any appreciation in value in anticipation of the Merger. For those dissenters who became beneficial owners of shares on or after November 17, 1995, First Merchants may withhold payment of the fair value of the shares until the dissenter agrees to accept the amount in full satisfaction of the dissenter's demand or until First Merchants is otherwise directed by a court of competent jurisdiction.

     Dissenters who comply with certain procedures can object to the fair value established by First Merchants by stating their estimate of the fair value and demand payment of the additional amount claimed as fair value within thirty (30) days after First Merchants made or offered payment to the dissenter. First Merchants can elect to agree to the dissenter's fair value demand or can commence an action in the Randolph County Circuit or Superior Court for a judicial determination of the fair value. The Court may appoint appraisers to determine the fair value. The costs of the proceeding, including compensation and expenses of the appraisers, counsel for the parties and experts, will be assessed against all parties to the action in such amounts as the Court finds equitable. Each dissenter made a party to the action will be entitled to receive the amount, if any, by which the Court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by First Merchants.

     THE FOREGOING SUMMARY OF THE RIGHTS OF DISSENTING SHAREHOLDERS ADDRESSES ALL MATERIAL FEATURES OF THE APPLICABLE INDIANA DISSENTERS' RIGHTS STATUTE BUT DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE STATUTORY PROVISIONS ATTACHED HERETO AS APPENDIX B.

     A SHAREHOLDER'S FAILURE TO COMPLY WITH THE STATUTORY REQUIREMENTS FOR EXERCISING DISSENTERS' RIGHTS WILL RESULT IN A LOSS OF SUCH RIGHTS AND SHAREHOLDERS WHO MAY WISH TO EXERCISE DISSENTERS' RIGHTS SHOULD CONSIDER SEEKING LEGAL COUNSEL.

RESALE OF FIRST MERCHANTS COMMON STOCK BY RANDOLPH COUNTY AFFILIATES

     No restrictions on the sale or transfer of the shares of First Merchants common stock issued pursuant to the Merger will be imposed solely as a result of the Merger, other than restrictions on the transfer of such shares issued to any shareholder who may be deemed to be an "affiliate" of Randolph County for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"). Directors, executive officers and 10% shareholders are generally deemed to be affiliates for purposes of Rule 145.

     The Agreement provides that Randolph County will provide First Merchants with a list identifying each affiliate of Randolph County. The Agreement also requires that each Randolph County affiliate deliver to First Merchants, prior to the effective date of the Merger, a written agreement to the effect that such affiliate will not sell, pledge, transfer or otherwise dispose or reduce such affiliate's market risk with respect to the First Merchants common stock to be received by such affiliate (a) during the period 30 days prior to the effective date, (b) until such time as financial results covering at least 30 days of combined operations of Randolph County and First Merchants have been published within the meaning of Section 201.01 of the Securities and Exchange Commission's Codification of Financial Reporting Policies and (c) unless done pursuant to an effective registration statement under the Securities Act or pursuant to Rule 145 or another exemption from the registration requirements under the Securities Act. The certificates representing First Merchants common stock issued to Randolph County affiliates in the Merger may contain a legend indicating these resale restrictions.

     As this is a general statement of certain restrictions regarding the sale or transfer of the shares of First Merchants common stock to be issued in the Merger, those shareholders of Randolph County who may be affiliates of Randolph County should confer with their legal counsel regarding the resale restrictions that may apply to them.

CONDITIONS TO CONSUMMATION

     Consummation of the Merger is conditioned upon, among other things, the approval of the Agreement by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock of Randolph County as required under Indiana law; registration of the shares of First Merchants common stock with the Securities and Exchange Commission and the receipt of all state securities and blue sky approvals and authorizations required for the offer and sale of the shares of First Merchants common stock to Randolph County shareholders in accordance with the Agreement; the receipt of all regulatory approvals required for the Merger; the receipt of an opinion of counsel with respect to certain federal income tax matters; the receipt by First Merchants of a letter from its independent public accountants confirming its ability to account for the Merger as a pooling of interests; and the receipt by First Merchants of certain undertakings from affiliates of Randolph County. Further, consummation is conditioned upon the receipt by First Merchants and Randolph County of certain officers' certificates and legal opinions, the accuracy on the effective date of the Merger of representations and warranties contained in the Agreement and the fulfillment of certain covenants set forth in the Agreement. The conditions to consummation of the transaction, which are more fully enumerated in the Agreement, which is fully set forth as Appendix A to this Proxy Statement-Prospectus, are requirements not subject to unilateral waiver, and those conditions not mandated by law may be altered only by the written consent of the parties to the Agreement. See "PROPOSED MERGER -- Resale of First Merchants Common Stock by Randolph County Affiliates," "PROPOSED MERGER -- Regulatory Approvals" and "FEDERAL INCOME TAX CONSEQUENCES" and also Appendix A.

TERMINATION

     The Agreement may be terminated before the Merger becomes effective if either party makes a material misrepresentation in or materially breaches the Agreement; if consummation of the Merger is inadvisable due to the commencement or threat of material litigation or legal proceedings against one of the parties; if a material adverse change occurs in the consolidated financial condition or business of First Merchants or Randolph County since September 30, 1995; if the Merger will not constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended; if the Merger cannot be accounted for as a pooling of interests; if certain information provided pursuant to the Agreement by Randolph County to First Merchants prior to consummation of the Merger has had or may have a material adverse effect on the financial condition or business of Randolph County or the Bank; or if consummation of the Merger has not occurred by September 30, 1996. Upon termination for any of these reasons, the Agreement will be void and of no further force or effect.

RESTRICTIONS AFFECTING RANDOLPH COUNTY

     The Agreement contains certain restrictions regarding the conduct of business of Randolph County and the Bank pending consummation of the Merger. Among other items, neither Randolph County nor the Bank may, without the prior written consent of First Merchants, materially change its capital structure or declare or pay any dividends or make any other distribution to its shareholders, except for the payment by Randolph County of quarterly dividends on its shares of common stock of $1.50 per share in April of 1996 and $1.50 per share in July of 1996. Randolph County may not pay any such dividend with respect to the fiscal quarter in which the Merger becomes effective and in which Randolph County shareholders will become entitled to receive dividends on the shares of First Merchants common stock into which the shares of

Randolph County are to be converted. The Bank is permitted under the Agreement to pay dividends in the ordinary course of business.

REGULATORY APPROVALS

     The Merger is subject to the prior approval requirements of the Indiana Financial Institutions Act and the Bank Holding Company Act of 1956. Applications thereunder have been filed with the Indiana Department of Financial Institutions ("Indiana Department") and with the Board of Governors of the Federal Reserve System ("Federal Reserve"). In reviewing the Indiana Department application, the Indiana Department considers various factors including the managerial and financial resources of First Merchants, whether First Merchants' subsidiaries, First Merchants Bank, First United Bank and Pendleton Banking Company, have met, and propose to continue to meet, the credit needs of their communities, and whether the interests of depositors, creditors, and the public generally are jeopardized by the transaction. In reviewing the Federal Reserve application, the Federal Reserve takes into consideration various factors including the financial and managerial resources and future prospects of First Merchants and its subsidiaries, as well as the competitive effects of the acquisition and the convenience and needs of the community served by the Bank. The Federal Reserve may not approve a transaction if it finds that the effect of the transaction substantially lessens competition, tends to create a monopoly or results in a restraint of trade, unless the Federal Reserve finds that the anti-competitive effects of the proposed transaction are outweighed by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

     After approval of the Federal Reserve is received, the Merger cannot be consummated for 30 days, the first 20 days of which the United States Department of Justice has the authority to challenge the Merger on antitrust grounds.

     The approvals of the Indiana Department and the Federal Reserve are not to be interpreted as the opinion of those regulatory authorities that the Merger is favorable to the shareholders of Randolph County from a financial point of view or that those regulatory authorities have considered the adequacy of the terms of the Merger. The approvals in no way constitute an endorsement or a recommendation of the Merger by the Indiana Department or the Federal Reserve.

EFFECTIVE DATE OF THE MERGER

     The Merger will become effective in the month in which the last required approval to consummate the Merger is received or, if later, in which any applicable waiting period following an approval expires. First Merchants and Randolph County currently anticipate that the effective date of the Merger will occur during the ________________ quarter of 1996.

MANAGEMENT AFTER THE MERGER

     First Merchants will be the surviving corporation in the Merger and Randolph County's separate corporate existence will cease. Accordingly, the directors and officers of Randolph County will no longer serve in such capacities after the effective date of the Merger.

     The officers and directors of the Bank immediately prior to the Merger will continue to be the officers and directors of the Bank following the Merger subject to the provisions of the Bank's Articles of Incorporation and By-Laws.

     In accordance with the Agreement and in connection with the first annual meeting of the shareholders of First Merchants after the Merger, First Merchants shall cause all necessary corporate action to be taken to cause the current Chairman of the Board of the Bank, Michael Wickersham, to be nominated for election as a member of First Merchants' Board of Directors for a three (3)-year term.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes certain federal income tax aspects of the Merger. The discussion does not purport to cover all federal income tax consequences relating to the Merger and does not contain any information with respect to state, local or other tax laws.

     Assuming that (i) the Merger of Randolph County with and into First Merchants qualifies as a statutory merger under state law; (ii) the Merger constitutes a reorganization within the meaning of Section 368 (a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"); (iii) after the transaction, First Merchants, as successor of Randolph County, will hold substantially all of its assets; and (iv) in the transaction, the Randolph County shareholders will exchange an amount of stock constituting control of Randolph County for First Merchants common stock; the following is a summary of the federal income tax consequences which will result:

     (1) No gain or loss will be recognized by Randolph County shareholders who exchange all of their Randolph County common stock for First Merchants common stock pursuant to the Merger, except to the extent of any cash received in lieu of receipt of a fractional share of First Merchants common stock.

     (2) The basis of the First Merchants common stock received (including any fractional share interests deemed received) by Randolph County shareholders who exchange all of their Randolph County common stock for First Merchants common stock will be the same as the basis of the Randolph County common stock surrendered in exchange therefor.

     (3) The holding period of the First Merchants common stock received (including any fractional share interests deemed received) by Randolph County shareholders who exchange all of their Randolph County common stock for First Merchants common stock will include the period during which the Randolph County common stock was held, provided the Randolph County common stock was held as a capital asset on the date of the exchange.

     (4) Where a cash payment is received by a Randolph County shareholder in lieu of fractional shares of First Merchants common stock, the cash payment will be treated as a distribution in redemption of the fractional share interest by First Merchants, subject to the provisions and limitations of Section 302 of the Code. Where such exchange qualifies under Section 302(a) of the Code, such shareholder will recognize a capital gain or loss provided that the Randolph County common stock was held as a capital asset on the date of the Merger.

     (5) Any Randolph County shareholder who perfects dissenter's rights and receives solely cash in exchange for such shareholder's Randolph County common stock shall be treated as having received such cash as a distribution in redemption of the Randolph County common stock subject to the provisions and limitations of Section 302 of the Code. Where, as a result of such distribution, such Randolph County shareholder owns no First Merchants common stock, either directly or through the application of the constructive ownership rules of Section 318(a) of the Code, the redemption will be a complete termination of interest within the meaning of Section 302(b)(3) of the Code and the cash will be treated as a distribution in full payment and exchange for Randolph County common stock as provided in Section 302(a) of the Code. Gain or loss will be realized and recognized to such Randolph County shareholder in an amount equal to the difference between the redemption price and the adjusted basis of the Randolph County common stock surrendered in exchange therefor.

     (6) No gain or loss will be recognized by Randolph County or First Merchants in connection with the transaction.

     (7) The basis of the assets of Randolph County acquired by First Merchants in the Merger will be the same as the basis of such assets in the hands of Randolph County immediately prior to the Merger.

     Receipt of an opinion of tax counsel (the "Tax Opinion") with respect to the above is a condition precedent to consummation of the Merger. The Tax Opinion will be based upon representations made by the managements of First Merchants and Randolph County.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS BASED UPON THE CODE, TREASURY REGULATIONS, CASE LAW AND INTERNAL REVENUE SERVICE RULINGS AS IN EFFECT ON THE DATE HEREOF WITHOUT CONSIDERATION OF THE FACTS AND CIRCUMSTANCES OF ANY PARTICULAR SITUATION OF ANY RANDOLPH COUNTY SHAREHOLDER. THIS DISCUSSION ASSUMES THAT RANDOLPH COUNTY SHAREHOLDERS HOLD THEIR RANDOLPH COUNTY COMMON STOCK AS CAPITAL ASSETS WITHIN THE MEANING OF SECTION 1221 OF THE CODE. SPECIAL TAX CONSIDERATIONS NOT DISCUSSED HEREIN MAY BE APPLICABLE TO PARTICULAR CLASSES OF TAXPAYERS, SUCH AS BROKER-DEALERS, OR TO ANY SHAREHOLDER WHO ACQUIRED RANDOLPH COUNTY COMMON STOCK THROUGH THE EXERCISE OF ANY EMPLOYEE STOCK OPTION OR OTHERWISE AS COMPENSATION. EACH SHAREHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM OR HER, INCLUDING THE APPLICATION AND EFFECT OF EXISTING AND PROPOSED FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

                           COMPARATIVE PER SHARE DATA

NATURE OF TRADING MARKET

     Shares of First Merchants common stock are traded in the over-the-counter market and share prices are reported by the NASDAQ National Market System under the symbol FRME. On November 16, 1995, the business day immediately preceding the public announcement of the Merger, the closing price of First Merchants common stock reported by the NASDAQ National Market System was $26.00 per share. On _________ ___, 1996, the closing price of First Merchants common stock reported by the NASDAQ National Market System was $_______ per share. The following table sets forth, for the periods indicated, the high and low closing prices per share of First Merchants common stock as reported by the NASDAQ National Market System. Prices reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.
All prices have been adjusted to give effect to stock dividends and stock splits.


              1994                     HIGH                           LOW
              ----                     ----                           ---
First Quarter                         $20.33                        $19.00

Second Quarter                         19.67                         18.67

Third Quarter                          22.50                         19.00

Fourth Quarter                         22.33                         20.33

              1995
              ----

First Quarter                          22.17                         20.83

Second Quarter                         23.50                         21.33

Third Quarter                          26.50                         22.67

Fourth Quarter                         26.75                         25.75

              1996
              ----
First Quarter                          27.50                         25.00

Second Quarter
   (through ______  ___, 1996)


     There is no established public trading market for shares of Randolph County common stock. Most trades are isolated and occur after private negotiations, with the result that management of Randolph County is not directly informed of trades or prices. The best information available to Randolph County management indicates that in 1994, 1995 and 1996, the following number of shares of Randolph County common stock were traded in the number of transactions and for prices to be within the ranges set forth below:

                                              Number of                                                    Sales Price
                                              Shares                         Number of                     -----------
             Year                             Traded                       Transactions             High                Low
             ----                             ------                       ------------             ----                ---
1994                                            57                              1                 $300.00             $300.00

1995                                            62                              2                  320.00              312.00

1996
  (through _________ ___, 1996)                  0                              0                   ----                ----


          Management of Randolph County has not verified the accuracy of the above prices. Further, the prices may not be a reliable indicator of the price at which more than a limited number of shares of Randolph County common stock would trade and there may have been additional shares of Randolph County common stock traded at higher or lower prices of which Randolph County management is unaware. The last trade of Randolph County common stock, of which Randolph County management is aware, occurred on or about November 14, 1995 and involved the sale of 12 shares at a price which, to the best of Randolph County management's knowledge, was approximately $320.00 per share.

     As of March 31, 1996, there were approximately 1,127 holders of First Merchants common stock and approximately 71 holders of Randolph County common stock, not including individual participants in security position listings.

DIVIDENDS

     The following table sets forth the per share cash dividends declared on shares of First Merchants common stock and Randolph County common stock since January 1, 1994. All dividends have been adjusted to give effect to stock dividends and stock splits.


                            First Merchants          Randolph County
     1994                  Common Stock (1)           Common Stock
     ----                  ----------------          ---------------
First Quarter                    $0.17                    $0.00

Second Quarter                    0.17                     3.00

Third Quarter                     0.19                     0.00

Fourth Quarter                    0.19                     7.00

     1995
     ----
First Quarter                     0.19                     0.00

Second Quarter                    0.19                     3.00

Third Quarter                     0.20                     0.00

Fourth Quarter                    0.20                     7.00

     1996
     ----
First Quarter                     0.20                     0.00

Second Quarter                                             1.50
(through _______ __, 1996)


(1) There can be no assurance as to the amount of future dividends that may be declared or paid on shares of First Merchants common stock since dividend policies are subject to the discretion of the Board of Directors of First Merchants, general business conditions and dividends paid to First Merchants by its affiliate banks. For certain restrictions on the payment of dividends on shares of First Merchants common stock, see "COMPARISON OF COMMON STOCK--Dividend Rights."

(2) During 1994 and 1995, Randolph County has declared and paid dividends on a semiannual basis. In accordance with the Agreement, Randolph County is permitted to pay dividends on its common stock of $1.50 per share in April, 1996 and $1.50 in July, 1996, provided that Randolph County may not pay any such dividend during the fiscal quarter in which the Merger becomes effective and in which Randolph County shareholders become entitled to receive dividends on the shares of First Merchants common stock into which their shares of Randolph County common stock are to be converted.

EXISTING AND PRO FORMA PER SHARE INFORMATION

     The following table sets forth certain historical, pro forma and equivalent per share information, giving effect to the Merger and to the pending merger with Union National Bancorp ("Union National"). The data is based on historical financial statements and the pro forma financial information included herein.

                                   As Reported
                                   -----------

First Merchants                                              Book Value At
- ---------------               Net Income (5) Cash Dividends   Period End
                              -------------- --------------  -------------
Year Ended December 31,

     1995                          $1.95          $0.77         $15.92

     1994                           1.80           0.71          14.07

     1993                           1.65           0.63          13.53

Randolph County
- ---------------

Year Ended December 31,

     1995                          24.20          10.00         317.66

     1994                          29.10          10.00         302.06

     1993                          37.68          11.50         282.97



                                 Net Income (5)
                                 --------------
                      FIRST          RANDOLPH          FIRST         RANDOLPH
                    MERCHANTS         COUNTY         MERCHANTS        COUNTY
                  Pro Forma (1)    Equivalent (1)   Pro Forma (2)  Equivalent (2)
 Year Ended
 December 31

    1995               $1.87           $38.39           $1.84          $37.78

    1994                1.76            36.13            1.72           35.31

    1993                1.67            34.29            1.64           33.67



                                 Cash Dividends
                                 --------------
                      FIRST          RANDOLPH          FIRST         RANDOLPH
                    MERCHANTS         COUNTY         MERCHANTS        COUNTY
                  Pro Forma (1)    Equivalent (1)   Pro Forma (2)  Equivalent (2)
 Year Ended
 December 31

    1995                $.77           $15.81            $.77          $15.81

    1994                 .71            14.58             .71           14.58

    1993                 .63            12.93             .63           12.93


                                   Book Value
                                   ----------

                      FIRST          RANDOLPH          FIRST         RANDOLPH
                    MERCHANTS         COUNTY         MERCHANTS        COUNTY
                  Pro Forma (1)    Equivalent (1)   Pro Forma (2)  Equivalent (2)
As of December
   31, 1995          $15.88           $326.02         $16.00          $328.48



                                    Market Value of Common Stock
                                    ----------------------------
                                       FIRST         RANDOLPH        RANDOLPH
                                     MERCHANTS        COUNTY          COUNTY
                                                  Historical (4)    Equivalent
November 16, 1995 (3)                 $26.00          $317.66         $533.78

(1) Considers the pending merger with Randolph County. See "PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION."

(2) Considers the pending merger with Randolph County, as well as the pending merger with Union National. See "PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION."

(3) Represents the last business day prior to the public announcement of the proposed merger with Randolph County.

(4) Based upon the per share book value of Randolph County common stock as of December 31, 1995.

(5) Net income excludes the cumulative effect of change in accounting for income taxes.

               PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed balance sheet as of December 31, 1995, and the pro forma combined condensed statements of income for each of the years in the three-year period ended December 31, 1995, give effect to the Merger based on the historical consolidated financial statements of First Merchants and its subsidiaries and the historical consolidated financial statements of Randolph County and its subsidiary under the assumptions and adjustments set forth in the accompanying notes to the pro forma financial statements.

The pro forma financial statements have been prepared by the managements of First Merchants and Randolph County based upon their respective financial statements. These pro forma statements, which include results of operations as if the Merger had been consummated at the beginning of each period presented, may not be indicative of the results that actually would have occurred if the Merger had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of First Merchants and Randolph County incorporated by reference herein.

The following pro forma combined condensed balance sheet and condensed statements of income include:

      (a) First Merchant's historical consolidated financial information.

      (b) Randolph County's historical consolidated financial information.

      (c) The combined statements of First Merchants and Randolph County, which have been designated herein as "First Merchants/Randolph County Pro Forma Combined."

      (d) Union National's historical consolidated financial information, which has been designated herein as "Union National." First Merchants has entered into a definitive agreement, dated January 24, 1996 to acquire, for shares of First Merchants common stock, all of the issued and outstanding common stock of Union National. The proposed transaction would be accounted for as a pooling of interests; accordingly, historical financial data for Union National is included for all periods presented. There can be no assurance at this stage of the process that the transaction will be completed. See "DESCRIPTION OF FIRST MERCHANTS --Acquisition Policy and Pending Transactions."

      (e) The combined statements of First Merchants, Randolph County and Union National which have been designated herein as "Pro Forma Combined."

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                December 31, 1995
                                   (Unaudited)
                                 (In Thousands)

                                      (1)              (b)                         (c)            (d)                        (e)
                                                                 Pro Forma    First Merchants               Pro Forma
                                                                Adjustments  Randolph County/              Adjustments
                                      First         Randolph     Increase        Pro Forma       Union      Increase     Pro Forma
                                      Merchants      County     (Decrease)       Combined      National    (Decrease)    Combined
                                   -------------------------------------------------------------------------------------------------
Assets:
   Cash and due from banks            $ 31,432      $  4,080                   $  35,512      $  3,461                   $  38,973
   Federal funds sold                   37,500         1,400                      38,900                                    38,900
   Interest-bearing deposits               155           104                         259                                       259
   Investment securities:
     Available for sale                143,120        22,029                     165,149        60,789                     225,938
     Held to maturity                   58,214                                    58,214         2,464                      60,678
                                   -------------------------------------------------------------------------------------------------
      Total investment securities      201,334        22,029                     223,363        63,253                     286,616
   Mortgage loans held for sale
                                           736                                       736                                       736
   Loans                               418,994        43,494                     462,488        89,850                     552,338
     Allowance for loan losses        (  4,957)      (   594)                   (  5,551)      ( 1,144)                   (  6,695)
                                   -------------------------------------------------------------------------------------------------
     Net loans                         414,037        42,900                     456,937        88,706                     545,643
   Premises and equipment               10,476         1,331                      11,807         3,207                      14,834
   Goodwill                              1,845                                     1,845                                     1,845
   Other assets                         10,344         1,375                      11,719         2,631                      14,350
                                   -------------------------------------------------------------------------------------------------
       Total Assets                  $ 707,859      $ 73,219                   $ 781,078      $161,078                   $ 942,156
                                   -------------------------------------------------------------------------------------------------
                                   -------------------------------------------------------------------------------------------------
Liabilities:
   Deposits                          $ 588,156        63,441                   $ 651,597      $132,339                   $ 783,936
   Repurchase agreements                27,293                                    27,293         1,594                      28,887
   Other short-term borrowings           6,682                                     6,682         1,808                       8,490
   Federal Home Loan Bank advances       1,000                                     1,000         8,000                       9,000
   Other liabilities                     4,255         1,025                       5,280         1,596                       6,876
                                   -------------------------------------------------------------------------------------------------
       Total Liabilities               627,386        64,466                     691,852       145,337                   $ 837,189
                                   -------------------------------------------------------------------------------------------------
Stockholders' equity:
   Common stock                            632         2,756     (  2,686)(1)        702           970      ( 852) (2)         820
   Additional paid - in capital         15,852           709        2,686 (1)     19,247         1,957        852  (2)      22,056
   Retained earnings                    62,836         5,250                      68,086        12,119                      80,205
   Net unrealized gain on
    securities available for sale        1,153            38                       1,191           695                       1,886
                                   -------------------------------------------------------------------------------------------------
       Total Stockholders' Equity       80,473         8,753                      89,226        15,741                     104,967
                                   -------------------------------------------------------------------------------------------------
       Total Liabilities and
        Stockholders' Equity          $707,859      $ 73,219                   $ 781,078      $161,078                   $ 942,156
                                   -------------------------------------------------------------------------------------------------
                                   -------------------------------------------------------------------------------------------------

   See notes to pro forma consolidated balance sheet

         NOTES TO PRO FORMA COMBINED CONDENSED BALANCE SHEET (Unaudited)

  The following pro forma adjustments are necessary to record the Merger and pending merger.

[1] To reflect exchange of shares of Randolph County common stock for shares of First Merchants common stock, retaining the historical cost basis of assets, liabilities and equity through the treatment as a pooling of interest. A total of 565,704 shares of First Merchants common stock will be issued at the exchange ratio of 20.53 shares of First Merchants common stock for each of the 27,555 issued and outstanding shares of Randolph County common stock as of December 31, 1995, resulting in a transfer from common stock to additional paid-in capital of $2,686,000 to reflect the decrease in the aggregate par value of the issued and outstanding shares of First Merchants common stock relative to the aggregate par value of the currently outstanding shares of Randolph County common stock.

     Common stock                  $ (2,686)
     Additional paid-in capital    $  2,686

[2] To reflect exchange of shares of Union National common stock for shares of First Merchants common stock, retaining the historical cost basis of assets, liabilities and equity through the treatment as a pooling of interest. A total of 942,685 shares of First Merchants common stock will be issued at the exchange ratio of 4.86 shares of First Merchants common stock for each of the 193,968 issued and outstanding shares of Union National common stock as of December 31, 1995, resulting in a transfer from common stock to additional paid-in capital of $852,000 to reflect the decrease in the aggregate par value of the issued and outstanding shares of First Merchants common stock relative to the aggregate par value of the currently outstanding shares of Union National common stock.

     Common stock                  $ (852)
     Additional paid-in capital    $  852

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                          Year Ended December 31, 1995
                                   (Unaudited)
                 (In thousands, except share and per share data)

                                      (a)              (b)                         (c)            (d)                        (e)
                                                                                   First
                                                                                Merchants/
                                                                 Pro Forma       Randolph                   Pro Forma
                                                                Adjustments       County                   Adjustments
                                      First         Randolph     Increase        Pro Forma       Union      Increase     Pro Forma
                                      Merchants      County     (Decrease)       Combined      National    (Decrease)    Combined
                                   -------------------------------------------------------------------------------------------------
Interest income                       $   49,964    $    5,152                 $   55,116     $   11,332                 $   66,448
Interest expense                          22,083         2,498                     24,501          6,770                     31,351
                                   -------------------------------------------------------------------------------------------------
Net interest income                       27,881         2,654                     30,535          4,562                     35,097
Provision for loan losses                    640           408                      1,048            340                      1,388
                                   -------------------------------------------------------------------------------------------------
Net interest income after
provision for loan losses                 27,881         2,246                     29,487          4,222                     33,709

Total other income                         6,907           223                      7,130            463                      7,593
Total other expenses                      18,842         1,535                     20,377          2,617                     22,994
                                   -------------------------------------------------------------------------------------------------
Income before income taxes                15,306           934                     16,240          2,068                     18,308

Income taxes                               5,448           267                      5,715            545                      6,260
                                   -------------------------------------------------------------------------------------------------
Net income                            $    9,858    $      667                 $   10,525      $   1,523                 $   12,048
                                   -------------------------------------------------------------------------------------------------
                                   -------------------------------------------------------------------------------------------------
Net income per common share           $     1.95                               $     1.87                                $     1.84

Average Shares Outstanding            $5,055,169                               $5,621,078                                $6,564,214

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                          Year Ended December 31, 1994
                                   (Unaudited)
                 (In thousands, except share and per share data)

                                       (a)           (b)                        (c)            (d)                         (e)
                                                               Pro Forma       First                     Pro Forma
                                                              Adjustments    Merchants/                 Adjustments
                                      First        Randolph     Increase      Randolph        Union       Increase      Pro Forma
                                    Merchants       County     (Decrease)      County        National    (Decrease)      Combined
                                                                             Pro Forma
                                                                              Combined
                                --------------------------------------------------------------------------------------------------
Interest income                    $   43,114      $   4,968                 $   48,082     $    9,684                  $   57,766
Interest expense                       16,131          2,370                     18,501          5,327                      23,828
                                --------------------------------------------------------------------------------------------------
  Net interest income                  26,963          2,598                     29,581          4,357                      33,938

Provision for loan losses                 762            120                        902            300                       1,202
                                --------------------------------------------------------------------------------------------------
Net interest income after
provision for loan losses              26,201          2,476                     28,679          4,057                      32,736

Total other income                      6,298            241                      6,539            379                       6,918
Total other expenses                   18,434          1,614                     20,048          2,584                      22,632
                                --------------------------------------------------------------------------------------------------
Income before income taxes             14,065          1,105                     15,170          1,852                      17,022

Income taxes                            4,907            303                      5,210            449                       5,659
                                --------------------------------------------------------------------------------------------------
Net income                         $    9,158        $   802                 $    9,960     $    1,403                  $   11,363
                                --------------------------------------------------------------------------------------------------
                                --------------------------------------------------------------------------------------------------
Net income per common share        $     1.80                                $     1.76                                 $     1.72

Average Shares Outstanding          5,077,307                                 5,643,257                                  6,587,564

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                          Year Ended December 31, 1993
                                   (Unaudited)
                 (In thousands, except share and per share data)

                                            (a)         (b)                          (c)          (d)                         (e)
                                                                 Pro Forma    First Merchants/              Pro Forma
                                                                Adjustments   Randolph County              Adjustments
                                           First      Randolph   Increase        Pro Forma      Union       Increase     Pro Forma
                                         Merchants     County   (Decrease)        Combined     National    (Decrease)    Combined
                                   -------------------------------------------------------------------------------------------------
Interest income                       $    42,006   $   5,210                  $    47,216    $   9,365                  $   56,581
Interest expense                           16,498       2,536                       19,034        5,022                      24,056
                                   -------------------------------------------------------------------------------------------------
   Net interest income                     25,508       2,674                       28,182        4,343                      32,525

Provision for loan losses                   1,014         240                        1,254          400                       1,654
                                   -------------------------------------------------------------------------------------------------
Net interest income after
provision for loan losses                  24,494       2,434                       26,928        3,943                      30,871

Total other income                          6,589         418                        7,007          343                       7,350
Total other expenses                       18,215       1,403                       19,618        2,490                      22,108
                                   -------------------------------------------------------------------------------------------------
Income before income taxes                 12,868       1,449                       14,317        1,796                      16,113

Income taxes                                4,396         410                        4,806          444                       5,250
                                   -------------------------------------------------------------------------------------------------
Net income(1)                          $    8,472   $   1,039                   $    9,511    $   1,352                  $   10,863
                                   -------------------------------------------------------------------------------------------------
                                   -------------------------------------------------------------------------------------------------
Net income per common share            $     1.65                               $     1.67                               $     1.64

Average Shares Outstanding              5,124,626                                5,690,576                                6,634,145


(1) Net income excludes the cumulative effect of change in accounting for income taxes.

           SUMMARY OF PRO FORMA COMBINED SELECTED FINANCIAL DATA  (1)

                                           Twelve Months Ended December 31,
                                ------------------------------------------------
                                           1995           1994           1993
                                ------------------------------------------------
                                (Dollars in Thousands, Except Per Share Amounts)
RESULTS OF OPERATIONS

     Interest Income                   $   66,448     $   57,766     $   56,581

     Interest Expense                      31,351         23,828         24,056

     Net Interest Income                   35,097         33,938         32,525

     Provision for Loan Losses              1,388          1,202          1,654

     Net Interest Income After
     Provision for Loan Losses             33,709         32,736         30,871

     Total Other Income                     7,593          6,918          7,350

     Total Other Expenses                  22,994         22,632         22,108

     Net Income (2)                        12,048         11,363         10,863

PER SHARE DATA (3)

     Net Income (2)                          1.84           1.72           1.64

     Cash Dividends Paid                      .77            .71            .63

     December 31 Book Value                 16.00          12.68          12.14

YEAR-END BALANCES

     Total Assets                         942,156        868,153        842,681
     Total Loans                          553,074        528,641        495,703
     Total Deposits                       783,936        720,009        688,644
     Total Federal Home Loan Bank
     Advances                               9,000          8,000          6,000
     Total Stockholders' Equity           104,967         92,754         89,257


                                           Twelve Months Ended December 31,
                                ------------------------------------------------
                                           1995           1994           1993
                                ------------------------------------------------
                                (Dollars in Thousands, Except Per Share Amounts)
FINANCIAL RATIOS

  Return on Average Assets                   1.35%          1.33%          1.30%

  Return on Average
   Stockholders' Equity                     12.17          12.42          12.59

  Average Earning Assets to
  Average Total Assets                      94.86          94.46          94.27

  Allowance for Loan Losses
  as % of Total Loans                        1.21           1.25           1.30

  Average Stockholders'
  Equity to Average Assets                  11.11          10.72          10.36

  Tax Equivalent Yield on
  Earning Assets                             8.09           7.41           7.46

  Cost of Supporting Liabilities             3.71           2.95           3.06

  Net Interest Margin on Earning
  Assets                                     4.38           4.46           4.40



(1) The pro forma information set forth in this table gives effect to one additional separate transaction, the acquisition of Union National, that is presently pending and which is expected to be accounted for under the pooling of interest method (see "DESCRIPTION OF FIRST MERCHANTS -- Acquisition Policy and Pending Transactions.")

(2) Net income excludes the cumulative effect of the change in accounting for income taxes.

(3) Per share amounts have been adjusted to give retroactive effect to First Merchants' three-for-two stock splits on October, 1995 and January, 1993.

                         DESCRIPTION OF FIRST MERCHANTS

BUSINESS

     First Merchants was incorporated under Indiana law on September 20, 1982 as the bank holding company for First Merchants Bank, a national banking association incorporated on February 6, 1893. On November 30, 1988, First Merchants acquired Pendleton Banking Company ("Pendleton"), a state chartered commercial bank organized in 1872. On July 31, 1991, First Merchants acquired First United Bank ("First United"), a state charted commercial bank organized in 1882.

     First Merchants is headquartered in Muncie, Indiana and is presently conducting commercial banking business through the 21 offices of its three bank subsidiaries. These commercial banking activities include accepting demand, savings and time deposits; making agricultural, commercial, industrial, consumer and real estate loans; installment credit lending; collections; safe deposit operations; performing fiduciary and trust services; and providing other services relating to the general banking business.

     First Merchants bank subsidiaries make and service both secured and unsecured loans to individuals, firms and corporations. Their installment loan departments make direct loans to individuals and purchase installment obligations from retailers without recourse. In addition, First Merchants' subsidiaries make a variety of residential, industrial, commercial and agricultural loans.

ACQUISITION POLICY AND PENDING TRANSACTIONS

     First Merchants anticipates that it will continue its policy of geographic expansion through consideration of acquisitions of additional financial institutions. Management of First Merchants periodically engages in reviewing and analyzing potential acquisitions. As of the date of this Proxy Statement-Prospectus, First Merchants is a party to a definitive agreement to merge with Union National and thereby acquire its wholly-owned subsidiary, The Union County National Bank of Liberty. Union National's principal executive offices are located in Liberty, Indiana.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     Additional information concerning First Merchants is included in the First Merchants' documents incorporated by reference in this Proxy Statement-Prospectus. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                         DESCRIPTION OF RANDOLPH COUNTY


BUSINESS

     Randolph County is an Indiana corporation which was incorporated in 1984 and which is a registered bank holding company owning all of the issued and outstanding common stock of the Bank. Randolph County's principal office is located in Winchester, Indiana and its business consists primarily of the ownership, supervision and control of the Bank. The common stock of the Bank is Randolph County's principal asset and dividends paid by the Bank are Randolph County's principal source of income.

     The Bank is an Indiana-chartered bank which was originally organized in 1865 and which has been in continuous operation since that date. The Bank provides various commercial and consumer banking services to the Winchester, Indiana community and surrounding area. These services include accepting demand, savings and time deposits; making commercial, consumer and real estate loans; administering trusts and estates; and providing other services relating to the general banking business, such as, for example, safe deposit facilities.

PROPERTIES

     Randolph County owns no real or personal property of a material nature.
The main office of Randolph County and the Bank is located at 122 West Washington Street, Winchester, Indiana. Such office is owned by the Bank and is not subject to any significant encumbrances.

LITIGATION

     There is no pending litigation of a material nature in which Randolph County or the Bank is a party or in which any of their respective property is subject, other than ordinary routine litigation incidental to the normal business of Randolph County or the Bank. Further, except as set forth below, there is no material legal proceeding in which any director, executive officer, principal shareholder or associate of any such director, executive officer, principal shareholder or affiliate is a party or has a material interest adverse to Randolph County or the Bank. None of the ordinary routine litigation in which Randolph County or the Bank is involved is expected to have a material adverse impact upon the financial condition or results of operation of Randolph County or the Bank.

     Stanley R. Hendrickson is the President and a director of Randolph County and the Bank. On July 15, 1993, in the United States District Court for the Southern District of Indiana, Mr. Hendrickson plead guilty under a March 24, 1993 indictment and was found guilty of knowingly failing to make a return to the Internal Revenue Service regarding receipt of cash in amounts in excess of $10,000 as required by 26 U.S.C. Section 6050I, in violation of 21 U.S.C.
Section 7203. As a result of the foregoing, the Federal Deposit Insurance Corporation ("FDIC") filed on April 25, 1994 a Notice of Intention to Remove From Office and to Prohibit From Further Participation against Mr. Hendrickson (Cause No. FDIC-94-28e). The proceeding was instituted to determine whether an appropriate order should be issued against Mr. Hendrickson removing him as an officer, director and/or institution-affiliated party of the Bank and prohibiting him from further participation in the conduct of the affairs of the Bank and any other insured depository institution without the prior written approval of the FDIC and such other appropriate federal financial institutions regulatory agency. The proceeding was dismissed by the FDIC on March 22, 1996.

EMPLOYEES

     As of March 31, 1996, the Bank had 26 full-time equivalent employees to whom it provides a variety of benefits. Management of the Bank considers its relations with its employees to be good. As of the same date, Randolph County had 2 employees, both of whom are executive officers of both Randolph County and the Bank and neither of whom is separately compensated by Randolph County for his services to Randolph County.

MANAGEMENT

     The following table contains certain information about each director and executive officer of Randolph County as of the date of this Proxy
Statement-Prospectus:

     DIRECTORS:


                               PRINCIPAL OCCUPATION FOR   SERVED AS DIRECTOR
NAME                     AGE   THE LAST FIVE YEARS        CONTINUOUSLY SINCE (1)
- ----                     ---   -------------------        ----------------------

James S. Fitzmaurice      78   Retired Businessman             1984 (1975)

Max Gordon                78   Retired Farmer                  1984 (1973)

Stanley R. Hendrickson    57   President of Randolph           1992 (1992)
                               County and Bank since
                               1992.  Prior thereto,
                               Comptroller of Silver
                               Towne, Inc.

Richard K. Peterson       68   Retired Banker                  1993 (1993)(2)

William H. Ward           65   Associate of Matchett &         1993 (1993)
                               Ward Insurance Agency

Michael D. Wickersham     43   President & Director of         1988 (1988)
                               Wick's Pies, Inc.

(1) Years in parenthesis relate to service as a director of the Bank. All of Randolph County's directors are also directors of the Bank.

(2) Mr. Peterson also served as a director of the Bank from 1960 through 1992 and Randolph County from 1984 through 1992.


     EXECUTIVE OFFICERS:


NAME                         AGE        OFFICE AND BUSINESS EXPERIENCE
- ----                         ---        ------------------------------

Max Gordon                    78        Chairman of the Board of Randolph
                                        County, Vice President of Bank and
                                        Retired Farmer

Stanley R. Hendrickson        57        President of Randolph County and Bank
                                        since 1993 and Comptroller of Silver
                                        Towne, Inc. prior to that time

Alvin P. Peters               53        Vice President and Cashier of Bank

Brian A. Edwards              44        Vice President of Bank

Douglas E. Fields             50        Vice President-Mortgage Loans of Bank

Linda D. Brown                45        Vice President and Trust Officer of Bank

Rick D. Tudor                 37        Vice President - Installment Loans of
                                        Bank


     All of Randolph County's directors and executive officers hold office for a term of one year or until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the directors or executive officers and any other persons according to which any of Randolph County's or the Bank's directors or executive officers have been selected for their respective positions.

     In accordance with the Agreement and in connection with the first annual meeting of the shareholders of First Merchants after the Merger, First Merchants shall cause all necessary corporate action to be taken to cause the current Chairman of the Board of Bank, Michael D. Wickersham, to be nominated for election as a member of First Merchants Board of Directors for a three-year term. See "PROPOSED MERGER -- Management After the Merger" and "DESCRIPTION OF FIRST MERCHANTS -- Management."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following is a summary of the amount and percent of Randolph County's common stock beneficially owned on March 31, 1996 by each beneficial owner of more than five percent of Randolph County's common stock, by each director of Randolph County, by each executive officer of Randolph County, and by all directors and executive officers as a group. Unless otherwise noted, the beneficial owner has sole voting and investment power.


                                    AMOUNT AND NATURE OF
BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP (1)   PERCENT OF CLASS
- ----------------                    ------------------------   ----------------

James S. Fitzmaurice                         228(2)                  *

Max Gordon                                   285(3)                  1.03%

Stanley R. Hendrickson                       330(4)                  1.20%

Richard K. Peterson                          600                     2.18%

William H. Ward                            5,820(5)                 21.12%

Michael D. Wickersham                         30                     *

Linda D. Brown                               100                     *

Brian A. Edwards                             173                     *

Douglas E. Fields                             20                     *

Alvin P. Peters                               40                     *

Richard D. Tudor                               5(6)                  *

Juanita I. Chenowith                       3,000                    10.89%
R.R. #4
Union City, Indiana

Edward G. Dunn                             1,650                     5.99%
7701 Spring Mill Road
Indianapolis, Indiana

MCCRAB & Co, Nations Bank                  1,920                     6.97%
Box 832246
Dallas, Texas

Trussal & Co., NBD Bank, N.A.              2,350                     8.53%
Box 77975
Detroit, Michigan 48277

Estate of Robert M. Ward, Deceased         5,760                    20.90%
c/o William H. Ward,
Personal Representative
251 E. South
Winchester, Indiana

                                    AMOUNT AND NATURE OF
BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP (1)   PERCENT OF CLASS
- ----------------                    ------------------------   ----------------

Directors and Executive                    7,631                    27.69%
Officers as a Group
(11 Individuals)

(1) The information contained in this column is based upon information furnished to Randolph County by the persons and entities named above and shareholder records of Randolph County.

(2)  Includes 218 shares held jointly with his spouse, Mary Fitzmaurice.

(3) Includes 105 shares held by his spouse, Eva Marie Gordon, in which he disclaims any beneficial interest.

(4)  Includes 200 shares held jointly with his spouse, Gretchen Hendrickson.

(5) Includes 5760 shares held in the estate of Robert M. Ward, deceased, in which William H. Ward is personal representative.

(6)  Includes 5 shares held jointly with his spouse, Kimberly Tudor.

*    Percentage beneficially owned is less than 1% of the outstanding shares.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain directors and executive officers of Randolph County and the Bank and their associates are customers of and have had transactions with Randolph County or the Bank from time to time in the ordinary course of business.
Similar transactions may be expected to take place in the ordinary course of business in the future. All loans included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.



              RANDOLPH COUNTY MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     The following discussion and analysis reviews the consolidated operating results and financial condition of Randolph County and its subsidiary, the Bank. This discussion should be read in conjunction with the consolidated financial statements, notes thereto and other financial information presented herein.

OVERVIEW AND PER SHARE INCOME

     Net income for 1995 was $667,000, or 16.8% less than the $802,000 earned in 1994, which had decreased from 1993 net income of $1,072,000 by 25.2%. Net income per share was $24.20 for 1995, a decrease of 16.8%, compared to $29.10 for 1994, which had decreased from $38.89, or 25.2% from 1993. The primary reason for the decrease in net income in 1995 compared to 1994 was the increase in the provision for loan losses to $408,000 in 1995 from $120,000 in 1994. Net income in 1994 decreased compared to 1993 due to a decline in the net interest margin and a $220,000 gain in 1993 on an investment security which was written down in 1992.

     Return on average assets was .92% in 1995 compared with 1.02% in 1994 and 1.40% in 1993. Return on average stockholders' equity was 7.72%, 9.81% and 14.48% for 1995, 1994 and 1993.

ANALYSIS OF INCOME STATEMENT

NET INTEREST INCOME

     Net interest income is Randolph County's largest component of income and represents the difference between interest and fees earned on loans, investments and other earning assets and the interest paid on interest bearing liabilities. The net interest margin is a percent computed by dividing net interest income on a fully taxable equivalent basis by average earning assets and represents a measure of basic earnings on interest bearing assets held by Randolph County. The net interest margin was 4.1% in 1995 compared to 3.8% in 1994 and 4.0% in 1993.

NET INTEREST INCOME AND NET INTEREST MARGIN

                                       1995                1994                1993
                                ---------------------------------------------------------
                                  Amount   Rate       Amount   Rate       Amount   Rate
                                ---------------------------------------------------------
                                                      (in thousands)
     Total interest income        $5,314    7.8%      $5,180    6.9%      $5,487    7.3%
     Total interest expense        2,498    3.6        2,371    3.1        2,536    3.5
                                ---------------------------------------------------------

     Net interest                 $2,816    4.1%      $2,809    3.8%      $2,951    4.0%
     income/margin
                                ---------------------------------------------------------
                                ---------------------------------------------------------

Note:  Presented on a fully taxable equivalent basis.

     Net interest income of $2,816,000 in 1995 increased over the $2,809,000 recorded in 1994. In 1994, net interest income decreased slightly from the $2,951,000 recorded in 1993. The amount of net interest income is affected by changes in the volume and mix of earning assets and interest bearing liabilities, and the interest rates on these assets and liabilities. An analysis of how volume and rate changes have affected net interest income since 1993 is presented below.

ANALYSIS OF CHANGES IN NET INTEREST INCOME

                                       1995 over 1994                  1994 over 1993
                                ------------------------------------------------------------
                                  Volume     Rate    Total        Volume     Rate    Total
                                ------------------------------------------------------------
                                                       (in thousands)
     Interest earning assets       $(416)   $ 303    $(113)        $(166)   $(241)   $(407)
     Interest bearing
     liabilities                    (207)     334      127            49      214     (165)
                                ------------------------------------------------------------

     Change in net interest
     income                        $(209)   $( 31)   $(240)        $(215)   $( 27)   $(242)
                                ------------------------------------------------------------
                                ------------------------------------------------------------

Note:  Presented on a fully taxable equivalent basis.

     Average earning assets, comprised of loans, investment securities and other earning assets decreased 8.2% in 1995 while average interest bearing liabilities decreased 10.5%. Net interest margin increased to 4.1% for 1995 compared to
3.8% for 1994.   As the above analysis indicates, decreased volume was the
primary reason net
interest income increased in 1995. In addition, the decrease in margins during 1994 adversely affected net interest income in 1994.

     Average earning assets increased 2.0% in 1994 while interest bearing liabilities increased 1.3%. Net interest margin decreased to 3.6% for 1994 from 3.8% for 1993. The decrease in net interest margin over the two-year period was primarily due to competitive factors and low rate car loan promotions.

PROVISION FOR LOAN LOSSES

     The provision for loan losses represents a charge against income and a corresponding increase in the allowance for loan losses. This provision was $408,000 in 1995 compared to $120,000 and $240,000 in 1994 and 1993. For an analysis of loan losses and the allowance for loan losses - See "RANDOLPH COUNTY MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Loans."

NON-INTEREST INCOME

     Non-interest income decreased to $223,000 in 1995 compared to $242,000 in 1994, a decrease of 7.9% after decreasing 42.1% in 1994. Fees from fiduciary activities may fluctuate significantly due to the level of estate assets administered. In 1993, a gain of $220,000 was realized from proceeds of an investment security written off in 1992. A comparison of the components of non-interest income is presented in the following table.

NON-INTEREST INCOME

                                                               Percentage of Change
                                Year Ended December 31           Over Prior Years
                           ------------------------------------------------------------
                               1995      1994      1993      1995      1994      1993
                           ------------------------------------------------------------
                                                   (In thousands)
     Fiduciary activities    $   36     $  60     $  46     (40.0)%    30.4%    (28.1)%

     Service charges on
       deposit accounts         144       119       112      21.0       6.3     ( 9.7)

     Securities gain                                220

     Other customer fees         28        37        27     (24.3)     37.0       8.0

     Other                       15        26        13     (42.3)    100.0      30.0
                           ------------------------------

     Total non-interest
       income                  $223      $242      $418     ( 7.9)%   (42.1)%    89.1%
                           ------------------------------
                           ------------------------------

NON-INTEREST EXPENSE

     Operating expenses, other than interest expense and the provision for loan losses, were $1,535,000 in 1995, a decrease from 1994 of 4.9%. Operating expenses increased 15.0% to $1,614,000 in 1994 compared to $1,404,000 in 1993.
A comparison of the components of non-interest expense is presented in the following table.

                                                                    Percentage of Change
                                     Year Ended December 31           Over Prior Year
                                  ----------------------------------------------------------
                                    1995      1994      1993      1995      1994      1993
                                  ----------------------------------------------------------
                                                        (in thousands)
     Salaries and employee
       benefits                   $  813    $  823    $  773     ( 1.2)%     6.5%     3.2%
     Net occupancy expense           144       153        56     ( 5.9)    173.2     21.7

     Equipment expense                78        62        46      25.8      34.8     12.2
     Data processing fees             71        70        67       1.4       4.5      0.0
     Deposit insurance
       expense                        78       157       151     (50.3)      4.0      7.1
     Printing and office
       supplies                       45        54        49     (16.7)     10.2     11.4
     Advertising                      46        45        40       2.2      12.5     33.3
     Legal and professional
       fees                           70        51        40      37.3      27.5     53.8
     Director and committee
       fees                           66        71        70     ( 7.0)      1.4      2.9
     Other expenses                  124       128       112     ( 3.1)     14.3     16.7
                                  --------------------------
          Total other expenses    $1,535    $1,614    $1,404     ( 4.9)%    15.0%     7.3%
                                  --------------------------
                                  --------------------------

     Salaries and employee benefits, the largest component of non-interest expense, were $813,000 and represented 53.0% of the 1995 total compared to 51.0% and 55.1% for 1994 and 1993. The number of full-time equivalent employees decreased from 28 to 26 during the period December 31, 1994 to December 31, 1995.

     Premises and equipment expense increased 3.3% in 1995 to $378,000 after increasing 110.8% in 1994. The increases are primarily due to increased depreciation charges and provision for real estate taxes for the major renovation of the main office which was completed in 1994.

     Deposit insurance expense decreased 50.3% in 1995 after increasing 4.0% in 1994 and 7.1% in 1993. A reduction in the assessment rate by the FDIC in the final two quarters of 1995 resulted in the decrease in 1995. The Bank is currently in the lowest regulatory risk category and deposits are assessed at the lowest rate. Since the Bank Insurance Fund reached a mandated funding level in 1995, the assessment rate for the Bank has been further reduced to the $2,000 minimum level permissible in 1996.

INCOME TAXES

     Income tax expense for 1995 was $267,000, as compared to $303,000 recorded in 1994 and $410,000 in 1993. The decrease in income taxes of $36,000 for 1995 was due primarily to a decrease in pre-tax income of $171,000. Income taxes also decreased in 1994 compared to 1993 due to the lower level of taxable income. The effective tax rate was 28.6% for 1995 and 27.4% for 1994.

ANALYSIS OF FINANCIAL CONDITION

OVERVIEW

     At year-end 1995, Randolph County's consolidated assets decreased to $73,219,000 compared to $78,432,000 at December 31, 1994. Average assets were $72,606,000 during 1995, which represents a decrease of 7.8% compared to 1994 averages.

     The financial condition of Randolph County at December 31, 1995, is presented in the comparative balance sheet of the consolidated financial statements included in this Proxy Statement-Prospectus. The following discussion addresses investments, loans and other components of earning assets, sources of funds supporting these earning assets, capital resources, and liquidity.

INVESTMENT SECURITIES

     The Bank maintains an investment portfolio to provide for liquidity, to correct asset-liability imbalances over time, and to provide income. The bond portfolio decreased by 14.1% from December 31, 1993 to December 31, 1994 and decreased 23.4% from December 31, 1994 to December 31, 1995. Proceeds from investment securities were used to fund deposit outflows.

     The portfolio consists of U.S. Treasury and Agency obligations, non-taxable and taxable obligations of states and municipalities and corporate obligations. Certain local issues of the portfolio are unrated by a major rating service. In each case, the Bank believes the unrated issues have investment quality characteristics.

     In December 1995, pursuant to a one-time opportunity to do so, the Bank reclassified its entire investment portfolio as "available for sale" from "held to maturity" as defined in SFAS 115. The reclassification was made to increase the liquidity of the portfolio and give the Bank greater flexibility in portfolio management. The regulatory agencies have announced that changes in a bank's capital account due to changes in the market value of "available for sale" securities would not in itself trigger certain regulatory action thus reducing regulatory risks previously associated with large holdings of "available for sale" securities.

LOANS

     Loans decreased .6% to $43,494,000 at December 31, 1995 compared to $43,778,000 at December 31, 1994. Growth remained particularly strong in real estate loans, which were 19.9% higher than the same period a year earlier. The Bank increased its residential real estate portfolio because of the low-risk nature of the loans, demand for such loans and lack of demand for traditional commercial credits, and a decided regulatory emphasis toward real estate lending as a key element in Community Reinvestment Act and other regulatory assessments of the Bank. Consumer loans decreased from the high levels of 1994 and 1993 as special rates and promotions were discontinued.

     Randolph County experienced growth in loans at December 31, 1994 compared to December 31, 1993 as loans increased 8.5% to $43,778,000 from $40,351,000.
Loan growth in 1994 occurred primarily in real estate and consumer loans.

The loan portfolio at the dates indicated is presented below:

                                                           1995           1994
                                                        --------------------------
                                                              (in Thousands)
     Loans at December 31:
        Commercial and industrial loans                   $ 3,230        $ 3,578
        Agricultural production financing and
         other loans to farmers                             6,063          5,681
        Real estate loans                                  22,590         18,848
        Individuals' loans for household and
         other personal expenditures                       12,988         17,016
        Tax-exempt loans                                       85             90
        Other loans                                             5             47
                                                        --------------------------
                                                           44,961         45,260
        Unearned interest on loans                         (1,467)        (1,482)
                                                        --------------------------
           Total loans                                    $43,494        $43,778
                                                        --------------------------
                                                        --------------------------

LOAN QUALITY

     The allowance for loan losses was $594,000 at December 31, 1995, representing 1.37% of total loans compared to $489,000 at December 31, 1994 which represented 1.12% of total loans. Net chargeoffs to average loans were
 .69% and .25% for the years ended December 31, 1995 and 1994.   During 1995,
one chargeoff represented 59% of total chargeoffs for the year. The ratio of provision for loan losses to average loans was .56% for year ended December 31, 1995 and .15% for the same period in 1994. The allowance for loan losses was substantially greater than nonperforming loans at both December 31, 1995 and 1994.

     The allowance for loan losses is maintained at a level considered adequate by management to absorb potential loan losses as determined by evaluations of the loan portfolio on a continuing basis. This evaluation by management includes consideration of past loan loss experience, changes in the composition of the loan portfolio, the volume and condition of loans outstanding and current market and economic conditions.

     The provision for loan losses charged to expense was $408,000 in 1995 and $120,000 in 1994. Loan losses, net of recoveries, charged against the allowance were $303,000 in 1995, compared to $198,000 in 1994.

     A summary of loan loss experience and management's allocation of the allowance for loan losses to various loan categories for the years indicated follows.

SUMMARY OF LOAN LOSS EXPERIENCE

                                                           Year Ended December 31
                                                         --------------------------
                                                             1995           1994
                                                         --------------------------
                                                               (in Thousands)
     Allowance for loan losses:

        Balance at January 1                                 $489           $567

        Chargeoffs:
           Commercial                                         245            128
           Real estate mortgage                                               12
           Installment                                         79             78
                                                         --------------------------
               Total chargeoffs                               324            218
                                                         --------------------------

        Recoveries:
           Commercial                                           5              5
           Installment                                         16             15
                                                         --------------------------
               Total recoveries                                21             20
                                                         --------------------------

        Net chargeoffs                                        303            198
                                                         --------------------------

        Provisions for loan losses                            408            120
                                                         --------------------------

        Balance at December 31                               $594           $489
                                                         --------------------------
                                                         --------------------------

     Ratio of net chargeoffs during the period to
     average loans outstanding during the period.            .69%           .25%

LOAN LOSS CHARGEOFF PROCEDURES

     The Board of Directors has weekly meetings at which loan delinquencies, maturities and problems are reviewed. The Board of Directors meets weekly to approve or disapprove all new or disapprove any loan which is in excess of an individual loan officer's lending limit.

     All chargeoffs are approved by the Bank's Board. The Bank charges off loans when a determination is made that all or a portion of a loan is not collectable or as a result of examinations by regulators and the independent auditors.

MANAGEMENT'S ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES AT DECEMBER 31:

     Presented below is an analysis of the composition of the allowance for loan losses and per cent of loans in each category total loans:


                                                  1995                    1994
                                          ----------------------------------------------
                                            Amount    Per Cent      Amount    Per Cent
                                          ----------------------------------------------
                                                          (in Thousands)
     Balance at December 31:
        Commercial, financial and
         agricultural                         $400       21.6%        $268       21.5%

        Real estate - mortgage                  79       51.9           66       43.1

        Installment                            115       26.5          155       35.4
                                          ----------------------------------------------

           Totals                             $594      100.0%        $489      100.0%
                                          ----------------------------------------------
                                          ----------------------------------------------

     As indicated by the following table, on December 31, 1995 Randolph County's nonperforming loans totaled $36,000 a decrease of $307,000 from year-end 1994.

                                                            December 31
                                                      -----------------------
                                                        1995           1994
                                                      -----------------------
                                                           (in Thousands)
     Nonaccruing loans                                   $ 0           $  0

     Loans contractually past due 90 days or
     more other than nonaccruing                          36            343
                                                      -----------------------

                                                         $36           $343
                                                      -----------------------
                                                      -----------------------

     Nonaccruing loans are loans which are reclassified to a nonaccruing status when in management's judgment the collateral value and financial condition of the borrower do not justify accruing interest. Interest previously recorded but not deemed collectible is reversed and charged against current income. Interest income on these loans is then recognized when collected.

     Management has identified certain other loans totaling $631,000 as of December 31, 1995, not included in the risk elements table, which are current as to principal and interest, about which there are doubts as to the borrowers' ability to comply with present repayment terms.

SOURCES OF FUNDS

     Randolph County generally relies on customers' deposits along with shareholders' equity, to fund its earning assets.

     Average total deposits were $57,580,000 in 1995, a decrease of 9.3% from the prior year.

CAPITAL RESOURCES

     Randolph County continues to maintain a strong capital position, to support its current needs and provide a sound foundation for further expansion.

     During 1995, stockholders' equity increased to $ 8,753,000, as a result of net income after dividends of $276,000 and the net unrealized gain on securities
available for sale of $38,000 (net of taxes of $15,000).   The dividend payout
ratio was 41.3% in 1995 compared to 34.4% in 1994 and was consistent with management's policy of maintaining an appropriate balance between earnings returned to stockholders in the form of dividends and earnings retained to support future growth. Book value per share at year-end advanced to $317.66 from $302.06 one year earlier, an increase of 5.2% after increasing 6.7% in 1994. Randolph County continues to exceed all regulatory capital requirements.

LIQUIDITY

     Liquidity is a measure of Randolph County's ability to meet its customers' present and future deposit withdrawals and/or increased loan demand. Randolph County manages its liquidity through a coordinated asset/liability management program.

     Liquidity is provided by projecting credit demand and other financial needs and then maintaining sufficient cash and assets readily convertible into cash to meet these requirements. Randolph County has provided for its liquidity needs through growth in core deposits, maturing loans, investments in its securities portfolio and by maintaining adequate balances in money market assets. At December 31, 1995, Randolph County had $10.7 million or 14.6% of total assets in investment securities, federal funds sold and interest bearing time deposits maturing within one year. This is considered by management to be more than adequate in view of projected liquidity needs.

ACCOUNTING MATTERS

DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards ("SFAS") No. 119 ("SFAS 119") requires disclosures about derivative financial instruments - futures, forwards, swap and option contracts and other financial instruments with similar characteristics (e.g., interest rate caps or floors and loan commitments). The definition of derivatives excludes all on-balance sheet receivables and payables, including those that "derive" their values or cash flows from the price of another security or index, such as mortgage-backed securities and interest-only obligations.

     SFAS 119 requires disclosures about amounts, nature and terms of derivatives that are not subject to SFAS 105 because they do not result in off-balance sheet risk of accounting loss. It requires that distinction be made between financial instruments held or issued for trading purposes and financial instruments held or issued for purposes other than trading. The required disclosures, either in the body of the financial statements or in the footnotes, include: (i) the face or contract amount (or notional principal amount) and (ii) the nature and terms, including at a minimum, a discussion of (1) the credit and market risk of those instruments,
(2) the cash requirements of those instruments and (3) the related accounting policy.

     SFAS 119 amends SFAS 105 and 107 to require disaggregation of information about financial instruments with off-balance sheet risk of accounting loss and to require that fair value information be presented without combining, aggregating or netting the fair values of derivatives with fair value of nonderivatives and be presented together with the related carrying amounts in the body of the financial statements, a single footnote or a summary table in a form that makes it clear whether the amounts represent assets or liabilities. SFAS 119 was effective for Randolph County's financial statements issued for the year ended December 31, 1995.

     At December 31, Randolph County did not have any derivative financial instruments as defined in SFAS 119.

ACCOUNTING FOR MORTGAGE SERVICING RIGHTS

     During 1995, the Financial Accounting Standards Board ("FASB") issued SFAS
No. 122 ("SFAS 122") ACCOUNTING FOR MORTGAGE SERVICING RIGHTS.    SFAS 122
pertains to mortgage banking enterprises and financial institutions that conduct operations that are substantially similar to the primary operations of a mortgage banking enterprise. SFAS 122 eliminates the accounting distinction between mortgage servicing rights that are acquired through loan origination activities and those acquired through purchase transactions. Under SFAS 122, if a mortgage banking enterprise sells or securities loans and retains the mortgage servicing rights, the enterprise must allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the rights based on their relative fair values if is practicable to estimate those fair values. If it is not practicable, the entire cost should be allocated to the mortgage loans and no cost should be allocated to the mortgage servicing rights. An entity would measure impairment of mortgage servicing rights and loans based on the excess of the carrying amount of the mortgage servicing rights portfolio over the fair value of that portfolio.

     SFAS 122 is to be applied prospectively in fiscal years beginning after December 15, 1995, to transactions in which an entity acquires mortgage servicing rights and to impairment evaluations of all capitalized mortgage servicing rights. Randolph County currently does not originate and sell mortgage loans, so SFAS 122 is not expected to have a material effect on financial conditions or results of operations in 1996.

ACCOUNTING FOR STOCK-BASED COMPENSATION

     The FASB issued SFAS 123, STOCK-BASED COMPENSATION. In December, 1994, the FASB decided to require expanded disclosures rather than recognition of compensation cost for fixed, in the money, options rather than recognition of compensation expense as was originally proposed.

     This statement establishes a fair value based method of accounting for stock-based compensation plans. The FASB encourages employers to recognize the related compensation expense: however, employers are permitted to continue to apply the provisions of APB Opinion No. 25. Employers that choose to continue to follow APB

No. 25 are required to disclose in notes to the financial statements the pro forma effects on their net income and earnings per share of the new accounting method.

     SFAS 123 is effective for Randolph County in 1996. Currently Randolph County has no stock-based compensation plans and adoption of SFAS No. 123 is not expected to have any effect on 1996 financial statements.

INFLATION

     Changing prices of goods, services, and capital affect the financial position of every business enterprise. The level of market interest rates and the price of funds loaned or borrowed fluctuate due to changes in the rate of inflation and various other factors, including government monetary policy.

     Fluctuating interest rates affect Randolph County's net interest income, loan volume, and other operating expenses, such as employees' salaries and benefits, reflecting the effects of escalating prices, as well as increased levels of operations and other factors. As the inflation rate increases, the purchasing power of the dollar decreases. Those holding fixed-rate monetary assets incur a loss, while those holding fixed rate monetary liabilities enjoy a gain. The nature of a bank holding company's operations is such that there will be an excess of monetary assets over monetary liabilities, and, thus, a bank holding company will tend to suffer from an increase in the rate of inflation and benefit from a decrease.


                           REGULATION AND SUPERVISION
              OF FIRST MERCHANTS, RANDOLPH COUNTY AND SUBSIDIARIES

BANK HOLDING COMPANY REGULATION

     First Merchants and Randolph County are registered as bank holding companies and are subject to the regulations of the Federal Reserve under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Bank holding companies are required to file periodic reports with and are subject to periodic examination by the Federal Reserve. The Federal Reserve has issued regulations under the BHC Act requiring a bank holding company to serve as a source of financial and managerial strength to its subsidiary banks. It is the policy of the Federal Reserve that, pursuant to this requirement, a bank holding company should stand ready to use its resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity. Additionally, under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), a bank holding company is required to guarantee the compliance of any insured depository institution subsidiary that may become "undercapitalized" (as defined in the statute) with the terms of any capital restoration plan filed by such subsidiary with its appropriate federal banking agency up to the lesser of (i) an amount equal to 5% of the institution's total assets at the time the institution became undercapitalized, or (ii) the amount that is necessary (or would have been necessary) to bring the institution into compliance with all applicable capital standards as of the time the institution fails to comply with such capital restoration plan. Under the BHC Act, the Federal Reserve has the authority to require a bank holding company to terminate any activity or relinquish control of a nonbank subsidiary (other than a nonbank subsidiary of a bank) upon the Federal Reserve's determination that such activity or control constitutes a serious risk to the financial soundness and stability of any bank subsidiary of the bank holding company.

     First Merchants and Randolph County are prohibited by the BHC Act from acquiring direct or indirect control of more than 5% of the outstanding shares of any class of voting stock or substantially all of the assets of any bank or savings association or merging or consolidating with another bank holding company without prior approval of the Federal Reserve. Additionally, First Merchants and Randolph County are prohibited by the BHC Act from engaging in or from acquiring ownership or control of more than 5% of the outstanding shares of any class of voting stock of any company engaged in a nonbanking business unless such business is determined by the Federal Reserve to be so closely related to banking as to be a proper incident thereto. The BHC Act does not place territorial restrictions on the activities of such nonbanking-related activities.

CAPITAL ADEQUACY GUIDELINES FOR BANK HOLDING COMPANIES

     Bank holding companies are required to comply with the Federal Reserve's risk-based capital guidelines which require a minimum ratio of total capital to risk-weighted assets (including certain off-balance sheet activities such as standby letters of credit) of 8%. At least half of the total required capital must be "Tier 1 capital," consisting principally of common shareholders' equity, noncumulative perpetual preferred stock, a limited amount of cumulative perpetual preferred stock and minority interest in the equity accounts of consolidated subsidiaries, less certain goodwill items. The remainder ("Tier 2 capital") may consist of a limited amount of subordinated debt and intermediate-term preferred stock, certain hybrid capital instruments and other debt securities, cumulative perpetual preferred stock, and a limited amount of the general loan loss allowance. In addition to the risk-based capital guidelines, the Federal Reserve has adopted a Tier 1 (leverage) capital ratio under which the bank holding company must maintain a minimum level of Tier 1 capital to average total consolidated assets of 3% in the case of bank holding companies which have the highest regulatory examination ratings and are not contemplating significant growth or expansion. All other bank holding companies are expected to maintain a ratio of at least 1% to 2% above the stated minimum.

     The following are First Merchants' and Randolph County's regulatory capital ratios as of December 31, 1995:

                             FIRST MERCHANTS      RANDOLPH COUNTY
                             ---------------      ---------------
     Tier 1 Capital:              16.99%              16.78%

     Total Capital:               18.07               17.92

     Leverage Ratio:              10.98               11.90

BANK REGULATION

     First Merchants Bank is a national bank and is supervised, regulated and examined by the Office of the Comptroller of the Currency (the "OCC"). First United,

Pendleton and the Bank are state banks chartered in Indiana and are supervised, regulated and examined by the Indiana Department of Financial Institutions. In addition, First United, Pendleton and the Bank are supervised and regulated by the Federal Deposit Insurance Corporation (the "FDIC"). Each regulator has the authority to issue cease-and-desist orders if it determines that activities of the bank regularly represent an unsafe and unsound banking practice or a violation of law.

     Both federal and state law extensively regulate various aspects of the banking business such as reserve requirements, truth-in-lending and truth-in-savings disclosure, equal credit opportunity, fair credit reporting, trading in securities and other aspects of banking operations. Current federal law also requires banks, among other things, to make deposited funds available within specified time periods.

     Insured state-chartered banks are prohibited under FDICIA from engaging as principal in activities that are not permitted for national banks, unless (i) the FDIC determines that the activity would pose no significant risk to the appropriate deposit insurance fund and (ii) the bank is, and continues to be, in compliance with all applicable capital standards.

BANK CAPITAL REQUIREMENTS

     The FDIC and the OCC have adopted risk-based capital ratio guidelines to which state-chartered banks and national banks under their respective supervision are subject. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations. Risk-based capital ratios are determined by allocating assets and specified off-balance sheet commitments to four risk weighted categories, with higher levels of capital being required for the categories perceived as representing greater risk.

     Like the capital guidelines established by the Federal Reserve, these guidelines divide a bank's capital into two tiers. Banks are required to maintain a total risk-based capital ratio of 8%. The FDIC or OCC may, however, set higher capital requirements when a bank's particular circumstances warrant. Banks experiencing or anticipating significant growth are expected to maintain capital ratios, including tangible capital positions, well above the minimum levels.

     In addition, the FDIC and OCC established guidelines prescribing a minimum Tier 1 leverage ratio (Tier 1 capital to adjusted total assets as specified in the guidelines). These guidelines provide for a minimum Tier 1 leverage ratio of 3% for banks that meet certain specified criteria, including that they have the highest regulatory rating and are not experiencing or anticipating significant growth. All other banks are required to maintain a Tier 1 leverage ratio of 3% plus a additional 100 to 200 basis points.

     All of First Merchants' affiliate banks as well as the Bank exceed the risk-based capital guidelines of the FDIC and OCC as of December 31, 1995.

     FDICIA requires each federal banking agency to revise its risk-based capital standards within 18 months of their enactment to ensure that those standards take adequate account of interest rate risk, concentration of credit risk and the risk of nontraditional activities, as well as reflect the actual performance and expected risk of loss on multifamily mortgages. Banking regulators continue to indicate their desire to raise capital requirements applicable to banking organizations beyond their current levels. Neither First Merchants nor Randolph County is able to predict whether and when higher capital requirements would be imposed and, if so, to what levels and on what schedule.

BRANCHES AND AFFILIATES

     Branching by First Merchants' affiliate banks is subject to the jurisdiction, and requires the prior approval, of the bank's primary federal regulatory authority and, if the branching bank is a state bank, of the Indiana Department of Financial Institutions.

     First Merchants' affiliate banks and the Bank are subject to the Federal Reserve Act, which restricts financial transactions between banks and affiliated companies. The statute limits credit transactions between a bank and its executive officers and its affiliates, prescribes terms and conditions for bank affiliate transactions deemed to be consistent with safe and sound banking practices, and restricts the types of collateral security permitted in connection with a bank's extension of credit to an affiliate.

FDICIA

     FDICIA requires, among other things, federal bank regulatory authorities to take "prompt corrective action" with respect to banks which do not meet minimum capital requirements. For these purposes, FDICIA establishes five capital tiers: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.


     The FDIC has adopted regulations to implement the prompt corrective action provisions of FDICIA. Among other things, the regulations define the relevant capital measures for the five capital categories. An institution is deemed to be "well capitalized" if it has a total risk-based capital ratio of 10% or greater, a Tier 1 risk-based capital ratio of 6% or greater, and a leverage ratio of 5% or greater, and is not subject to a regulatory order, agreement or directive to meet and maintain a specific capital level for any capital measure. An institution is deemed to be "adequately capitalized" if it has a total risk-based capital ratio of 8% or greater, a Tier 1 risk-based capital ratio of 4% or greater, and generally a leverage ratio of 4% or greater. An institution is deemed to be "undercapitalized" if it has a total risk-based capital ratio of less than 8%, a Tier 1 risk-based capital ratio of less than 4%, or generally a leverage ratio of less than 4%, and "significantly undercapitalized" if it has a total risk-based capital ratio of less than 6%, a Tier 1 risk-based capital ratio of less than 3%, or a leverage ratio of less than 3%. An institution is deemed to be "critically undercapitalized" if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2%.

     "Undercapitalized" banks are subject to growth limitations and are required to submit a capital restoration plan. A bank's compliance with such plan is required to be guaranteed by any company that controls the undercapitalized institution as described above. If an "undercapitalized" bank fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized. "Significantly undercapitalized" banks are subject to one or more of a number of requirements and restrictions, including an order by the FDIC to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cease receipt of deposits from correspondent banks, and restrictions on compensation of executive officers. "Critically undercapitalized" institutions may not, beginning 60 days after become "critically undercapitalized," make any payment of principal or interest on certain subordinated debt or extend credit for a highly leveraged transaction or enter into any transaction outside the ordinary course of business. In addition, "critically undercapitalized" institutions are subject to appointment of a receiver or conservator.

     FDICIA further directs that each federal banking agency prescribe standards for depository institutions and depository institution holding companies relating to internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, management compensation, a maximum ratio of classified assets to capital, minimum earnings sufficient to absorb losses, a minimum ratio of market value to book value or publicly traded shares and such other standards as the agency deemed appropriate. The federal banking agencies have issued certain advance notices of proposed rulemakings, soliciting comments on the implementation of these FDICIA provisions. Neither First Merchants or Randolph County can predict on what form such rules will eventually be adopted or what effect such rules will have on First Merchants' affiliate banks or the Bank.

DEPOSIT INSURANCE

     The deposits of First Merchants' affiliate banks are insured up to $100,000 per insured account, by the Bank Insurance Fund ("BIF"). Accordingly, deposit insurance premiums are paid to BIF. The Bank's deposits are insured up to $100,000 per insured account by the BIF. If the FDIC believes that an increase in the insurance rates is necessary, it may increase the insurance premiums applicable to the BIF.

     FDICIA required the FDIC to issue regulations, effective January 1, 1994, which establish a system for setting deposit insurance premiums based upon the risks a particular bank or savings association poses to the deposit insurance funds. Effective January 1, 1993, the FDIC adopted a final rule that implements a transitional risk-based assessment system whereby a base insurance premium, yet unspecified, will be adjusted according to the capital category and subcategory of an institution to one of three capital categories consisting of
(1) well capitalized, (2) adequately capitalized, or (3) undercapitalized, and one of three subcategories consisting of (a) health, (b) supervisory concern, or
(c) substantial supervisory concern. An institution's assessment rate will depend upon the capital category and supervisory category to which it is assigned. Assessment rates will range from 0.23% for an institution in the highest category (i.e., well capitalized) to 0.31% for an institution in the lowest category (i.e. undercapitalized and substantial supervisory concern).
The supervisory subgroup to which an institution is assigned by the FDIC is confidential and may not be disclosed. Deposit insurance assessments may increase depending upon the category and subcategory, if any, to which the bank is assigned by the FDIC. Any increase in insurance assessments could have an adverse effect on the earnings of First Merchants' affiliate banks.

RECENT LEGISLATION

     The Riegle Community Development and Regulatory Improvement Act of 1994 ("Act") contains seven titles pertaining to community development and home ownership protection, small business capital formation, paperwork reduction and regulatory improvement, money laundering and flood insurance. The Act grants the authority to several agencies to promulgate regulations under the Act. No regulations have yet been promulgated. Neither First Merchants, Randolph County nor the Bank is able to predict the impact of the Act on the banking industry.

     The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Riegle-Neal Act") allows for interstate banking and interstate branching without regard to whether such activity is permissible under state law. Since September 29, 1995, bank holding companies were allowed to acquire banks anywhere in the United States subject to certain state restrictions. Beginning on June 1, 1997, an insured bank may merge with an insured bank in another state without regard to whether such merger is prohibited by state law. Additionally, an out-of-state bank may acquire the branches of an insured bank in another state without acquiring the entire bank; provided, however, that the law of the state where the branch is located permits such an acquisition. States may permit interstate branching earlier than June 1, 1997, where both states involved with the bank merger expressly permit it by statute. Further, bank holding companies may merge existing bank subsidiaries located in different states into one bank.

     On March 14, 1996, the Governor of the State of Indiana signed comprehensive new interstate banking and branching legislation which implements the Riegle-Neal Act. This act carries an emergency clause which made it effective immediately on passage.

     The new legislation accelerates the date for interstate banking and branching within Indiana. The following activities are now permitted:

(i) A merger of banks in different states, with the resulting bank operating the acquired bank as a branch. Any branch may then be used to open additional branches within that state.

(ii) A branch by acquisition in another state by purchase of a single branch by an out of state bank.

(iii) The establishment of a de novo branch in another state by an out of state bank.

     Provisions (ii) and (iii) above require reciprocity with the home state of the bank establishing the branch until June 1, 1997, when the provisions of the Riegle-Neal Act become effective irrespective of state law. Furthermore, these provisions permit an out of state bank to establish other branches throughout Indiana once their initial branch is owned in Indiana. Additionally, the new Indiana statute expands the definition of "branch" to include a mobile branch.

     Since September 29, 1995, insured bank subsidiaries have been allowed to act as an agent for an affiliated bank or thrift in offering limited banking services

(receive deposits, renew time deposits, close loans, service loans and receive payments on loan obligations) both within the same state and across state lines.

     Neither First Merchants, Randolph County nor the Bank is able to predict with certainty the impact of this legislation on the banking industry.

ADDITIONAL MATTERS

     In addition to the matters discussed above, First Merchants' affiliate banks and the Bank are subject to additional regulation of their activities, including a variety of consumer protection regulations affecting their lending, deposit and collection activities and regulations affecting secondary mortgage market activities.

     The earnings of financial institutions are also affected by general economic conditions and prevailing interest rates, both domestic and foreign, and by the monetary and fiscal policies of the United States Government and its various agencies, particularly the Federal Reserve.

     Additional legislation and administrative actions affecting the banking industry may be considered by the United States Congress, state legislatures and various regulatory agencies, including those referred to above. It cannot be predicted with certainty whether such legislation of administrative action will be enacted or the extent to which the banking industry in general or First Merchants and its affiliate banks in particular would be affected thereby.


                           COMPARISON OF COMMON STOCK

     The rights of holders of Randolph County common stock who receive First Merchants common stock in the Merger will be governed by the IBCL, the state in which First Merchants is incorporated, and by First Merchants' Articles of Incorporation ("First Merchants' Articles") and By-Laws. The rights of Randolph County shareholders are governed by the IBCL, the state in which Randolph County is incorporated, and by Randolph County's Articles of Incorporation ("Randolph County's Articles") and By-Laws. The rights of Randolph County shareholders differ in certain respects from the rights they would have as First Merchants shareholders, including certain anti-takeover measures and the vote percentage required for the amendment of certain significant provisions of the articles of incorporation and for the approval of certain significant corporate transactions. The following summary comparison of First Merchants common stock and Randolph County common stock includes all material features of such stocks but does not purport to be complete and is qualified in its entirety by reference to First Merchants' Articles and By-Laws and Randolph County's Articles and By-Laws.

AUTHORIZED BUT UNISSUED SHARES

     First Merchants' Articles authorize the issuance of 20,000,000 shares of common stock, of which 5,060,661 whole shares were outstanding as of March 31, 1996. The remaining authorized but unissued shares of common stock may be issued upon authorization of the Board of Directors without prior shareholder approval. First

Merchants has 500,000 shares of preferred stock authorized. These shares are available to be issued, without prior shareholder approval, in classes with relative rights, privileges and preferences determined for each class by the Board of Directors of First Merchants. No shares of preferred stock have currently been issued.

     As of March 31, 1996, First Merchants had 151,988 shares of its common stock reserved and remaining available for issuance under its Employee Stock Purchase Plan and 203,775 shares of its common stock reserved and remaining available for issuance under its Stock Option Plans. See "DESCRIPTION OF FIRST MERCHANTS -- Compensation of Directors and -- Compensation of Executive Officers."

     The issuance of additional shares of First Merchants common stock to persons who were not holders of First Merchants common stock prior to such issuance or the issuance of First Merchants preferred stock may adversely affect the interests of First Merchants shareholders.

     Randolph County's Articles authorize the issuance of 60,000 shares of no par value common stock, 27,555 of which shares are issued and outstanding. Randolph County's Articles do not authorize the issuance of any other class of stock.

PREEMPTIVE RIGHTS

     As permitted by Indiana law, neither First Merchants' Articles nor Randolph County's Articles provide for preemptive rights to subscribe for any new or additional First Merchants or Randolph County shares of common stock.
Preemptive rights may be granted to First Merchants or Randolph County shareholders if First Merchants' or Randolph County's Articles are amended accordingly.

DIVIDEND RIGHTS

     The holders of common stock of First Merchants and Randolph County are entitled to dividends and other distributions when, as and if declared by their respective Board of Directors out of funds legally available therefor. In general, with respect to First Merchants, a dividend may not be paid if, after giving it effect, (i) First Merchants would not be able to pay its debts as they become due in the usual course of business, or (ii) First Merchants' total assets would be less than the sum of its total liabilities plus, unless First Merchants' Articles permitted otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution, of shareholders whose preferential rights are superior to those receiving the dividend if First Merchants were to be dissolved at the time of the dividend. The same dividend limitations apply to Randolph County shareholders.

     The amount of dividends, if any, that may be declared by First Merchants in the future will necessarily depend upon many factors, including, without limitation, future earnings, capital requirements, business conditions and capital levels of subsidiaries (since First Merchants is primarily dependent upon dividends paid by its subsidiaries for revenues), the discretion of First Merchants' Board of Directors and other factors that may be appropriate in determining dividend policies.

    Dividends paid to First Merchants by its Indiana-chartered affiliate banks, or paid to Randolph County by the Bank are limited by Indiana law to the balance of the bank's undivided profits account adjusted for statutorily-defined bad debts. The First Merchants Bank may pay dividends to First Merchants in cash on its common stock only out of adjusted retained net profits for the year in which the dividend is paid and the two preceding years.

    Dividends paid by First Merchants' affiliate banks will ordinarily be restricted to a lesser amount than is legally permissible because of the need for the banks to maintain adequate capital consistent with the capital adequacy guidelines promulgated by the banks' principal federal regulatory authorities. See "REGULATION AND SUPERVISION OF FIRST MERCHANTS, RANDOLPH COUNTY AND SUBSIDIARIES." If a bank's capital levels are deemed inadequate by the regulatory authorities, payment of dividends to its parent holding company may be prohibited without prior regulatory approval. Neither First Merchants' present affiliate banks nor the Bank is subject to such a restriction.

VOTING RIGHTS

    The holders of the outstanding shares of First Merchants and Randolph County common stock are entitled to one vote per share on all matters presented for shareholder vote. Neither First Merchants shareholders nor Randolph County shareholders have cumulative voting rights in the election of directors.

    Indiana law generally requires that mergers, consolidations, sales, leases, exchanges or other dispositions of all or substantially all of the assets of a corporation be approved by a shareholder vote of a majority of votes entitled to be cast at the shareholders meeting, subject to provisions in the corporations' articles of incorporation requiring a higher percentage vote. First Merchants' Articles provide that certain business combinations may, under certain circumstances, require approval of more than a majority of the outstanding voting shares of First Merchants common stock. Randolph County's Articles do not contain such a provision. See "COMPARISON OF COMMON STOCK--Anti-Takeover Provisions."

    Indiana law requires shareholder approval for most amendments to a corporation's articles of incorporation by a majority of a quorum present at a shareholder's meeting (and, in certain cases, a majority of all shares held by any voting group entitled to vote). Indiana law permits a corporation in its articles of incorporation to prescribe a higher shareholder vote requirement for certain amendments, and First Merchants' Articles require a super-majority shareholder vote of seventy-five percent of the outstanding shares of common stock for the amendment of certain significant provisions. Randolph County's Articles do not contain such a provision.

DISSENTERS' RIGHTS

    The holders of First Merchants common stock possess dissenters' rights in connection with certain mergers and other significant corporate actions. Under Indiana law, a First Merchants shareholder is entitled to dissent from and obtain payment of the fair value of the shareholder's shares in the event of
(i) consummation of a plan of merger to which First Merchants is a party, if shareholder approval is required and the shareholder is entitled to vote thereon; (ii) consummation of a plan of share exchange by which First Merchants' shares will be acquired, if the shareholder is entitled to vote thereon; (iii) consummation of a sale or exchange of all, or substantially all, the property of First Merchants other than in the usual course of business, if the shareholder is entitled to vote thereon; (iv) approval of a control share acquisition under Indiana law; and (v) any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, by-laws or a resolution of the board of directors provides that voting or non-voting shareholders are entitled to dissent and obtain payment for their shares. Randolph County shareholders have similar dissenters' rights.

    The dissenters' rights provisions described above do not apply, however, to the holders of shares of any class or series with respect to a merger, share exchange or sale or exchange of property if the shares of that class or series were registered on a United States securities exchange registered under the Exchange Act or traded on the NASDAQ National Market System or a similar market. As of the date of this Proxy Statement-Prospectus, shares of First Merchants common stock are traded on the NASDAQ National Market System, and shares of Randolph County common stock are not registered on a securities exchange nor traded on the NASDAQ National Market System or any similar market. With respect to dissenters' rights of Randolph County shareholders in connection with the Merger, see the discussion under "PROPOSED MERGER -- Rights of Dissenting Shareholders" and also Appendix B.

LIQUIDATION RIGHTS

    In the event of any liquidation or dissolution of First Merchants, the holders of shares of First Merchants common stock are entitled to receive pro rata with respect to the number of shares held by them any assets distributable to shareholders, subject to the payment of First Merchants' liabilities and any rights of creditors and holders of shares of First Merchants preferred stock then outstanding. In the event of any liquidation or dissolution of Randolph County, the holders of shares of Randolph County common stock are entitled to receive pro rata with respect to the number of shares held by them any assets distributable to shareholders, subject to the payment of Randolph County's liabilities and any rights of creditors.

ASSESSMENT AND REDEMPTION

    Under Indiana law, neither the shares of First Merchants common stock nor of Randolph County common stock are liable to further assessment.

    Under Indiana law, First Merchants may redeem or acquire shares of its common stock with funds legally available therefor, and shares so acquired constitute authorized but unissued shares. First Merchants may not redeem or acquire shares of common stock if, after giving such redemption or acquisition effect, First Merchants would not be able to pay its debts as they become due in the usual course of business, or First Merchants' total assets would be less than the sum of its total liabilities plus, unless First Merchants' Articles permitted otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those whose stock is being redeemed or acquired if First Merchants were to be dissolved at the time of the redemption or acquisition. Randolph County has similar redemption rights under Indiana law.

    First Merchants and Randolph County must give prior notice to the Federal Reserve if the consideration to be paid by them for any redemption or acquisition of their respective shares, when aggregated with the consideration paid for all redemptions or acquisitions for the preceding 12 months, equals or exceeds 10% of the consolidated net worth of the company involved.

ANTI-TAKEOVER PROVISIONS

    The anti-takeover measures applicable to First Merchants and Randolph County, as described below, may have the effect of discouraging or rendering it more difficult for a person or other entity to acquire control of First Merchants or Randolph County. These measures may have the effect of discouraging certain tender offers for shares of First Merchants common stock or Randolph County common stock which might otherwise be made at premium prices or certain other acquisition transactions which might be viewed favorably by a significant number of shareholders.

    INDIANA LAW. Under the business combinations provisions of the IBCL, any 10% shareholder of an Indiana corporation, with a class of voting shares registered under Section 12 of the Securities Exchange Act of 1934 or which has specifically adopted this provision in the corporation's articles of incorporation, is prohibited for a period of five (5) years from completing a business combination with the corporation unless, prior to the acquisition of such 10% interest, the board of directors of the corporation approved either the acquisition of such interest or the proposed business combination. Further, the corporation and a 10% shareholder may not consummate a business combination unless all provisions of the articles of incorporation of the corporation are complied with and a majority of disinterested shareholders approve the transaction or all shareholders receive a price per share determined in accordance with the business combinations provision of the IBCL.

    An Indiana corporation may elect to remove itself from the protection provided by the Indiana business combinations provision, but such an election remains ineffective for eighteen (18) months and does not apply to a combination with a shareholder who acquired a 10% ownership position prior to the effective time of the election. First Merchants is covered by the business combinations provisions of the IBCL and Randolph County is not covered. The constitutional validity of the business combinations provision of Indiana law has in the past been challenged and has been upheld by the United States Supreme Court.

    In addition to the business combinations provision, the IBCL also contains a "control share acquisition" provision which, although different in structure from the business combinations provision, may have a similar effect of discouraging or making more difficult a hostile takeover of an Indiana corporation. This provision, however, also may have the effect of discouraging premium bids for outstanding shares. The IBCL provides that, unless otherwise provided in the corporation's articles of incorporation or by-laws, certain acquisitions of shares of the corporation's common stock will be accorded voting rights only if a majority of the disinterested shareholders approves a resolution granting the potential acquiror the ability to vote such shares.
Upon disapproval of the resolution, the shares held by the acquiror shall be redeemed by the corporation at the fair value of the shares as determined by the control share acquisition provision.

    This provision does not apply to a plan of affiliation and merger if the corporation complies with the applicable merger provisions and is a party to the agreement of merger or plan of share exchange. First Merchants is subject to the control share acquisition provision. Randolph County is not subject to the control share acquisition provision as a result of it having fewer than 100 shareholders.

    FIRST MERCHANTS' ARTICLES. In addition to the protection afforded by the IBCL, First Merchants' Articles provide that the directors of First Merchants shall be divided into three classes, each serving three (3) year terms with one class to be elected at each annual meeting of shareholders. First Merchants' Articles provide that directors may be removed with or without cause by a two-thirds (2/3) vote of the shares entitled to vote; provided, however, that if the Board by a two-thirds (2/3) vote recommends removal of a director, that director may be removed by a majority of the shares entitled to vote.

    First Merchants' Articles also require the approval of the holders of three-fourths (3/4) of the voting stock as a condition of certain business combinations (which included but are not limited to mergers, consolidations, sales, leases, liquidations, dissolutions, certain reorganizations, and agreements relating to the foregoing) involving any shareholder who owns more than 10% of the voting stock, unless either the transaction is approved by a two-thirds (2/3) vote of the Board or the shareholders are to receive fair consideration (generally, an amount per share equal to the higher of (a) the highest per share price paid for the stock in the two (2) years preceding the business combination and (b) the per share book value for the stock) for their shares in the business combination. In the event two-thirds (2/3) Board approval is obtained or the fair consideration is to be paid, then approval of the business combination would only require the approval of the holders of two-thirds (2/3) of the voting stock.

    The above referred to provision of First Merchants' Articles can be amended only with the approval of three-fourths (3/4) of the voting stock.

    The existence of authorized but unissued common and preferred stocks of First Merchants may have an anti-takeover effect, as the issuance of additional First Merchants shares with sufficient voting power could have a dilutive effect on First Merchants stock and may result in the defeat of an attempt to acquire control of First Merchants. The Board may issue shares of common stock and/or preferred stock at any time without shareholder approval. The relative rights, preferences, limitations and restrictions attendant with the ownership of the preferred stock would be determined by the Board prior to the issuance thereof. The Board would determine whether any voting rights would attach to the preferred stock. The Board has no present plans to issue any preferred stock or common stock other than in connection with the Merger. The issuance of preferred or common stock in the future could result in the dilution of ownership and control of First Merchants by common shareholders because there is no guarantee that current shareholders will have an opportunity to purchase any of the preferred or common stock when and if it is issued since they do not have preemptive rights.

    RANDOLPH COUNTY'S ARTICLES. In addition to the protection afforded by the IBCL, Randolph County's Articles provide that if the Board of Directors of Randolph County consists of nine or more members, the By-Laws may provide that the Directors shall be divided into two or more classes whose term of office shall expire at different times, but no term shall continue more than three (3) years. At the present time, Randolph County's By-Laws do not provide for such a classified Board.

    Randolph County's Articles provide that in the event a shareholder of any shares of Randolph County's common stock decides to sell, exchange, or in any manner dispose of any shares held by such shareholder (other than transfers by such holder to the estate of such holder or to a direct family member of that holder, including spouses, siblings and lineal descendants), such selling shareholder shall first offer to Randolph County the right to purchase all, or any part of, the shares proposed to be sold on the same terms and conditions and at the same purchase price per share as the purchase terms in the proposed sale.

    The existence of authorized but unissued shares of common stock of Randolph County may have an anti-takeover effect, as the issuance of additional Randolph County shares with sufficient voting power could have a dilutive effect on Randolph County's stock and may result in the defeat of an attempt to acquire control of Randolph County. The Board of Directors of Randolph County may issue shares of common stock at any time without shareholder approval. The Agreement prohibits the issuance by Randolph County of additional shares of common stock.

DIRECTOR LIABILITY

    Under the IBCL, a director of First Merchants or Randolph County will not be liable to shareholders for any action taken as a director, or any failure to take any action, unless (i) the director has breached or failed to perform his duties as a director in good faith with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the corporation and
(ii) such breach or failure to perform constitutes willful misconduct or recklessness.

                                    LEGAL OPINIONS

    Certain legal matters in connection with the Agreement will be passed upon for First Merchants by the law firm of Bingham Summers Welsh & Spilman, 2700 Market Tower, 10 West Market Street, Indianapolis, Indiana 46204 and for Randolph County by the law firm of Cook & Haviza, 111 North Main Street, Winchester, Indiana 47394. Frank A. Bracken is of counsel with Bingham Summers Welsh & Spilman and a director of First Merchants and First Merchants Bank.


                                       EXPERTS

    The consolidated financial statements of First Merchants incorporated by reference in this Proxy Statement-Prospectus have been audited by Geo. S. Olive & Co., LLC, independent public accountants, to the extent and for the periods indicated in their report thereon, and have been so incorporated by reference in this Proxy Statement-Prospectus in reliance upon such report of Geo. S. Olive & Co., LLC given on the authority of such firm as experts in auditing and accounting.

    The consolidated financial statements of Randolph County and Union National included in this Proxy Statement-Prospectus have been audited by Geo. S. Olive & Co., LLC, independent public accountants, to the extent and for the periods indicated in their reports thereon, and have been so included in this Proxy Statement-Prospectus in reliance on the reports of Geo. S. Olive & Co., LLC given on the authority of such firm as experts in auditing and accounting.

    Representatives of Geo. S. Olive & Co., LLC are not expected to be at the Special Meeting of Shareholders of Randolph County.


                                    OTHER MATTERS

    The Special Meeting of Shareholders is called for the purposes set forth in the Notice. The Board of Directors of Randolph County knows of no other matter for action by shareholders at such Special Meeting other than the matters described in the Notice. However, the enclosed proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of the printing thereof and which may properly come before the Special Meeting. It is the intention of the persons named in the proxy to vote pursuant to the proxy with respect to such matters in accordance with the recommendation of management of Randolph County.

                            INDEX TO FINANCIAL STATEMENTS

RANDOLPH COUNTY BANCORP

     Independent Auditor's Report. . . . . . . . . . . . . . . . . .   F-3

     Consolidated Balance Sheet as of December 31, 1995 and 1994 . .   F-4

     Consolidated Statement of Income for the Years Ended
     December 31, 1995, 1994 and 1993. . . . . . . . . . . . . . . .   F-5

     Consolidated Statement of Changes in Stockholders' Equity
     for the Years Ended December 31, 1995, 1994 and 1993. . . . . .   F-7

     Consolidated Statement of Cash Flows for the Years Ended
     December 31, 1995, 1994 and 1993  . . . . . . . . . . . . . . .   F-8

     Notes to Consolidated Financial Statements. . . . . . . . . . .   F-9

UNION NATIONAL BANCORP

     Independent Auditor's Report. . . . . . . . . . . . . . . . . .   F-23

     Consolidated Balance Sheet as of December 31, 1995 and 1994 . .   F-24

     Consolidated Statement of Income for the Years Ended
     December 31, 1995, 1994 and 1993. . . . . . . . . . . . . . . .   F-25

     Consolidated Statement of Changes in Stockholders' Equity
     for the Years Ended December 31, 1995, 1994 and 1993. . . . . .   F-26

     Consolidated Statement of Cash Flows for the Years Ended
     December 31, 1995, 1994 and 1993  . . . . . . . . . . . . . . .   F-27

     Notes to Consolidated Financial Statements. . . . . . . . . . .   F-28

                               RANDOLPH COUNTY BANCORP
                                    AND SUBSIDIARY

                          CONSOLIDATED FINANCIAL STATEMENTS
                              DECEMBER 31, 1995 AND 1994

                             INDEPENDENT AUDITOR'S REPORT



To the Stockholders and
Board of Directors
Randolph County Bancorp
Winchester, Indiana


We have audited the consolidated balance sheet of Randolph County Bancorp and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements described above present fairly, in all material respects, the consolidated financial position of Randolph County Bancorp and subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in the notes to the consolidated financial statements, the Company changed its method of accounting for income taxes in 1993.

GEO. S. OLIVE & CO. LLC




Indianapolis, Indiana
January 17, 1996, except for the last
  paragraph of the note on Loans and
  Allowance as to which the date is
  March 19, 1996

CONSOLIDATED BALANCE SHEET

December 31                                                                   1995               1994
- ---------------------------------------------------------------------------------------------------------
ASSETS
  Cash and due from banks                                                $ 4,080,023         $ 2,503,628
  Federal funds sold                                                       1,400,000           1,050,000
                                                                         -------------------------------
      Cash and cash equivalents                                            5,480,023           3,553,628
  Interest-bearing deposits                                                  103,595
  Investment securities
    Available for sale                                                    22,029,295
    Held to maturity                                                                          28,776,202
                                                                         -------------------------------
      Total investment securities                                         22,029,295          28,776,202
  Loans                                                                   43,493,754          43,778,184
  Allowance for loan losses                                                 (593,580)           (489,409)
                                                                         -------------------------------
      Net loans                                                           42,900,174          43,288,775
  Premises and equipment                                                   1,331,159           1,459,800
  Interest receivable                                                      1,082,609           1,037,736
  Other assets                                                               292,182             315,625
                                                                         -------------------------------
      Total assets                                                       $73,219,037         $78,431,766
                                                                         -------------------------------
                                                                         -------------------------------

LIABILITIES
  Deposits
    Noninterest bearing                                                  $ 7,333,464         $ 6,537,517
    Interest bearing                                                      56,107,793          62,243,689
                                                                         -------------------------------
      Total deposits                                                      63,441,257          68,781,206
  Due to broker                                                              387,591             795,000
  Interest payable                                                           380,724             304,932
  Other liabilities                                                          256,405             223,635
                                                                         -------------------------------
      Total liabilities                                                   64,465,977          70,104,773
                                                                         -------------------------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Common stock, $100 stated value
    Authorized--60,000 shares
    Issued and outstanding--27,555 and 27,567 shares                       2,755,500           2,756,700
  Paid-in capital                                                            709,036             709,344
  Retained earnings                                                        5,250,057           4,860,949
  Net unrealized gain on securities available for sale                        38,467
                                                                         -------------------------------
      Total stockholders' equity                                           8,753,060           8,326,993
                                                                         -------------------------------
      Total liabilities and stockholders' equity                         $73,219,037         $78,431,766
                                                                         -------------------------------
                                                                         -------------------------------


See notes to consolidated financial statements.


                                        CONSOLIDATED STATEMENT OF INCOME

Year Ended December 31                                         1995                1994           1993
- ---------------------------------------------------------------------------------------------------------
INTEREST INCOME
  Loans receivable
    Taxable                                                $3,857,471          $3,446,748     $3,358,934
    Tax exempt                                                 26,112              34,340         34,793
  Investment securities
    Taxable                                                   854,488           1,024,299      1,182,463
    Tax exempt                                                340,132             435,395        586,638
  Federal funds sold                                           68,798              27,523         46,706
  Deposits with financial institutions                          5,297                              1,055
                                                          -----------------------------------------------
      Total interest income                                 5,152,298           4,968,305      5,210,589
                                                          -----------------------------------------------

INTEREST EXPENSE
  Deposits                                                  2,489,584           2,326,572      2,532,477
  Short-term borrowings                                         8,636              44,095          3,927
                                                          -----------------------------------------------
      Total interest expense                                2,498,220           2,370,667      2,536,404
                                                          -----------------------------------------------

NET INTEREST INCOME                                         2,654,078           2,597,638      2,674,185
  Provision for loan losses                                   408,000             120,000        240,000
                                                          -----------------------------------------------

NET INTEREST INCOME AFTER PROVISION FOR LOAN
  LOSSES                                                    2,246,078           2,477,638      2,434,185
                                                          -----------------------------------------------

OTHER INCOME
  Fiduciary activities                                         35,680              59,705         45,635
  Service charges on deposit accounts                         143,992             119,292        112,264
  Other customer fees                                          28,425              36,184         27,246
  Security gain                                                                                  220,000
  Other income                                                 14,715              26,494         12,775
                                                          -----------------------------------------------
      Total other income                                      222,812             241,675        417,920
                                                          -----------------------------------------------

OTHER EXPENSES
  Salaries and employee benefits                              812,950             822,890        773,491
  Net occupancy expenses                                      143,934             152,663         56,404
  Equipment expenses                                           77,953              62,107         45,691
  Data processing fees                                         71,209              70,211         66,583
  Deposit insurance expense                                    78,431             156,958        151,157
  Printing and office supplies                                 45,087              53,839         48,686
  Advertising                                                  46,250              44,650         39,500
  Legal and professional fees                                  69,685              50,541         40,457
  Director and committee fees                                  65,900              71,050         69,800
  Other expenses                                              123,128             129,372        111,848
                                                          -----------------------------------------------
      Total other expenses                                  1,534,527           1,614,281      1,403,617
                                                          -----------------------------------------------
                                                                                              (continued)


                                                 F-5

                                        CONSOLIDATED STATEMENT OF INCOME

Year Ended December 31                                         1995                1994           1993
- ---------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAX AND CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING METHOD                    $  934,363          $1,105,032     $1,448,488
  Income tax expense                                          267,337             302,931        409,877
                                                          -----------------------------------------------
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING METHOD                                        667,026             802,101      1,038,611

CUMULATIVE EFFECT OF CHANGE IN METHOD OF
  ACCOUNTING FOR INCOME TAXES                                                                     33,500
                                                          -----------------------------------------------

NET INCOME                                                 $  667,026          $  802,101     $1,072,111
                                                          -----------------------------------------------
                                                          -----------------------------------------------
PER SHARE
  Income before cumulative effect of change
      in accounting method                                     $24.20              $29.10         $37.68
  Net income                                                    24.20               29.10          38.89

WEIGHTED AVERAGE SHARES OUTSTANDING                            27,565              27,567         27,567


See notes to consolidated financial statements.

                      CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                            NET
                                          COMMON STOCK                                   UNREALIZED
                                  ---------------------------                             GAIN ON
                                                                                         SECURITIES
                                      SHARES                      PAID-IN     RETAINED   AVAILABLE
                                    OUTSTANDING       AMOUNT      CAPITAL     EARNINGS    FOR SALE         TOTAL
- --------------------------------------------------------------------------------------------------------------------
BALANCES, JANUARY 1, 1993                 9,189   $  918,900     $709,344   $5,270,204                $6,898,448

Net income for 1993                                                          1,072,111                 1,072,111
Cash dividends ($11.50 per
share)                                                                        (169,997)                 (169,997)
200% stock dividend                      18,378    1,837,800                (1,837,800)
                                  ----------------------------------------------------------------------------------

BALANCES, DECEMBER 31, 1993              27,567    2,756,700      709,344    4,334,518                 7,800,562

Net income for 1994                                                            802,101                   802,101
Cash dividends ($10 per share)                                                (275,670)                 (275,670)
                                  ----------------------------------------------------------------------------------

BALANCES, DECEMBER 31, 1994              27,567    2,756,700      709,344    4,860,949                 8,326,993

Net income for 1995                                                            667,026                   667,026
Cash dividends ($10 per share)                                                (275,586)                 (275,586)
Unrealized gain on securities
available for sale, net of taxes
 of $15,237                                                                                 $38,467       38,467
Purchase of stock                           (12)      (1,200)        (308)      (2,332)                   (3,840)
                                  ----------------------------------------------------------------------------------

BALANCES, DECEMBER 31, 1995              27,555   $2,755,500     $709,036   $5,250,057      $38,467   $8,753,060
                                  ----------------------------------------------------------------------------------
                                  ----------------------------------------------------------------------------------

See notes to consolidated financial statements.

                   CONSOLIDATED STATEMENT OF CASH FLOWS

 YEAR ENDED DECEMBER 31                                                 1995              1994            1993
- ------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
   Net income                                                       $  667,026        $  802,101      $1,072,111
   Adjustments to reconcile net income to net cash provided
    by operating activities
    Provision for loan losses                                          408,000           120,000         240,000
    Depreciation and amortization                                      130,957           100,449          36,353
    Deferred income tax                                                (15,862)           27,159         (76,018)
    Investment securities amortization, net                             95,274           361,978         312,138
    Security gain                                                                                       (220,000)
    Net change in
      Interest receivable                                              (44,873)           68,134         (60,642)
      Interest payable                                                  75,792            47,644         (48,100)
      Other assets                                                     111,231          (263,005)        110,380
    Other adjustments                                                   48,578             3,474         (61,023)
                                                                   ------------------------------------------------
      Net cash provided by operating activities                      1,476,123         1,267,934       1,305,199
                                                                   ------------------------------------------------

INVESTING ACTIVITIES
    Net change in interest-bearing deposits                           (103,595)                          100,000
    Purchases of securities held to maturity                        (8,133,079)      (11,802,796)    (19,940,074)
    Proceeds from maturities and payments of securities held
      to maturity                                                   14,441,000        16,055,577      17,880,875
    Net change in loans                                               (132,280)       (3,718,068)     (5,110,851)
    Purchases of premises and equipment                                 (2,316)         (707,920)       (483,189)
    Premiums paid on life insurance                                                                     (744,800)
    Refunds of life insurance premiums                                                   744,800
    Other                                                                                 82,053          47,510
                                                                   ------------------------------------------------
      Net cash provided (used) by investing activities               6,069,730           653,646      (8,250,529)
                                                                   ------------------------------------------------

FINANCING ACTIVITIES
    Net change in
     Noninterest-bearing, NOW, money market and savings
      deposits                                                      (3,256,441)       (8,282,200)      2,268,738
     Certificates of deposit                                        (2,083,507)        5,519,650         799,827
    Cash dividends                                                    (275,670)         (179,186)       (169,997)
    Purchase of stock                                                   (3,840)
                                                                   ------------------------------------------------
      Net cash provided (used) by financing activities              (5,619,458)       (2,941,736)      2,898,568
                                                                   ------------------------------------------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                 1,926,395        (1,020,156)     (4,046,762)


CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                         3,553,628         4,573,784       8,620,546
                                                                   ------------------------------------------------

CASH AND CASH EQUIVALENTS, END OF YEAR                              $5,480,023        $3,553,628      $4,573,784
                                                                   ------------------------------------------------
                                                                   ------------------------------------------------

ADDITIONAL CASH FLOWS INFORMATION
   Interest paid                                                    $2,422,418        $2,429,994      $2,584,504
   Income tax paid                                                     249,253           404,195         419,860

      SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)

NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of Randolph County Bancorp ("Company"), and its wholly owned subsidiary, The Randolph County Bank ("Bank"), conform to generally accepted accounting principles and reporting practices followed by the banking industry. The more significant of the policies are described below.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company is a bank holding company whose principal activity is the ownership and management of the Bank. The Bank operates under a state bank charter and provides full banking services, including trust services. As a state bank, the Bank is subject to the regulation of the Department of Financial Institutions, State of Indiana and the Federal Deposit Insurance Corporation.

The Bank generates commercial, mortgage and consumer loans and receives deposits from customers located primarily in Randolph County, Indiana and surrounding counties. The Bank's loans are generally secured by specific items of collateral including real property, consumer assets and business assets. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon economic conditions in the agricultural industry.

CONSOLIDATION--The consolidated financial statements include the accounts of the Company and the Bank after elimination of all material intercompany transactions and accounts.

INVESTMENT SECURITIES--The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, on January 1, 1994.

Debt securities are classified as held to maturity when the Company has the positive intent and ability to hold the securities to maturity. Securities held to maturity are carried at amortized cost. Debt securities not classified as held to maturity are classified as available for sale. Securities available for sale are carried at fair value with unrealized gains and losses reported separately in stockholders' equity, net of tax.

Amortization of premiums and accretion of discounts are recorded as interest income from securities. Realized gains and losses are recorded as net security gains (losses). Gains and losses on sales of securities are determined on the specific-identification method.

At January 1, 1994, the Bank determined there were no securities which should be reclassified as available for sale, and therefore there was no change in total stockholders' equity.

Prior to the adoption of SFAS No. 115, investment securities were carried at cost, adjusted for amortization of premiums and discounts. Realized gains and losses on sales were included in other income. Gains and losses on the sale of securities were determined on the specific-identification method.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


LOANS are carried at the principal amount outstanding. Interest income is accrued on the principal balances of loans, except for installment loans with add-on interest, for which a method that approximates the level yield method is used. Loans are placed in a nonaccrual status when the collection of interest becomes doubtful. Interest income previously accrued but not deemed collectible is reversed and charged against current income. Interest on nonaccrual loans is then recognized as income when collected.

ALLOWANCE FOR LOAN LOSSES is maintained to absorb potential loan losses based on management's continuing review and evaluation of the loan portfolio and its judgment as to the impact of economic conditions on the portfolio. The evaluation by management includes consideration of past loss experience, changes in the composition of the portfolio, the current condition and amount of loans outstanding, and the probability of collecting all amounts due. Impaired loans are measured by the present value of expected future cash flows, or the fair value of the collateral of the loan, if collateral dependent.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. Management believes that, as of December 31, 1995, the allowance for loan losses is adequate based on information currently available. A worsening or protracted economic decline in the area within which the Company operates would increase the likelihood of additional losses due to credit and market risks and could create the need for additional loss reserves.

PREMISES AND EQUIPMENT are carried at cost net of accumulated depreciation. Depreciation is computed using the straight-line method for bank premises and the declining-balance method for equipment based principally on the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

ADVERTISING COSTS are expensed as incurred.

INCOME TAX in the consolidated statement of income includes deferred income tax provisions or benefits for all significant temporary differences in recognizing income and expenses for financial reporting and income tax purposes. The Company files consolidated income tax returns with its subsidiary.

EARNINGS PER SHARE have been computed based upon the weighted average common shares outstanding during each year.


- --> ACQUISITION OF COMPANY

In January, 1996, the Company signed a definitive agreement to be acquired by First Merchants Corporation ("First"), Muncie, Indiana. The agreement provides that each stockholder of the Company would receive shares of First common stock for each common share of Company stock held. The proposed transaction is subject to the approval of the Company's stockholders and appropriate regulatory authorities.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


- --> RESTRICTION ON CASH AND DUE FROM BANKS


The Bank is required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank. The reserve required at December 31, 1995, was $586,000.


- --> INVESTMENT SECURITIES

                                                                         1995
                                        -----------------------------------------------------------
                                                            GROSS            GROSS
                                          AMORTIZED       UNREALIZED       UNREALIZED        FAIR
DECEMBER 31                                 COST            GAINS            LOSSES         VALUE
- ---------------------------------------------------------------------------------------------------
Available for sale
   U.S. Treasury                         $ 3,709                $ 23              $ 8      $ 3,724
   Federal agencies                        4,892                  28               10        4,910
   State and municipal                     8,428                  50               18        8,460
   Corporate  obligations                  4,937                  25               27        4,935
                                        ------------------------------------------------------------
      Total investment  securities       $21,966                $126              $63      $22,029
                                        ------------------------------------------------------------
                                        ------------------------------------------------------------


                                                                         1994
                                        ------------------------------------------------------------
                                                              GROSS            GROSS
                                         AMORTIZED         UNREALIZED        UNREALIZED      FAIR
DECEMBER 31                                COST               GAINS            LOSSES       VALUE
- ----------------------------------------------------------------------------------------------------
Held to maturity
   U.S. Treasury                         $ 5,468                                 $182      $ 5,286
   Federal agencies                        4,999                                  120        4,879
   State and municipal                     9,826                $20                84        9,762
   Corporate obligations                   8,483                  5               185        8,303
                                       -------------------------------------------------------------
      Total investment securities        $28,776                $25               $571      $28,230
                                       -------------------------------------------------------------
                                       -------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


The amortized cost and estimated market value of securities available for sale at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                            1995
                                                 ----------------------
                                                  AMORTIZED       FAIR
 MATURITY DISTRIBUTION AT DECEMBER 31               COST         VALUE
- -----------------------------------------------------------------------
 Within one year                                    $ 9,073    $ 9,073
 One to five years                                   12,406     12,454
 Five to ten years                                      352        367
 After ten years                                        135        135
                                                  ---------    --------
      Totals                                        $21,966    $22,029
                                                  ---------    --------
                                                  ---------    --------

Securities with a carrying value of $103,000 and $99,600 were pledged at December 31, 1995 and 1994 to secure certain deposits and for other purposes as permitted or required by law.

There were no sales of investment securities during 1995, 1994 or 1993. However, a gain of $220,000 was realized in 1993 from proceeds of an investment security previously written off in 1992. The tax expense on this gain was $87,000 in the year ended December 31, 1993.

On December 31, 1995, the Bank transferred all securities from held to maturity to available for sale in accordance with a transition reclassification allowed by the Financial Accounting Standards Board. Such securities had a carrying value of $21,966,000 and a fair value of $22,029,000.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)

LOANS AND ALLOWANCE

DECEMBER 31                                                               1995      1994
- -----------------------------------------------------------------------------------------
Commercial and industrial loans                                       $ 3,230     $ 3,578
Real estate loans (includes $10,111 and  $9,687 secured
  by farmland)                                                         22,590      18,848
Agricultural production financing and other loans to
  farmers                                                               6,063       5,681
Individuals' loans for household and other personal
  expenditures                                                         12,988      17,016
Tax-exempt loans                                                           85          90
Other loans                                                                 5          47
                                                                     --------------------
                                                                       44,961      45,260
Unearned interest on loans                                             (1,467)     (1,482)
                                                                     --------------------
     Total loans                                                      $43,494     $43,778
                                                                     --------------------
                                                                     --------------------

DECEMBER 31                                                   1995       1994       1993
- ------------------------------------------------------------------------------------------
Allowance for loan losses
   Balances, January 1                                       $489        $567        $382
   Provision for losses                                       408         120         240
   Recoveries on loans                                         21          20          16
   Loans charged off                                         (324)       (218)        (71)
                                                           -------------------------------

    Balances, December 31                                    $594        $489        $567
                                                           -------------------------------
Nonperforming loans                                        -------------------------------
    Nonaccruing loans                                                                 $33
   Loans contractually past due 90 days or more other
      than nonaccruing                                        $36        $343          45

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


The Company adopted SFAS No. 114 and No. 118 ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN and ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN - INCOME RECOGNITION AND DISCLOSURES on January 1, 1995. The adoption of SFAS No. 114 and 118 did not have a material impact on the Company's financial position or results of operations. Impaired loans totaled $631,000 at December 31, 1995. An allowance for losses at December 31, 1995, was not deemed necessary for impaired loans totaling $525,000, but an allowance of $73,000 was recorded for the remaining balance of impaired loans of $106,000. The average balance of impaired loans for 1995 was $572,000. Interest income and cash receipts of interest totaled $47,000 and $37,000 during the period in 1995 that the loans were impaired.

The Bank has entered into transactions with certain directors, executive officers, significant stockholders and their affiliates or associates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans, as defined, to such related parties were as follows:

                                                         1995      1994
- -------------------------------------------------------------------------
  Balances, January 1                                    $963      $795
  Changes in composition of related parties              (442)
  New loans, including renewals                            84     1,167
  Payments, etc., including renewals                      (96)     (999)
                                                        -----------------
  Balances, December 31                                  $509      $963
                                                        -----------------
                                                        -----------------

On March 19, 1996, the Company charged off $188,000 in loans to a single borrower. In conjucnction with the chargeoff, a provision for loan losses of $188,000 was also recorded. These transactions were the result of information related to the borrower which became available subsequent to December 31, 1995 and discussions with regulatory authorities. Both of these transactions are reflected in the December 31, 1995 consolidated financial statements.


- --> PREMISES AND EQUIPMENT

DECEMBER 31                                         1995     1994
- -------------------------------------------------------------------
Land                                              $  223    $  223
Buildings                                          1,208     1,203
Equipment                                            511       512
                                                  -----------------
     Total cost                                    1,942     1,938
Accumulated depreciation                            (611)     (478)
                                                  -----------------
Net                                               $1,331    $1,460
                                                  -----------------
                                                  -----------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


DEPOSITS

DECEMBER 31                                        1995           1994
- -----------------------------------------------------------------------
Noninterest bearing                              $ 7,333        $ 6,538
Interest-bearing demand                            9,446         10,464
Savings deposits                                   9,949         12,981
Certificates and other time deposits of
 $100,000 or more                                  5,476          4,279
Other certificates and time deposits              31,237         34,519
                                                 ----------------------

     Total deposits                              $63,441        $68,781
                                                 ----------------------
                                                 ----------------------


Certificates maturing in years ending December 31:

    1996                                              $25,555
    1997                                                6,109
    1998                                                4,154
    1999                                                  642
    2000                                                  253
                                                      -------

                                                      $36,713
                                                      -------
                                                      -------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)

INCOME TAX

YEAR ENDED DECEMBER 31                                 1995      1994      1993
- -------------------------------------------------------------------------------
Income tax expense
 Currently payable
   Federal                                             $196      $188      $339
   State                                                 87        88       147
 Deferred
   Federal                                              (12)       19       (55)
   State                                                 (4)        8       (21)
                                                       ------------------------

     Total income tax expense                          $267      $303      $410
                                                       ------------------------
                                                       ------------------------

Reconciliation of federal statutory to actual
 tax expense
 Federal statutory income tax at 34%                   $318      $376      $492
 Tax exempt interest                                   (107)     (139)     (183)
 Effect of state income taxes                            55        63        83
 Other                                                    1         3        18
                                                       ------------------------
     Actual tax expense                                $267      $303      $410
                                                       ------------------------
                                                       ------------------------

A cumulative net deferred tax asset is included in other assets. The components of the asset are as follows:

DECEMBER 31                                                     1995      1994
- -------------------------------------------------------------------------------
Differences in depreciation methods                             $(32)     $(17)
Differences in accounting for loan losses                        187       143
State income tax                                                 (14)      (13)
Differences in accounting for pensions                           (19)       (2)
Differences in accounting for securities available for sale      (25)
Other                                                              5
                                                                ---------------
                                                                $ 102     $111
                                                                ---------------
                                                                ---------------

Assets                                                           $192      $151
Liabilities                                                       (90)     (32)
                                                                ---------------

                                                                $ 102     $119
                                                                ---------------
                                                                ---------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)

COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business there are outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying financial statements. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Bank uses the same credit policies in making such commitments as it does for instruments that are included in the consolidated balance sheet.

Financial instruments whose contract amount represents credit risk as of December 31 were as follows:

                                                  1995           1994
- ----------------------------------------------------------------------
Commitments to extend credit                     $2,746         $3,276

Standby letters of credit                            55             55

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party.

The Company and Bank are also subject to claims and lawsuits which arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Company.

- --> RESTRICTION ON DIVIDENDS

Without prior approval, the Bank is restricted by Indiana law and regulations of the Department of Financial Institutions, State of Indiana, and the Federal Deposit Insurance Corporation as to the maximum amount of dividends it can pay to its parent to the balance of the undivided profits account, adjusted for defined bad debts. As a practical matter, the Bank restricts dividends to a lesser amount because of the need to maintain an adequate capital structure.

At December 31, 1995, total stockholders' equity of the Bank was $8,756,000 of which $6,152,000 was restricted from dividend distribution to the Company.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


PENSION PLAN

The Bank's defined-benefit pension plan covers substantially all of its employees. The benefits are based primarily on years of service and employees' pay near retirement. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future. Pension expense was $52,000 for 1995, $77,000 for 1994 and $50,000 for 1993.

The following tables set forth the plan's funded status and amounts recognized in the consolidated balance sheet:

DECEMBER 31                                                                               1995     1994
- ------------------------------------------------------------------------------------------------------------
Actuarial present value of
 Accumulated benefit obligation including vested benefits of $1,481 and $1,287
                                                                                           $1,510    $1,309
                                                                                          ------------------
                                                                                          ------------------
 Projected benefit obligation for service rendered to date                                $(1,890)  $(1,591)
Plan assets at fair value, primarily time deposits in financial institutions                1,678     1,411
                                                                                          ------------------
Projected benefit obligation in excess of plan assets                                        (212)     (180)
Unrecognized net loss from experience different than that assumed                             211       149
Unrecognized prior service cost                                                               153       158
Unrecognized net asset at January 1, 1987 being recognized over 17
 years                                                                                       (108)     (123)
                                                                                          ------------------

Prepaid pension cost included in other assets                                             $    44    $    4
                                                                                          ------------------
                                                                                          ------------------

YEAR ENDED DECEMBER 31                                                  1995       1994       1993
- ---------------------------------------------------------------------------------------------------
Pension expense includes the following components
    Service cost - benefits earned during the year                       $57        $65        $52
    Interest cost on projected benefit obligation                        105        100         98
    Actual return on plan assets                                        (246)        (6)       (21)
    Net amortization and deferral                                        136        (82)       (79)
                                                                      -----------------------------

                                                                         $52        $77        $50
                                                                      -----------------------------
                                                                      -----------------------------
Assumptions used in the accounting were:
    Discount rate                                                       6.25%      6.75%      6.00%
    Rate of increase in compensation                                    4.00%      4.00%      4.50%
    Expected long-term rate of return on assets                         8.00%      7.00%      7.00%

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

CASH AND CASH EQUIVALENTS--The fair value of cash and cash equivalents approximates carrying value.

INTEREST-BEARING DEPOSITS--The fair value of interest-bearing time deposits approximates carrying value.

INVESTMENT SECURITIES--Fair values are based on quoted market prices.

LOANS--For both short-term loans and variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair value for other loans, are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

INTEREST RECEIVABLE/PAYABLE--The fair values of interest receivable/payable approximate carrying values.

DEPOSITS--The fair values of noninterest-bearing and interest-bearing demand accounts are equal to the amount payable on demand at the balance sheet date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on such time deposits.

DUE TO BROKER--The fair value of due to broker approximates carrying value.

The estimated fair values of the Company's financial instruments are as follows:

                                                           1995
                                                     -----------------
DECEMBER 31                                           CARRYING  FAIR
                                                      AMOUNT    VALUE
- ----------------------------------------------------------------------
ASSETS
    Cash and cash equivalents                         $5,480    $5,480
    Interest-bearing deposits                            104       104
    Investment securities available for sale          22,029    22,029
    Loans, net                                        42,900    42,939
    Interest receivable                                1,083     1,083

LIABILITIES
    Deposits                                          63,441    63,409
    Interest payable                                     381       381
    Due to broker                                        388       388

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


CONDENSED FINANCIAL INFORMATION (PARENT COMPANY ONLY)

Presented below is condensed financial information as to financial position, results of operations and cash flows of the Company:


                               CONDENSED BALANCE SHEET

DECEMBER 31                                                 1995      1994
- -------------------------------------------------------------------------------
ASSETS
    Cash                                                   $     7   $     2
    Investment in subsidiary                                 8,756     8,321
    Other assets                                               200       197
                                                          ---------------------

         Total assets                                      $ 8,963   $ 8,520
                                                          ---------------------
                                                          ---------------------

LIABILITIES
    Dividend payable                                       $   193   $   193
    Other liabilities                                           17
                                                          ---------------------
         Total liabilities                                     210       193

STOCKHOLDERS' EQUITY                                         8,753     8,327
                                                          ---------------------

         Total liabilities and stockholders' equity        $ 8,963   $ 8,520
                                                          ---------------------
                                                          ---------------------


                            CONDENSED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31                                     1995    1994    1993
- --------------------------------------------------------------------------------
Income--dividends from subsidiary                          $281    $279    $174

Expense--other expense                                       18       2       1
                                                           ---------------------

Income before income tax and equity in
   undistributed income of
    subsidiary                                              263     277     173
    Income tax benefit                                        7       1
                                                           ---------------------

Income before equity in undistributed
    income of subsidiary                                    270     278     173

Equity in undistributed income of subsidiary                397     524     899
                                                           ---------------------

NET INCOME                                                 $667    $802  $1,072
                                                           ---------------------
                                                           ---------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


                          CONDENSED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31                                       1995      1994     1993
- ---------------------------------------------------------------------------------------
OPERATING ACTIVITIES
 Net income                                                 $667      $802    $1,072
 Adjustments to reconcile net income to net cash provided
   by operating activities
   Equity in undistributed income of subsidiary             (397)     (524)     (899)
   Change in
     Other assets                                             (3)     (101)       (4)
     Other liabilities                                        18
                                                            ---------------------------
     Net cash provided by operating activities               285       177       169
                                                            ---------------------------

FINANCING ACTIVITIES
 Cash dividends                                             (276)     (179)     (165)
 Purchase of stock                                            (4)
                                                            ---------------------------
     Net cash used by financing activities                  (280)     (179)     (165)
                                                            ---------------------------

NET INCREASE (DECREASE) IN CASH                                5        (2)        4

CASH AT BEGINNING OF YEAR                                      2         4
                                                            ---------------------------

CASH AT END OF YEAR                                         $  7      $  2    $    4
                                                            ---------------------------
                                                            ---------------------------

                        UNION NATIONAL BANCORP AND SUBSIDIARY

                          CONSOLIDATED FINANCIAL STATEMENTS
                              DECEMBER 31, 1995 AND 1994

                             INDEPENDENT AUDITOR'S REPORT







To the Stockholders and
Board of Directors
Union National Bancorp
Liberty, Indiana


We have audited the consolidated balance sheet of Union National Bancorp and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements described above present fairly, in all material respects, the consolidated financial position of Union National Bancorp and subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in the notes to the consolidated financial statements, the Company changed its method of accounting for investments in securities in 1994 and income taxes in 1993.


GEO. S. OLIVE & CO., LLC



Indianapolis, Indiana
February 2, 1996

                        UNION NATIONAL BANCORP AND SUBSIDIARY
                              CONSOLIDATED BALANCE SHEET


DECEMBER 31                                                            1995           1994
- --------------------------------------------------------------------------------------------------
ASSETS
 Cash and due from banks                                           $  3,461,220   $  3,213,296
 Federal funds sold                                                                    450,000
                                                                ----------------------------------
      Cash and cash equivalents                                       3,461,220      3,663,296
 Investment securities
    Available for sale                                               60,789,224     22,791,661
    Held to maturity                                                  2,464,191     30,339,708
                                                                ----------------------------------
      Total investment securities                                    63,253,415     53,131,369
 Loans                                                               89,850,398     83,257,882
 Allowance for loan losses                                           (1,144,546)    (1,116,077)
                                                                ----------------------------------
      Net loans                                                      88,705,852     82,141,805
 Premises and equipment                                               3,026,917      3,124,478
 Federal Reserve and Federal Home Loan Bank stock                       810,000        800,800
 Interest receivable                                                  1,729,585      1,566,387
 Other assets                                                            90,546        686,777
                                                                ----------------------------------

      Total assets                                                 $161,077,535   $145,114,912
                                                                ----------------------------------
                                                                ----------------------------------

LIABILITIES
 Deposits
    Noninterest bearing                                           $   7,805,936  $   7,795,091
    Interest bearing                                                124,533,486    113,603,118
                                                                ----------------------------------
      Total deposits                                                132,339,422    121,398,209
 Short-term borrowings                                                3,401,997      1,442,177
 Federal Home Loan Bank advances                                      8,000,000      8,000,000
 Interest payable                                                     1,168,093        811,091
 Other liabilities                                                      426,739         54,330
                                                                ----------------------------------
      Total liabilities                                             145,336,251    131,705,807
                                                                ----------------------------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
 Common stock, $5 stated value
    Authorized--200,000 shares
    Issued and outstanding--193,968 and 194,302 shares                  969,840        971,510
 Paid-in capital                                                      1,957,192      1,982,242
 Retained earnings                                                   12,118,983     10,867,652
 Net unrealized gain (loss) on securities available for sale            695,269       (412,299)
                                                                ----------------------------------
      Total stockholders' equity                                     15,741,284     13,409,105
                                                                ----------------------------------

      Total liabilities and stockholders' equity                   $161,077,535   $145,114,912
                                                                ----------------------------------
                                                                ----------------------------------


See notes to consolidated financial statements.

                        UNION NATIONAL BANCORP AND SUBSIDIARY
                           CONSOLIDATED STATEMENT OF INCOME


YEAR ENDED DECEMBER 31                                                   1995            1994          1993
- ------------------------------------------------------------------------------------------------------------------

Interest Income
   Loans receivable                                                  $ 7,451,813     $6,509,161     $6,200,780
   Investment securities
      Taxable                                                          3,000,511      2,253,873      2,292,384
      Tax exempt                                                         827,269        894,628        846,576
   Trading account securities
      Taxable                                                                                            7,879
      Tax exempt                                                                                         4,100
   Federal funds sold                                                     52,622         26,462         12,964
                                                                   -----------------------------------------------
         Total interest income                                        11,332,215      9,684,124      9,364,683
                                                                   -----------------------------------------------

INTEREST EXPENSE
   Deposits                                                            6,172,877      4,782,135      4,566,096
   Short-term borrowings                                                 128,912         82,680         72,707
   Federal Home Loan Bank advances                                       468,584        462,184        383,209
                                                                   -----------------------------------------------
         Total interest expense                                        6,770,373      5,326,999      5,022,012
                                                                   -----------------------------------------------

NET INTEREST INCOME                                                    4,561,842      4,357,125      4,342,671
   Provision for loan losses                                             340,000        300,000        400,000
                                                                   -----------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                    4,221,842      4,057,125      3,942,671
                                                                   -----------------------------------------------

OTHER INCOME
   Service charges on deposit accounts                                   307,454        263,573        203,378
   Net realized gains on sales of available-for-sale securities           36,683         12,931         38,281
   Trading account securities gains, net                                                                16,699
   Other income                                                          118,912        102,724         84,984
                                                                   -----------------------------------------------
         Total other income                                              463,049        379,228        343,342
                                                                   -----------------------------------------------

OTHER EXPENSES
   Salaries and employee benefits                                      1,418,349      1,313,166      1,283,705
   Premises and equipment expenses                                       377,682        321,105        286,638
   Data processing fees                                                  168,943        168,988        154,609
   Deposit insurance expense                                             142,735        257,073        240,357
   Other expenses                                                        509,054        523,821        524,710
                                                                   -----------------------------------------------
         Total other expenses                                          2,616,763      2,584,153      2,490,019
                                                                   -----------------------------------------------

INCOME BEFORE INCOME TAX AND CUMULATIVE EFFECT OF CHANGE IN
   ACCOUNTING METHOD                                                   2,068,128      1,852,200      1,795,994
   Income tax expense                                                    545,125        449,425        444,253
                                                                   -----------------------------------------------

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
   METHOD                                                              1,523,003      1,402,775      1,351,741

CUMULATIVE EFFECT OF CHANGE IN METHOD OF ACCOUNTING FOR
   INCOME TAXES                                                                                         68,848
                                                                   -----------------------------------------------

NET INCOME                                                           $ 1,523,003     $1,402,775     $1,420,589
                                                                   -----------------------------------------------
                                                                   -----------------------------------------------

PER SHARE
   Income before cumulative effect of change in accounting method       $7.85          $7.22          $6.96
   Net income                                                           $7.85          $7.22          $7.32

WEIGHTED AVERAGE SHARES OUTSTANDING                                   194,061        194,302        194,150


See notes to consolidated financial statements.

                        UNION NATIONAL BANCORP AND SUBSIDIARY
              CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY






                                                                                       COMMON STOCK
                                                                            --------------------------------
                                                                                  SHARES                       PAID-IN
                                                                                OUTSTANDING       AMOUNT       CAPITAL
- ----------------------------------------------------------------------------------------------------------------------------
BALANCES, JANUARY 1, 1993                                                         193,552       $967,760     $1,940,992

Net income for 1993
Cash dividends ($1.10 per share)
Sale of stock                                                                         750          3,750         41,250
                                                                            ------------------------------------------------

BALANCES, DECEMBER 31, 1993                                                       194,302        971,510      1,982,242

Net income for 1994
Cash dividends ($1.20 per share)
Cumulative effect of change in method of accounting for securities, net of taxes of $182,000
Net change in unrealized gain (loss) on securities available for sale, net of taxes of $470,000

                                                                            ------------------------------------------------
BALANCES, DECEMBER 31, 1994                                                       194,302        971,510      1,982,242

Net income for 1995
Cash dividends ($1.40 per share)
Net change in unrealized gain (loss) on securities available for sale, net of taxes of $740,000
Purchase of stock                                                                    (334)        (1,670)       (25,050)
                                                                            ------------------------------------------------

BALANCES, DECEMBER 31, 1995                                                       193,968       $969,840     $1,957,192
                                                                            ------------------------------------------------
                                                                            ------------------------------------------------




                                                                                                   NET
                                                                                                UNREALIZED
                                                                                                GAIN (LOSS)
                                                                                               ON SECURITIES
                                                                                  RETAINED     AVAILABLE FOR
                                                                                  EARNINGS         SALE            TOTAL
- ----------------------------------------------------------------------------------------------------------------------------
BALANCES, JANUARY 1, 1993                                                     $ 8,491,182                     $11,399,934

Net income for 1993                                                             1,420,589                       1,420,589
Cash dividends ($1.10 per share)                                                 (213,732)                       (213,732)
Sale of stock                                                                                                      45,000
                                                                            ------------------------------------------------

BALANCES, DECEMBER 31, 1993                                                     9,698,039                      12,651,791

Net income for 1994                                                             1,402,775                       1,402,775
Cash dividends ($1.20 per share)                                                 (233,162)                       (233,162)
Cumulative effect of change in method of accounting for securities,
  net of taxes of $182,000                                                                      $272,568          272,568
Net change in unrealized gain (loss) on securities available for
sale, net of taxes of $470,000                                                                  (684,867)        (684,867)
                                                                            ------------------------------------------------

BALANCES, DECEMBER 31, 1994                                                    10,867,652       (412,299)      13,409,105

Net income for 1995                                                             1,523,003                       1,523,003
Cash dividends ($1.40 per share)                                                 (271,672)                       (271,672)
Net change in unrealized gain (loss) on securities available for
sale, net of taxes of $740,000                                                                 1,107,568        1,107,568
Purchase of stock                                                                                                 (26,720)
                                                                            ------------------------------------------------

BALANCES, DECEMBER 31, 1995                                                   $12,118,983       $695,269      $15,741,284
                                                                            ------------------------------------------------
                                                                            ------------------------------------------------


See notes to consolidated financial statements.

                        UNION NATIONAL BANCORP AND SUBSIDIARY
                         CONSOLIDATED STATEMENT OF CASH FLOWS


YEAR ENDED DECEMBER 31                                                                   1995            1994           1993
- -----------------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
  Net income                                                                          $1,523,003     $1,402,775     $1,420,589
  Adjustments to reconcile net income to net cash provided by operating activities
     Provision for loan losses                                                           340,000        300,000        400,000
     Depreciation and amortization                                                       205,716        260,650        136,966
     Deferred income tax (benefit)                                                        52,432         35,503       (103,098)
     Investment securities amortization (accretion), net                                     209        (26,110)      (125,962)
     Investment securities gains                                                         (36,683)       (12,931)       (38,281)
     Net change in
        Trading account securities                                                                                      74,812
        Interest receivable                                                             (163,198)      (110,108)       236,168
        Interest payable                                                                 357,002        197,342        (94,293)
     Other adjustments                                                                   208,040         30,166       (143,509)
                                                                                  -------------------------------------------------
        Net cash provided by operating activities                                      2,486,521      2,077,287      1,763,392
                                                                                  -------------------------------------------------

INVESTING ACTIVITIES
  Purchases of securities available for sale                                         (19,320,938)   (10,154,162)
  Proceeds from sales of securities available for sale                                 2,111,062      1,069,377
  Proceeds from maturities of securities available for sale                            9,178,784      1,684,439
  Purchases of securities held to maturity                                            (1,655,300)    (1,065,000)   (23,070,644)
  Proceeds from sales of securities held to maturity                                     358,540
  Proceeds from maturities of securities held to maturity                              1,089,426      6,444,010     18,708,311
  Proceeds from investment securities sales                                                                          2,097,993
  Net change in loans                                                                 (6,935,457)    (5,353,131)    (9,495,633)
  Purchases of premises and equipment                                                   (108,155)    (1,078,980)      (267,876)
  Purchase of FHLB stock                                                                  (9,200)      (225,900)
  Other investing activities                                                                            146,703         70,082
                                                                                  -------------------------------------------------
        Net cash used by investing activities                                        (15,291,238)    (8,532,644)   (11,957,767)
                                                                                  -------------------------------------------------

FINANCING ACTIVITIES
  Net change in
     Noninterest-bearing, interest-bearing and savings deposits                         (742,089)       351,096      6,256,540
     Certificates of deposit                                                          11,683,302     10,249,058       (123,997)
     Short-term borrowings                                                             1,959,820     (4,389,165)     2,446,893
  FHLB advances                                                                                       2,000,000      2,000,000
  Cash dividends                                                                        (271,672)      (233,162)      (213,732)
  Stock sold (purchased)                                                                 (26,720)                       45,000
                                                                                  -------------------------------------------------
        Net cash provided by financing activities                                     12,602,641      7,977,827     10,410,704
                                                                                  -------------------------------------------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                    (202,076)     1,522,470        216,329

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                           3,663,296      2,140,826      1,924,497
                                                                                  -------------------------------------------------

CASH AND CASH EQUIVALENTS, END OF YEAR                                                $3,461,220     $3,663,296     $2,140,826
                                                                                  -------------------------------------------------
                                                                                  -------------------------------------------------
ADDITIONAL CASH FLOWS INFORMATION
  Interest paid                                                                       $6,413,371     $5,129,657     $5,116,305
  Income tax paid                                                                        326,235        459,372        595,480

See notes to consolidated financial statements.

                        UNION NATIONAL BANCORP AND SUBSIDIARY

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         (TABLE DOLLAR AMOUNTS IN THOUSANDS)

- - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of Union National Bancorp ("Company"), and its wholly owned subsidiary, Union County National Bank ("Bank"), conform to generally accepted accounting principles and reporting practices followed by the banking industry. The more significant of the policies are described below.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company is a bank holding company whose principal activity is the ownership and management of the Bank. The Bank operates under a national bank charter and provides full banking services, including trust services. As a national bank, the Bank is subject to the regulation of the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation.

The Bank generates commercial, mortgage and consumer loans and receives deposits from customers located primarily in Union, Fayette and Wayne Counties, Indiana and Butler County, Ohio. The Bank's loans are generally secured by specific items of collateral including real property, consumer assets and business assets. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon economic conditions in the agricultural industry.

CONSOLIDATION--The consolidated financial statements include the accounts of the Company and the Bank after elimination of all material intercompany transactions and accounts.

INVESTMENT SECURITIES--The Company adopted SFAS 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, on January 1, 1994.

Trading account securities are held for resale in anticipation of short-term market movements and are valued at fair value. Gains and losses, both realized and unrealized, are included in other income.

Debt securities are classified as held to maturity when the Company has the positive intent and ability to hold the securities to maturity. Securities held to maturity are carried at amortized cost.

Debt securities not classified as held to maturity or included in the trading account and marketable equity securities not classified as trading are classified as available for sale. Securities available for sale are carried at fair value with unrealized gains and losses reported separately through stockholders' equity, net of tax.

Amortization of premiums and accretion of discounts are recorded as interest income from securities. Realized gains and losses are recorded as net security gains (losses). Gains and losses on sales of securities are determined on the specific-identification method.

UNION NATIONAL BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


At January 1, 1994, investment and trading account securities with an approximate carrying value of $15,948,000 and $117,000 were reclassified as available for sale. This reclassification resulted in an increase in total stockholders' equity, net of taxes, of $272,600.

Prior to the adoption of SFAS No. 115, investment securities were carried at cost, adjusted for amortization of premiums and discounts, and securities held for sale and marketable equity securities were carried at the lower of aggregate cost or market. Realized gains and losses on sales were included in other income. Unrealized losses on securities held for sale were included in other income. Unrealized losses on marketable equity securities were charged to stockholders' equity. Gains and losses on the sale of securities were determined on the specific-identification method.

LOANS are carried at the principal amount outstanding. Interest income is accrued on the principal balances of loans, except for installment loans with add-on interest, for which a method that approximates the level yield method is used. Loans are placed in a nonaccrual status when the collection of interest becomes doubtful. Interest income previously accrued but not deemed collectible is reversed and charged against current income. Interest on these loans is then recognized as income when collected. Loans are considered impaired when it becomes probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Interest income on these loans is recognized as described above depending on the accrual status of the loan. Certain loan fees and direct costs are being deferred and amortized as an adjustment of yield on the loans.

DIRECT LEASE FINANCING TRANSACTIONS are accounted for by the finance method. Under this method, lease income (total lease payments receivable plus the residual value less the cost of leased equipment) is recognized in decreasing amounts over the term of the lease, thus providing a level return on the unrecovered investment.

ALLOWANCE FOR LOAN LOSSES is maintained to absorb potential loan losses based on management's continuing review and evaluation of the loan portfolio and its judgment as to the impact of economic conditions on the portfolio. The evaluation by management includes consideration of past loan loss experience, changes in the composition of the loan portfolio, the current condition and amount of loans outstanding, and the probability of collecting all amounts due. Impaired loans are measured by the present value of expected future cash flows, or the fair value of the collateral of the loan, if collateral dependent.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. Management believes that, as of December 31, 1995 the allowance for loan losses is adequate based on information currently available. A worsening or protracted economic decline in the area within which the Bank operates would increase the likelihood of additional losses due to credit and market risks and could create the need for additional loss reserves.

PREMISES AND EQUIPMENT are carried at cost net of accumulated depreciation. Depreciation is computed using the straight-line method for premises and the declining-balance method for equipment based principally on the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

UNION NATIONAL BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


FEDERAL RESERVE AND FEDERAL HOME LOAN BANK STOCK are required investments for institutions that are members of the Federal Reserve (FRB) and Federal Home Loan Bank (FHLB) system. The required investment in the common stock is based on a predetermined formula.

INCOME TAX in the consolidated statement of income includes deferred income tax provisions or benefits for all significant temporary differences in recognizing income and expenses for financial reporting and income tax purposes. The Company files consolidated income tax returns with its subsidiary.

EARNINGS PER SHARE have been computed based upon the weighted average common shares outstanding during each year.


- - RESTRICTION ON CASH AND DUE FROM BANKS

The Bank is required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank. The reserve required at December 31, 1995, was $559,000.


- - INVESTMENT SECURITIES

                                                              1995
                                   -------------------------------------------------------------
                                                       GROSS          GROSS
                                      AMORTIZED      UNREALIZED     UNREALIZED       FAIR
DECEMBER 31                              COST          GAINS          LOSSES         VALUE
- ------------------------------------------------------------------------------------------------
Available for sale
  U. S. Treasury                       $ 7,999         $  135                       $ 8,134
  Federal agencies                      11,637            202           $ 11         11,828
  State and municipal                   13,194            809             13         13,990
  Mortgage-backed securities            23,422            201            162         23,461
  Marketable equity securities             312             31                           343
  Corporate obligations                  3,057                            24          3,033
                                    ------------------------------------------------------------
     Total available for sale           59,621          1,378            210         60,789
                                    ------------------------------------------------------------

Held to maturity
  State and municipal                      380             91                           471
  Other asset-backed securities          2,084              9             21          2,072
                                    ------------------------------------------------------------
     Total held to maturity              2,464            100             21          2,543
                                    ------------------------------------------------------------

        Total investment securities    $62,085         $1,478           $231        $63,332
                                    ------------------------------------------------------------
                                    ------------------------------------------------------------


UNION NATIONAL BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


                                                              1994
                                   -------------------------------------------------------------
                                                      GROSS          GROSS
                                      AMORTIZED      UNREALIZED     UNREALIZED      FAIR
DECEMBER 31                             COST          GAINS          LOSSES         VALUE
- ------------------------------------------------------------------------------------------------

Available for sale
  U. S. Treasury                       $ 9,998                        $  128        $ 9,870
  Federal agencies                       4,495           $  3            239          4,259
  State and municipal                    3,174             55             89          3,140
  Mortgage-backed securities             3,223                           296          2,927
  Marketable equity securities             354              8              2            360
  Corporate obligations                  2,236                                        2,236
                                    ------------------------------------------------------------
     Total available for sale           23,480             66            754         22,792
                                    ------------------------------------------------------------

Held to maturity
  State and municipal                   11,031            294            321         11,004
  Mortgage-backed securities            17,569             69            905         16,733
  Other asset-backed securities          1,740                            33          1,707
                                    ------------------------------------------------------------
     Total held to maturity             30,340            363          1,259         29,444
                                    ------------------------------------------------------------

        Total investment securities    $53,820           $429         $2,013        $52,236
                                    ------------------------------------------------------------
                                    ------------------------------------------------------------


The amortized cost and fair value of securities held to maturity and available for sale at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                              1995
                                   -------------------------------------------------------------
                                        AVAILABLE FOR SALE             HELD TO MATURITY
                                   -------------------------------------------------------------
                                       AMORTIZED       FAIR          AMORTIZED       FAIR
MATURITY DISTRIBUTION AT DECEMBER 31     COST          VALUE           COST          VALUE
- ------------------------------------------------------------------------------------------------

Within one year                        $ 5,201        $ 5,223
One to five years                       21,590         22,096
Five to ten years                        3,089          3,305         $  187         $  212
After ten years                          6,007          6,360            193            259
                                    ------------------------------------------------------------
                                        35,887         36,984            380            471
Mortgage-backed securities              23,422         23,462
Other asset-backed securities                                          2,084          2,072
Marketable equity securities               312            343
                                    ------------------------------------------------------------

        Totals                         $59,621        $60,789         $2,464         $2,543
                                    ------------------------------------------------------------
                                    ------------------------------------------------------------


Investment securities with a carrying value of $7,905,483 and $2,622,000 were pledged at December 31, 1995 and 1994 to secure certain deposits, Federal Home Loan Bank advances and for other purposes as permitted or required by law.

UNION NATIONAL BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


Proceeds from the sales of investment securities available for sale during 1995 and 1994 were $2,111,000 and $1,069,400. Gross losses of $900 and gross gains of $10,800 were realized on the sales.

Proceeds from sales of investment securities held to maturity during 1993 were $2,098,000. Gross gains of $38,300 for 1993 were realized on those sales.

During 1995, management inadvertently sold a bond backed by automobile loans with an amortized cost of $353,568 from the held to maturity investment portfolio, believing such investment had been classified as a loan and not as a security. The realized gain on the sale was $4,972. There were no other sales or transfers from the held to maturity investment portfolio other than the transfer described below.

On December 12, 1995, the Bank transferred certain securities from held to maturity to available for sale in accordance with a transition reclassification allowed by the Financial Accounting Standards Board. Such securities had a carrying value of $25,732,000 and a fair value of $26,364,000.


- - LOANS AND ALLOWANCE


 DECEMBER 31                                                 1995       1994
                                                         ----------------------
 Commercial and industrial loans                           $ 9,960    $ 7,175
 Real estate loans (includes $8,896 and $9,288 secured
  by farmland)                                              64,716     61,641
 Agricultural production financing and other loans to
  farmers                                                    5,344      6,264
 Individuals' loans for household and other personal
  expenditures                                               9,332      7,636
 Tax-exempt loans                                              256        220
 Lease financing(1)                                            293        450
                                                         ----------------------
                                                            89,901     83,386
 Unearned interest on loans                                    (51)      (128)
                                                         ----------------------
      Total loans                                          $89,850    $83,258
                                                         ----------------------
                                                         ----------------------
 (1)Lease financing
    Lease contracts receivable at December 31                 $284       $371
    Residual value of lease equipment                           55        149
    Unearned lease income                                      (46)       (70)
                                                         ----------------------
 Net investment in direct lease financing                     $293       $450
                                                         ----------------------
                                                         ----------------------

At December 31, 1995, minimum lease payments receivable in succeeding years were as follows: $114,000 in 1996, $86,000 in 1997, $57,000 in 1998, $21,000 in 1999
and $6,000 in 2000.

UNION NATIONAL BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


 DECEMBER 31                                        1995      1994       1993
- --------------------------------------------------------------------------------
 Allowance for loan losses
      Balance, January 1                          $1,116     $1,100    $1,078
      Provision for losses                           340        300       400
      Recoveries on loans                             37         73        19
      Loans charged off                             (348)      (357)     (397)
                                                --------------------------------

      Balance, December 31                        $1,145     $1,116    $1,100
                                                --------------------------------
                                                --------------------------------

The Company adopted SFAS No. 114 and No. 118 ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN and ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN - INCOME RECOGNITION AND DISCLOSURES on January 1, 1995. Impaired loans totaled $1,059,000 at December 31, 1995. An allowance for losses at December 31, 1995, was not deemed necessary for impaired loans totaling $72,600, but an allowance of $545,000 was recorded for the remaining balance of impaired loans of $986,400. The average balance of impaired loans for 1995 was $1,219,000. Interest income and cash receipts of interest totaled $72,000 and $51,000 during the period in 1995 that the loans were impaired.

In addition, at December 31, 1995, the Company had other nonaccrual loans of approximately $107,000, for which impairment had not been recognized. If interest on these loans had been recognized at the original interest rates, interest income would have increased approximately $4,000 in 1995.

The Company has no commitments to loan additional funds to the borrowers of impaired or nonaccrual loans.

Nonaccruing and restructured loans totaled $560,000 and $1,719,000 at December 31, 1994 and 1993. Additional interest income of approximately $18,000 for 1994 and $145,000 for 1993 would have been recorded had income on those loans been considered collectible and accounted for on the accrual basis under the original terms of the loans.

UNION NATIONAL BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


- - PREMISES AND EQUIPMENT


 DECEMBER 31                                                 1995       1994
- --------------------------------------------------------------------------------
 Land                                                       $  782     $  782
 Buildings                                                   2,490      2,475
 Equipment                                                   1,593      1,510
                                                         -----------------------
      Total cost                                             4,865      4,767
 Accumulated depreciation                                   (1,838)    (1,643)
                                                         -----------------------
      Net                                                   $3,027     $3,124
                                                         -----------------------
                                                         -----------------------


- - DEPOSITS


 DECEMBER 31                                                1995        1994
- --------------------------------------------------------------------------------
 Noninterest bearing                                     $  7,806    $  7,795
 Interest-bearing demand                                   27,284      26,182
 Savings deposits                                          10,442      12,298
 Certificates and other time deposits of $100,000 or
  more                                                     15,795      11,850
 Other certificates and time deposits                      71,012      63,273
                                                       -------------------------
      Total deposits                                     $132,339    $121,398
                                                       -------------------------
                                                       -------------------------

Certificates, including other time deposits of $100,000 or more, maturing in years ending December 31:

- --------------------------------------------------------------------------------
 1996                                                                 $46,633
 1997                                                                  23,107
 1998                                                                   8,781
 1999                                                                   4,466
 2000                                                                   1,933
 Thereafter                                                             1,887
                                                                ----------------
                                                                      $86,807
                                                                ----------------
                                                                ----------------

UNION NATIONAL BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


- - SHORT-TERM BORROWINGS


 DECEMBER 31                                                  1995       1994
- --------------------------------------------------------------------------------
 Federal funds purchased                                     $1,600
 Securities sold under repurchase agreements                  1,594    $1,234
 U. S. Treasury demand notes                                    208       208
                                                          ----------------------
      Total short-term borrowings                            $3,402    $1,442
                                                          ----------------------
                                                          ----------------------

Securities sold under agreements to repurchase consist of obligations of the Bank to other parties. The obligations are secured by U. S. Treasury and Federal agency obligations and such collateral is held by the Federal Reserve Bank of Chicago. The following table summarizes certain information on these repurchase agreements.


 AS OF AND FOR THE YEAR ENDED DECEMBER 31                     1995       1994
- --------------------------------------------------------------------------------
 Book value                                                  $1,594    $1,234
 Collateral book value                                        4,954     2,738
 Collateral market value                                      4,954     2,738
 Average balance of agreements during year                    1,804     1,307
 Highest month-end balance during year                        3,427     1,634
 Interest payable at end of year                                  4         3
 Weighted average interest rate at end of year                 4.58%     3.58%


- - FEDERAL HOME LOAN BANK ADVANCES

Advances from FHLB at December 31.

                                           1995                   1994
                                 -----------------------------------------------
 MATURITIES IN YEARS ENDING                   INTEREST                INTEREST
 DECEMBER 31                        AMOUNT      RATE       AMOUNT       RATE
- --------------------------------------------------------------------------------
 1996                              $1,000        8.10%     $1,000        8.10%
 1996                               1,000        8.40       1,000        8.40
 1996                               1,000        5.33       1,000        5.33
 1996                               1,000        4.70       1,000        4.70
 1997                               2,000        4.76       2,000        4.76
 1998                               2,000        5.29       2,000        5.29
                                 ----------              ----------
      Total advances               $8,000                  $8,000
                                 ----------              ----------
                                 ----------              ----------

UNION NATIONAL BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


The terms of a security agreement with the FHLB require the Company to pledge as collateral for advances both qualifying first mortgage loans in an amount equal to at least 170 percent of these advances. Advances are subject to restrictions or penalties in the event of prepayment.


- -  INCOME TAX


  Year Ended December 31             1995          1994          1993
- --------------------------------------------------------------------------------
Income tax expense

   Currently payable

     Federal                         $325          $277          $333

     State                            168           136           145

   Deferred

     Federal                           44            18           (41)

     State                              8            18             7
                                 -----------------------------------------------

       Total income tax expense      $545          $449          $444
                                 -----------------------------------------------
                                 -----------------------------------------------

Reconciliation of federal statutory to actual tax expense

   Federal statutory income
    tax at 34%                       $703          $630          $611

   Tax exempt interest               (253)         (279)         (266)

   Effect of state income taxes       117           102           100

   Other                              (22)           (4)           (1)
                                 -----------------------------------------------

       Actual tax expense            $545          $449          $444
                                 -----------------------------------------------
                                 -----------------------------------------------


Tax expense applicable to security gains for the years ended December 31, 1995, 1994, and 1993 was $14,700, $5,200, and $15,300, respectively.

UNION NATIONAL BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


A cumulative deferred liability for 1995 and tax asset for 1994 is included in other liabilities for 1995 and other assets for 1994. The components of the (liability) asset are as follows:


DECEMBER 31                                        1995          1994
- --------------------------------------------------------------------------------
Differences in depreciation methods              $(190)        $(172)
Accretion of investments discounts                  (5)          (13)
Differences in accounting for loan fees             (4)           25
Differences in accounting for loan losses          281           270
State income tax                                   (18)          (21)
Differences in accounting for leases               (15)            2
Alternative minimum tax credit carryover           123           133
Net unrealized (gain) loss on securities
  available for sale                              (464)          276
                                 -----------------------------------------------

                                                 $(292)        $ 500
                                 -----------------------------------------------
                                 -----------------------------------------------

Assets                                            $404          $706
Liabilities                                       (696)         (206)
                                 -----------------------------------------------

                                                 $(292)         $500
                                 -----------------------------------------------
                                 -----------------------------------------------


No valuation allowance was considered necessary at December 31, 1995.

The alternative minimum tax credit carryover is available to offset future regular federal income tax liabilities and has an unlimited carryover period.

During 1993, the Company adopted Statement of Financial Standards No. 109, ACCOUNTING FOR INCOME TAXES. As a result, the beginning deferred tax asset was increased by $68,848, which is reported as the cumulative effect of a change in accounting method.


- -  COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business there are outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying financial statements. The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Company uses the same credit policies in making such commitments as it does for instruments that are included in the consolidated balance sheet.

UNION NATIONAL BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


Financial instruments whose contract amount represents credit risk as of December 31 were as follows:


                                                    1995             1994
- --------------------------------------------------------------------------------
Commitments to extend credit                      $5,545           $5,199
Standby letters of credit                            363              233


Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party.

The Company and Bank are also subject to claims and lawsuits which arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Company.


- -  RESTRICTION ON BANK DIVIDENDS

Without prior approval of the Comptroller of the Currency, the Bank is restricted by national banking laws as to the maximum amount of dividends it can pay to the parent in any calendar year to the Bank's retained net profits (as defined) for that year and the two preceding years. The amount at December 31, 1995 available for 1996 dividends to the Company was $2,375,000. As a practical matter, the Bank restricts dividends to a lesser amount because of the need to maintain an adequate capital structure. Total equity capital of the Bank at December 31, 1995 was $15,445,000 of which $13,070,000 was restricted from dividend distribution to the Company.


- -  EMPLOYEE BENEFIT PLANS

The Company has a retirement savings 401(k) plan in which substantially all employees may participate. The Company matches employees' contributions at the rate of 30 per cent for the first 6 per cent of base salary contributed by participants. The Company's expense for the plan was $13,100 for 1995, $13,400 for 1994 and $12,400 for 1993.

UNION NATIONAL BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


The Company also has an Employee Stock Ownership Plan covering substantially all of its employees. The cost of the plan is borne by the Company through contributions to an Employee Stock Ownership Trust in amounts determined by the Board of Directors. The contributions to the plan in 1995, 1994 and 1993 were $79,000, $70,300 and $69,200, respectively.


- -  FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

CASH AND CASH EQUIVALENTS--The fair value of cash and cash equivalents approximates carrying value.

SECURITIES AND MORTGAGE-BACKED SECURITIES--Fair values are based on quoted market prices.

LOANS--The fair values for loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

INTEREST RECEIVABLE/PAYABLE--The fair values of interest receivable/payable approximate carrying values.

FRB AND FHLB STOCK--Fair value of FRB and FHLB stock is based on the price at which it may be resold to the FRB and FHLB.

DEPOSITS--The fair values of noninterest-bearing and interest-bearing demand accounts are equal to the amount payable on demand at the balance sheet date. Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on such time deposits.

FEDERAL HOME LOAN BANK ADVANCES--The fair value of these borrowings are estimated using a discounted cash flow calculation, based on current rates for similar debt.

SHORT-TERM BORROWINGS--Federal funds purchased, securities sold under repurchase agreements and U. S. Treasury demand notes are short-term borrowing arrangements. The rates at December 31, 1995, approximate market rates, thus the fair values approximate carrying values.

UNION NATIONAL BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


The estimated fair values of the Company's financial instruments are as follows:


                                                          1995
                                 -----------------------------------------------
                                                   CARRYING       FAIR
DECEMBER 31                                         AMOUNT        VALUE
- --------------------------------------------------------------------------------
ASSETS
    Cash and cash equivalents                     $ 3,461       $ 3,461
    Securities available for sale                  60,789        60,789
    Securities held to maturity                     2,464         2,543
    Loans                                          89,850        88,838
    Interest receivable                             1,730         1,730
    Stock in FRB and FHLB                             810           810

LIABILITIES
    Deposits                                      132,339       132,640
    Short-term borrowings                           3,402         3,402
    Federal Home Loan Bank advances                 8,000         7,976
    Interest payable                                1,168         1,168


- -  SUBSEQUENT EVENT

On January 24, 1996, the Company signed a definitive agreement to merge with First Merchants Corporation of Muncie, Indiana (First Merchants). Under terms of the agreement, shareholders will receive 4.86 shares of First Merchants stock for each share of the Company's common stock owned. The transaction is subject to approval by the Company's stockholders and regulatory agencies. Although the Company anticipates that the merger will be consummated during the second quarter of 1996, there can be no assurance that the acquisition will be completed.

UNION NATIONAL BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


- - CONDENSED FINANCIAL INFORMATION (PARENT COMPANY ONLY)

Presented below is condensed financial information as to financial position, results of operations and cash flows of the Company:


                               CONDENSED BALANCE SHEET

December 31                                              1995           1994
- --------------------------------------------------------------------------------
ASSETS
    Cash on deposit                                   $     35       $     19
    Investment securities available for sale                92            110
    Investment in subsidiary                            15,445         13,087
    Premises and equipment, net                            189            198
                                                      ------------------------

Total assets                                          $ 15,761       $ 13,414
                                                      ------------------------
                                                      ------------------------

LIABILITIES--income taxes                             $     20       $      4

STOCKHOLDERS' EQUITY                                    15,741         13,410
                                                      -----------------------

     Total liabilities and stockholders' equity       $ 15,761       $ 13,414
                                                      ------------------------
                                                      ------------------------

                            CONDENSED STATEMENT OF INCOME
December 31                                           1995      1994      1993
- --------------------------------------------------------------------------------
Income
    Dividends from subsidiary                         $   240   $  280    $ 220
    Interest and dividend income on securities              6        8       13
    Securities gains                                       20        9       17
    Other income                                           25        6
                                                      -------------------------
          Total income                                    291      303      250

Expenses                                                   18       12       10
                                                      -------------------------


Income before income tax and equity in undistributed
    income of subsidiary                                  273      291      240
    Income tax expense                                     11        2        4
                                                      -------------------------
Income before equity in undistributed income of
    subsidiary                                            262      289      236
    Equity in undistributed income of subsidiary        1,261    1,114    1,185
                                                      -------------------------

NET INCOME                                            $ 1,523   $1,403   $1,421
                                                      -------------------------
                                                      -------------------------



UNION NATIONAL BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)

                                         CONDENSED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31                                                 1995      1994      1993
- --------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
    Net income                                                       $ 1,523   $ 1,403   $ 1,421
    Adjustments to reconcile net income to net cash
    provided by operating activities
         Equity in undistributed income of subsidiary                 (1,261)  (1,114)    (1,185)
         Depreciation                                                      9        5
         Securities accretion, net                                                 (3)
         Securities gains                                                (20)      (9)
         Net change in other assets                                                            1
         Net change in trading account securities                                             75
         Net change in other liabilities                                  10                   2
                                                                     -----------------------------
             Net cash provided by operating activities                   261      282        314
                                                                     -----------------------------
                                                                     -----------------------------

INVESTING ACTIVITIES
    Purchase of securities available for sale                            (59)     (43)
    Proceeds from sales of securities available for sale                 113       68
    Purchase of premises and equipment                                           (203)
                                                                     -----------------------------
             Net cash provided (used) by investing activities             54     (178)
                                                                     -----------------------------

FINANCING ACTIVITIES
    Cash dividends                                                      (272)    (233)      (214)
    Stock purchase                                                       (27)                 45
                                                                     ------------------------------
         Net cash used by financing activities                          (299)    (233)      (169)
                                                                     ------------------------------

NET INCREASE (DECREASE) IN CASH                                           16     (129)       145

CASH AT BEGINNING OF YEAR                                                 19      148          3
                                                                     ------------------------------
CASH AT END OF YEAR                                                  $    35   $   19    $   148
                                                                     ------------------------------
                                                                     ------------------------------

                                       F-42

                                      APPENDIX A

                        AGREEMENT OF REORGANIZATION AND MERGER

                                       BETWEEN

                             FIRST MERCHANTS CORPORATION

                                         AND

                               RANDOLPH COUNTY BANCORP


    THIS AGREEMENT OF REORGANIZATION AND MERGER ("Agreement"), is entered this 17th day of January, 1996, by and between FIRST MERCHANTS CORPORATION ("First Merchants") and RANDOLPH COUNTY BANCORP ("Randolph County").

                                 W I T N E S S E T H:

    WHEREAS, First Merchants is a corporation duly organized and existing under the laws of the State of Indiana and a registered bank holding company under the Bank Holding Company Act of 1956, as amended, with its principal place of business in Muncie, Delaware County, Indiana.

    WHEREAS, Randolph County is a corporation duly organized and existing under the laws of the State of Indiana and a registered bank holding company under the Bank Holding Company Act of 1956, as amended, with its principal place of business in Winchester, Randolph County, Indiana.

    WHEREAS, The Randolph County Bank (the "Bank") is a banking institution duly organized and existing under the laws of the State of Indiana and a wholly-owned subsidiary of Randolph County with its principal banking office in Winchester, Randolph County, Indiana.

    WHEREAS, it is the desire of First Merchants and Randolph County to effect a transaction whereby the Bank will become a wholly-owned subsidiary of First Merchants through a statutory merger of Randolph County with and into First Merchants.

    WHEREAS, a majority of the entire Board of Directors of First Merchants and a majority of the entire Board of Directors of Randolph County have approved this Agreement, designated it as a plan of reorganization within the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and authorized its execution.

    NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, First Merchants and Randolph County hereby make this Agreement and prescribe the terms and conditions of the merger of Randolph County with and into First Merchants and the mode of carrying the transaction into effect as follows:

                                      SECTION 1

                                      THE MERGER

    Subject to the terms and conditions of this Agreement, on the Effective Date, as defined in Section 11 hereof, Randolph County shall be merged into and under the Articles of Incorporation of First Merchants, which shall be the "Continuing Company" and which shall continue its corporate existence under the laws of the State of Indiana, pursuant to the provisions of and with the effect provided in the Indiana Business Corporation Law and particularly Indiana Code chapter 23-1-40 (the "Merger").


                                      SECTION 2

                                 EFFECT OF THE MERGER

    Upon the Merger becoming effective:

    2.01. GENERAL DESCRIPTION. The separate existence of Randolph County shall cease and the Continuing Company shall possess all of the assets of Randolph County including all of the issued and outstanding shares of capital stock of the Bank and all of its rights, privileges, immunities, powers, and franchises and shall be subject to and assume all of the duties and liabilities of Randolph County.

    2.02. NAME, OFFICES, AND MANAGEMENT. The name of the Continuing Company shall continue to be "First Merchants Corporation." Its principal banking office shall be located at 200 E. Jackson Street, Muncie, Indiana. The Board of Directors of the Continuing Company, until such time as their successors have been elected and qualified, shall consist of the current Board of Directors of First Merchants. The officers of First Merchants immediately prior to the Effective Date shall continue as the officers of the Continuing Company.

    2.03. CAPITAL STRUCTURE. The amount of capital stock of the Continuing Company shall not be less than the capital stock of First Merchants immediately prior to the Effective Date increased by the amount of capital stock issued in accordance with Section 3 hereof.

    2.04. ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation and Bylaws of the Continuing Company shall be those of First Merchants immediately prior to the Effective Date until the same shall be further amended as provided by law.

    2.05. ASSETS AND LIABILITIES. The title to all assets, real estate and other property owned by First Merchants and Randolph County shall vest in the Continuing Company without reversion or impairment. All liabilities of Randolph County shall be assumed by the Continuing Company.


                                      SECTION 3

                                 CONSIDERATION TO BE
                    DISTRIBUTED TO SHAREHOLDERS OF RANDOLPH COUNTY

    3.01. CONSIDERATION. Upon and by reason of the Merger becoming effective, shareholders of Randolph County of record on the Effective Date who have not dissented to the Merger in accordance with Indiana Code Section 23-1-44, as amended, shall be entitled to receive twenty and 53/100 (20.53) shares of First Merchants common stock for each share of Randolph County common stock held.

    3.02. NO FRACTIONAL FIRST MERCHANTS COMMON SHARES. Certificates for fractional shares of common stock of First Merchants shall not be issued in respect of fractional interests arising from the exchange ratio. Each Randolph County shareholder who would otherwise have been entitled to a fraction of a First Merchants share, upon surrender of all of his/her certificates representing Randolph County common shares, shall be paid in cash in an amount equal to the fraction of the average of the closing price of First Merchants common stock as quoted by NASDAQ for the five business days preceding the Effective Date.

    3.03. RECAPITALIZATION. If, between the date of this Agreement and the Effective Date, First Merchants issues a stock dividend with respect to its shares of common stock, combines, subdivides, or splits up its outstanding shares or takes any similar recapitalization action, then the number of shares of First Merchants common stock into which each outstanding Randolph County share will be converted under Section 3.01 hereof shall be adjusted so that each Randolph County shareholder shall receive such number of First Merchants shares as represents the same percentage of outstanding shares of First Merchants common stock at the Effective Date as would have been represented by the number of shares such shareholder would have received if the recapitalization had not occurred.

    3.04.  DISTRIBUTION OF FIRST MERCHANTS COMMON STOCK AND CASH.

         (a) Following the Effective Date, distribution of stock certificates representing First Merchants common stock and cash payments for fractional shares shall be made by First Merchants to each former shareholder of Randolph County within ten (10) days of such shareholder's delivery of his/her certificates representing common stock of Randolph County to the conversion agent, First Merchants Bank (the "Conversion Agent"). Interest shall not accrue or be payable with respect to any cash payments.

         (b) Following the Effective Date, stock certificates representing Randolph County common stock shall be deemed to evidence only the right to receive ownership of First Merchants common stock (for all corporate purposes other than the payment of dividends) and cash for fractional shares, as applicable. No dividends or other distributions otherwise payable subsequent to the Effective Date on stock of First Merchants shall be paid to any shareholder entitled to receive the same until such shareholder has surrendered his/her certificates for Randolph County common stock to the Conversion Agent in exchange for certificates representing First Merchants common stock and cash. Upon surrender, there shall be paid to the recordholder of the new certificate(s) evidencing shares of First Merchants common stock, the amount of all dividends and other distributions, without interest thereon, withheld with respect to such common stock.

         (c) First Merchants shall be entitled to rely upon the stock transfer books of Randolph County to establish the persons entitled to receive cash and shares of common stock of First Merchants, which books, in the absence of actual knowledge by First Merchants of any adverse claim thereto, shall be conclusive with respect to the ownership of such stock.

         (d) With respect to any certificate for shares of Randolph County common stock which has been lost, stolen, or destroyed, First Merchants shall be authorized to issue common stock to the registered owner of such certificate upon receipt of an affidavit of lost stock certificate, in form and substance satisfactory to First Merchants, and upon compliance by the Randolph County shareholder with all procedures historically required by Randolph County in connection with lost, stolen, or destroyed certificates.


                                      SECTION 4

                               DISSENTING SHAREHOLDERS

    Shareholders of Randolph County shall have the rights accorded to dissenting shareholders under Indiana Code Section 23-1-44, as amended.

                                      SECTION 5

                                 REPRESENTATIONS AND
                            WARRANTIES OF RANDOLPH COUNTY


    Randolph County represents and warrants to First Merchants with respect to itself and the Bank as follows: (For the purposes of this Section, a "Disclosure Letter" is defined as a letter referencing Section 5 of this Agreement which shall be prepared and executed by an authorized executive officer of Randolph County and delivered to and initialed by an authorized executive officer of First Merchants contemporaneous with the execution of this Agreement.)

    5.01. ORGANIZATION AND AUTHORITY. Randolph County is a corporation duly organized and validly existing under the laws of the State of Indiana, and Bank is a state banking association duly organized and validly existing under the laws of the State of Indiana. Randolph County and Bank have the power and authority (corporate and other) to conduct their respective businesses in the manner and by the means utilized as of the date hereof. Randolph County's only subsidiary is Bank, and Bank has no subsidiaries. Bank is subject to primary federal regulatory supervision and regulation by the Federal Deposit Insurance Corporation.

    5.02.  AUTHORIZATION.

         (a) Randolph County has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. This Agreement, when executed and delivered, will have been duly authorized and will constitute a valid and binding obligation of Randolph County, enforceable in accordance with its terms except to the extent limited by insolvency, reorganization, liquidation, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights.

         (b) Neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, does or will (i) conflict with, result in a breach of, or constitute a default under Randolph County's Articles of Incorporation or By-Laws or, to the best of its knowledge, any federal, foreign, state or local law, statute, ordinance, rule, regulation or court or administrative order or decree, or any note, bond, indenture, mortgage, security agreement, contract, arrangement or commitment, to which Randolph County or Bank is subject or bound, the result of which would materially affect the business or financial condition of Randolph County or the Bank; (ii) result in the creation of or give any person the right to create any lien, charge, encumbrance, security interest, or any other rights of others or other adverse interest upon any right, property or asset of Randolph County or Bank; (iii) terminate or give any person, corporation or entity, the right to terminate, amend, abandon, or refuse to perform any note, bond, indenture, mortgage, security agreement, contract, arrangement or commitment to which Randolph County or Bank is subject or bound; or (iv) accelerate or modify, or give any party thereto the right to accelerate or modify, the time within which, or the terms according to which, Randolph County is to perform any duties or obligations or receive any rights or benefits under any note, bond, indenture, mortgage, security agreement, contract, arrangement or commitment.

         (c) Other than in connection or in compliance with the provisions of the Bank Holding Company Act of 1956, federal and state securities laws and applicable Indiana banking and corporate statutes, all as amended, and the rules and regulations promulgated thereunder, no notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation by Randolph County of the transactions contemplated by this Agreement.

    5.03.  CAPITALIZATION.

         (a) As of December 31, 1995, Randolph County had 60,000 shares of common stock authorized, no par value per share, 27,555 shares of which were issued and outstanding. Such issued and outstanding shares of Randolph County common stock have been duly and validly authorized by all necessary corporate action of Randolph County, are validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights of any shareholders. Randolph County has no intention or obligation to authorize or issue additional shares of its common stock. Randolph County has not authorized the issuance of any other class of stock. On a consolidated basis as of December 31, 1995, Randolph County had total capital of $8,902,996, which consisted of common stock of $2,755,500, additional capital of $709,036, retained earnings of $5,399,994, and unrealized gain of $38,466.

         (b) As of December 31, 1995, Bank had 1,000 shares of common stock authorized, $100.00 par value per share, all of which shares were issued and outstanding to Randolph County. Such issued and outstanding shares of Bank common stock have been duly and validly authorized by all necessary corporate action of Bank, are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive rights of any Bank shareholders. All the issued and outstanding shares of Bank common stock are owned by Randolph County free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and preemptive rights and of all other rights of any other person, corporation or entity with respect thereto. As of December 31, 1995, Bank had total capital of $8,906,739, which consisted of common stock of $100,000, capital surplus of $2,500,000, undivided profits of $6,268,273, and unrealized gain of $38,466.

         (c) There are no options, commitments, calls, agreements, understandings, arrangements or subscription rights regarding the issuance, purchase or acquisition of capital stock, or any securities convertible into or representing the right to purchase or otherwise receive the capital stock or any debt securities, of Randolph County or Bank by which Randolph County or Bank is or may become bound. Neither Randolph County or Bank has any outstanding contractual or other obligation to repurchase, redeem or otherwise acquire any of its respective outstanding shares of capital stock.

         (d) Except as set forth in the Disclosure Letter, no person or entity beneficially owns 5% or more of Randolph County's outstanding shares of common stock.

    5.04. ORGANIZATIONAL DOCUMENTS. The respective Articles of Incorporation or Association and By-Laws of Randolph County and Bank have been delivered to First Merchants and represent true, accurate and complete copies of such corporate documents of Randolph County and Bank in effect as of the date of this Agreement.

    5.05. COMPLIANCE WITH LAW. Neither Randolph County nor Bank has engaged in any activity nor taken or omitted to take any action which has resulted or, to the knowledge of Randolph County could result, in the violation of any local, state, federal or foreign law, statute, rule, regulation or ordinance or of any order, injunction, judgment or decree of any court or government agency or body, the violation of which could materially affect the business, prospects, condition (financial or otherwise) or results of operations of Randolph County or Bank. Randolph County and Bank possess all licenses, franchises, permits and other authorizations necessary for the continued conduct of their respective businesses without material interference or interruption and such licenses, franchises, permits and authorizations shall be transferred to First Merchants on the Effective Date without any restrictions or limitations thereon or the need to obtain any consents of third parties. All agreements and understandings with, and all orders and directives of, all regulatory agencies or government authorities with respect to the business or operations of Randolph County or Bank, including all correspondence, communications and commitments related thereto, are set forth in the Disclosure Letter. Bank has received no inquiries from any regulatory agency or government authority relating to its compliance with the Bank Secrecy Act, the Truth-in-Lending Act or the Community Reinvestment Act or any laws with respect to the protection of the environment or the rules and regulations promulgated thereunder.

    5.06. ACCURACY OF STATEMENTS. Neither this Agreement nor any report, statement, list, certificate or other information furnished or to be furnished by Randolph County or Bank to First Merchants in connection with this Agreement or any of the transactions contemplated hereby (including, without limitation, any information which has been or shall be supplied by Randolph County or Bank with respect to their businesses, operations and financial condition for inclusion in the proxy statement and registration statement relating to the Merger) contains or shall contain (in the case of information relating to the proxy statement at the time it is mailed and for the registration statement at the time it becomes effective) any untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein not misleading.

    5.07. LITIGATION AND PENDING PROCEEDINGS. Except as set forth in the Disclosure Letter, there are no material claims of any kind, nor any material action, suits, proceedings, arbitrations or investigations pending or to the knowledge of Randolph County or Bank threatened in any court or before any government agency or body, arbitration panel or otherwise (nor does Randolph County or Bank have any knowledge of a basis for any claim, action, suit, proceeding, arbitration or investigation) against, by or materially adversely affecting Randolph County or Bank or their respective officers and/or directors, businesses, prospects, conditions (financial or otherwise), results of operations or assets, or which would prevent the performance of this Agreement or declare the same unlawful or cause the rescission hereof. There are no material uncured violations, or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to Randolph County or Bank as a result of an examination by any regulatory agency or body.

    5.08.  FINANCIAL STATEMENTS.

         (a) Randolph County's consolidated balance sheets as of the end of the three fiscal years ended December 31, 1992, 1993 and 1994 and the nine months ended September 30, 1995 and the related consolidated statements of income, shareholders' equity and cash flows for the years or period then ended (hereinafter collectively referred to as the "Financial Information") present fairly the consolidated financial condition or position of Randolph County as of the respective dates thereof and the consolidated results of operations of Randolph County for the respective periods covered thereby and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. All required regulatory reports have been filed by Randolph County and Bank with their respective primary federal regulators during 1995, 1994, 1993 and 1992, are true, accurate and complete and were prepared in conformity with generally accepted regulatory accounting principles applied on a consistent basis.

         (b) All loans reflected in the Financial Information and which have been made, extended or acquired since September 30, 1995, (i) have been made for good, valuable and adequate consideration in the ordinary course of business; (ii) constitute the legal, valid and binding obligation of the obligor and any guarantor named therein; (iii) are evidenced by notes, instruments or other evidences of indebtedness which are true, genuine and what they purport to be; and (iv) to the extent that Bank has a security interest in collateral or a mortgage securing such loans, are secured by perfected security interests or mortgages naming Bank as the secured party or mortgagee.

    5.09. ABSENCE OF CERTAIN CHANGES. Except for events and conditions relating to the business environment in general or as set forth in the Disclosure Letter, since September 30, 1995, no events or conditions of any character, whether actual, threatened or contemplated, have occurred, or, to the knowledge of Randolph County, can reasonably be expected to occur, which materially adversely affect Randolph County's or Bank's business, prospects, conditions (financial or otherwise), assets or results of operations or which have caused, or can reasonably be expected to cause, Randolph County's or Bank's business to be conducted in a materially less profitable manner than prior to September 30, 1995.

    5.10.  ABSENCE OF UNDISCLOSED LIABILITIES.  Neither Randolph County nor
Bank is a party to any agreement, contract, obligation, commitment, arrangement, liability, lease or license which individually exceeds $10,000 per year or which may not be terminated within one year from the date of this Agreement, except as set forth in the Disclosure Letter and except for unfunded loan commitments made in the ordinary course of Bank's business consistent with past practices, nor to the knowledge of Randolph County, does there exist any circumstances resulting from transactions effected or to be effected or events which have occurred or may occur or from any action taken or omitted to be taken which could reasonably be expected to result in any such agreement, contract, obligation, commitment, arrangement, liability, lease or license.

    5.11. TITLE TO ASSETS. Except as set forth in the Disclosure Letter, Randolph County and Bank have good and marketable title in fee simple absolute to all real property (including, without limitation, all real property used as bank holding company or bank premises and all other real estate owned) and personal property reflected in the Financial Information as of September 30, 1995, good and marketable title to all other properties and assets which Randolph County or Bank purport to own, good and marketable title to or right to use by terms of lease or contract all other property used in Randolph County's or Bank's business and good and marketable title to all property and assets acquired since September 30, 1995, free and clear of all mortgages, liens, pledges, restrictions, security interests, charges, claims or encumbrances of any nature. All real property owned by Randolph County or Bank is in compliance with all applicable zoning laws and all laws, statutes, rules, regulations and ordinances relating to the environment, pollution and the treatment, storage, disposal, discharge or release of chemicals and hazardous or toxic substances or wastes.

    5.12.  LOANS AND INVESTMENTS.

         (a) Except as set forth in the Disclosure Letter, there is no loan of Bank in excess of $10,000 that has been classified by bank regulatory examiners as "Other Loans Specially Mentioned," "Substandard," "Doubtful" or "Loss," nor is there any loan of Bank in excess of $10,000 that has been identified by accountants or auditors (internal or external) as having a significant risk of uncollectibility. Bank's loan watch list and all loans in excess if $10,000 that Bank's management has determined to be ninety
    (90) days or more past due with respect to principal or interest or has placed on nonaccrual status are set forth in the Disclosure Letter.

         (b) Each of the reserves and allowances for possible loan losses and the carrying value for real estate owned which are shown on the Financial Information is, in the opinion of Randolph County and Bank, adequate in all material respects under the requirements of generally accepted accounting principles applied on a consistent basis to provide for possible losses on loans outstanding and real estate owned as of the date of such Financial Information.

         (c) Except as set forth in the Disclosure Letter, none of the investments reflected in the Financial Information and none of the investments made by Randolph County or Bank since September 30, 1995 is subject to any restrictions, whether contractual or statutory, which materially impairs the ability of Randolph County or Bank to dispose freely of such investment at any time. Except as set forth in the Disclosure Letter, neither Randolph County nor Bank are a party to any repurchase agreements with respect to securities.

    5.13.  EMPLOYEE BENEFIT PLANS.

         (a) The Disclosure Letter contains a list identifying each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which (i) is subject to any provision of ERISA, and (ii) is maintained, administered or contributed to by Randolph County or Bank and covers any employee or former employee of Randolph County or Bank under which Randolph County or Bank has any liability. Copies of such plans (and, if applicable, related trust agreements or insurance contracts) and all amendments thereto and written interpretations thereof have been furnished to First Merchants together with the three most recent annual reports prepared in connection with any such plan and the current summary plan descriptions. Such plans are hereinafter referred to individually as an "Employee Plan" and collectively as the "Employee Plans." The Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA are identified in the list referred to above.

         (b) The Employee Plans comply with and have been operated in accordance with all applicable laws, regulations, rulings and other requirements the breach or violation of which could materially affect Randolph County, Bank, or an Employee Plan. Each Employee Plan has been administered in substantial conformance with such requirements and all reports and information required with respect to each Employee Plan has been timely given.

         (c) No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, for which no statutory or administrative exemption exists, and no "reportable event," as defined in Section 4043(b) of ERISA, has occurred with respect to any Employee Plan. Neither Randolph County or Bank has any liability to the Pension Benefit Guaranty Corporation ("PBGC"), to the Internal Revenue Service ("IRS"), to the Department of Labor ("DOL") or to an employee or Employee Plan beneficiary under Section 502 of ERISA.

         (d) No "fiduciary," as defined in Section (3)(21) of ERISA, of an Employee Plan has failed to comply with the requirements of Section 404 of ERISA.

         (e) Each of the Employee Plans which is intended to be qualified under Code Section 401(a) has been amended to comply in all material respects with the applicable requirements of the Code, including the Tax Reform Act of 1986, the Revenue Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act
     of 1989, the Revenue Reconciliation Act of 1990, the Tax Extension Act of 1991, the Unemployment Compensation Amendments of 1992, the Omnibus Budget Reconciliation Act of 1993, and the Retirement Protection Act of 1994 and any rules, regulations or other requirements promulgated thereunder (the "Acts"). In addition, each such Employee Plan has been and is being operated in substantial conformance with the applicable provisions of ERISA and the Code, as amended by the Acts. Except as set forth in the Disclosure Letter, Randolph County and/or Bank, as applicable, sought and received favorable determination letters from the IRS within the applicable remedial amendment periods under Code Section 401(b), and has furnished to First Merchants copies of the most recent IRS determination letters with respect to any such Employee Plan.

         (f) Except as set forth in the Disclosure Letter, no Employee Plan owns any security of Randolph County or Bank.

         (g) No Employee Plan has incurred an "accumulated funding deficiency," as determined under Code Section 412 and ERISA Section 302.

         (h) No Employee Plan has been terminated or incurred a partial termination (either voluntarily or involuntarily).

         (i) No claims against an Employee Plan, Randolph County or Bank, with respect to an Employee Plan, (other than normal benefit claims) have been asserted or threatened.

         (j) There is no contract, agreement, plan or arrangement covering any employee or former employee of Randolph County or Bank that, individually or collectively, could give rise to the payment of any amount that would not be deductible by reason of Section 280G or Section 162(a)(1) of the Code.

         (k) No event has occurred that would cause the imposition of the tax described in Code Section 4980B. All requirements of ERISA Section 601 have been met.

         (l) The Disclosure Letter contains a list of each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or deferred compensation, profit sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) was entered into, maintained or contributed to, as the case may be, by Randolph County or Bank and (iii) covers any employee or former employee of Randolph County or Bank. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been furnished previously to First Merchants, are hereinafter referred to collectively as the "Benefit Arrangements." Each of the Benefit Arrangements has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangements.

         (m) Except as set forth in the Disclosure Letter, neither Randolph County nor Bank has any present or future liability in respect of post-retirement health and medical benefits for former employees of Randolph County or Bank.

         (n) Except as set forth in the Disclosure Letter, there has been no amendment to, written interpretation or announcement (whether or not written) by Randolph County or Bank relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which would increase materially the expense of maintaining such Employee Plans or Benefit Arrangements above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 1994.

         (o) For purposes of this Section 5.13, references to Randolph County or Bank are deemed to include (i) all predecessors of Randolph County or Bank, (ii) any subsidiary of Randolph County or Bank, (iii) all members of any controlled group (as determined under Code Section 414(b) or (c)) that includes Randolph County or Bank, and (iv) all members of any affiliated service group (as determined under Code Section 414(m) or (n)) that includes Randolph County or Bank.

    5.14 OBLIGATIONS TO EMPLOYEES. Except as set forth in the Disclosure Letter, all accrued obligations and liabilities of Randolph County and Bank, whether arising by operation of law, by contract or by past custom, for payments to trust or other funds, to any government agency or body or to any individual director, officer, employee or agent (or his heirs, legatees or legal representative) with respect to unemployment compensation or social security benefits and all pension, retirement, savings, stock purchase, stock bonus, stock ownership, stock option, stock appreciation rights or profit sharing plan, any employment, deferred compensation, consultant, bonus or collective bargaining agreement or group insurance contract or other incentive, welfare or employee benefit plan or agreement maintained by Randolph County or Bank for their current or former directors, officers, employees and agents have been and are being paid to the extent required by law or by the plan or contract, and adequate actuarial accruals and/or reserves for such payments have been and are being made by Randolph County or Bank in accordance with generally accepted accounting and actuarial principles. All obligations and liabilities of Randolph County and Bank, whether arising by operation of law, by contract, or by past custom, for all forms of compensation which are or may be payable to their current or former directors, officers, employees or agents have been and are being paid, and adequate accruals and/or reserves for payment therefor have been and are being made in accordance with generally accepted accounting principles. All accruals and reserves referred to in this Section 5.14, are correctly and accurately reflected and accounted for in the books, statements and records of Randolph County and Bank.

    5.15. TAXES, RETURNS AND REPORTS. Randolph County and Bank have (a) duly filed all federal, state, local and foreign tax returns of every type and kind required to be filed as of the date hereof, and each return is true, complete and accurate in all material respects; (b) paid in all materials respects all taxes, assessments and other governmental charges due or claimed to be due upon them or any of their income, properties or assets; and (c) not requested an extension of time for any such payments (which extension is still in force). Except for taxes not yet due and payable, the reserve for taxes on the Financial Information is adequate to cover all of Randolph County's and Bank's tax liabilities (including, without limitation, income taxes and franchise fees) that may become payable in future years with respect to any transactions consummated prior to December 31, 1994. Neither Randolph County nor Bank has or will have, any liability for taxes of any nature for or with respect to the operation of their business, including the assets of any subsidiary, from December 31, 1994 up to and including the Effective Date, except to the extent reflected on their Financial Information or on financial statements of Randolph County or Bank subsequent to such date and as set forth in the Disclosure Letter. Neither Randolph County nor Bank is currently under audit by any state or federal taxing authority. Except as set forth in the Disclosure Letter, neither the federal, state, or local tax returns of Randolph County or Bank have been audited by any taxing authority during the past five (5) years.

    5.16. DEPOSIT INSURANCE. The deposits of Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") in accordance with the Federal Deposit Insurance Act, and Bank has paid all premiums and assessments with respect to such deposit insurance.

    5.17. BROKER'S OR FINDER'S FEES. Except as set forth in the Disclosure Letter, no agent, broker or other person acting on behalf of Randolph County or Bank or under any authority of Randolph County or Bank is or shall be entitled to any commission, broker's or finder's fee or any other form of compensation or payment from any of the parties hereto, other than attorneys' or accountants' fees, in connection with any of the transactions contemplated by this Agreement.

    5.18. BRING DOWN OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Randolph County and Bank contained in this Section 5 shall be true, accurate and correct on and as of the Effective Date except as affected by the transactions contemplated by and specified within the terms of this Agreement.

    5.19. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Section 5 shall expire on the Effective Date, and thereafter Randolph County and Bank and all directors, officers and employees of Randolph County and Bank shall have no further liability with respect thereto unless a court of competent jurisdiction should determine that any misrepresentation or breach of a warranty was willfully or intentionally caused either by action or inaction.


                                      SECTION 6

                                 REPRESENTATIONS AND
                            WARRANTIES OF FIRST MERCHANTS

    First Merchants hereby represents and warrants to Randolph County as follows:

    6.01. ORGANIZATION AND QUALIFICATION. First Merchants is a corporation organized and existing under the laws of the State of Indiana and has the corporate power and authority to conduct its business in the manner and by the means utilized as of the date hereof.

    6.02.  AUTHORIZATION.

         (a) First Merchants has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder subject to certain required regulatory approvals. The Agreement, when executed and delivered, will have been duly authorized and will constitute a valid and binding obligation of First Merchants, enforceable in accordance with its terms, except to the extent limited by insolvency, reorganization, liquidation, readjustment of debt, or other laws of general application relating to or affecting the enforcement of creditor's rights.

         (b) Neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, does or will (i) conflict with, result in a breach of, or constitute a default under First Merchant's Articles of Incorporation or By-laws or, to the best of its knowledge, any federal, foreign, state, or local law, statute, ordinance, rule, regulation, or court or administrative order or decree, or any note, bond, indenture, mortgage, security agreement, contract, arrangement, or commitment, to which First Merchants is subject or bound, the result of which would materially affect the business or financial condition of First Merchants; (ii) result in the creation of or give any person the right to create any lien, charge, claim, encumbrance, security interest, or any other rights of others or other adverse interest upon any right, property or asset of First Merchants; (iii) terminate or give any person, corporation or entity the right to terminate, amend, abandon, or refuse to perform any note, bond, indenture, mortgage, security agreement, contract, arrangement, or commitment to which First Merchants is a party or by which First Merchant is subject or bound; or (iv) accelerate or modify, or give any party thereto the right to accelerate or modify, the time within which, or the terms according to which, First Merchants is to perform any duties or obligations or receive any rights or benefits under any note, bond, indenture, mortgage, security agreement, contract, arrangement, or commitment.

         (c) Other than in connection or in compliance with the provisions of the Bank Holding Company Act of 1956, federal and state securities laws, and applicable Indiana banking and corporate statutes, all as amended, and the rules and regulations promulgated thereunder, no notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation by First Merchants of the transactions contemplated by this Agreement.

    6.03.  CAPITALIZATION.

         (a) At December 31, 1995 First Merchants had 20,000,000 authorized, no par value, of which 5,053,901 shares were issued and outstanding. The 5,053,901 shares of common stock are validly issued, fully paid and nonassessable.

         (b) First Merchants has 500,000 shares of Preferred Stock authorized, no par value, no shares of which have been issued and no commitments exist to issue any of such shares.

         (c) Other than in connection with the proposed merger of Union National Bancorp with and into First Merchants and pursuant to First Merchant's Dividend Reinvestment and Stock Purchase Plan, Stock Option Plans and Employee Stock Purchase Plans, there are no options, commitments, calls or agreements outstanding regarding the issuance of capital stock or any securities representing the right to purchase or otherwise receive such stock, or any debt securities of First Merchants. First Merchants does not have any outstanding contractual obligation to repurchase, redeem, or otherwise acquire any of its outstanding shares of capital stock.

         (d) The shares of First Merchants' common stock to be issued pursuant to the Merger will be fully paid, validly issued and nonassessable.

    6.04. ORGANIZATIONAL DOCUMENTS. The Articles of Incorporation and By-laws of First Merchants in force as of the date hereof, have been delivered to Randolph County. The documents delivered by it represent complete and accurate copies of the corporate documents of First Merchants in effect as of the date of this Agreement.

    6.05. ACCURACY OF STATEMENTS. Neither this Agreement nor any report, statement, list, certificate or other information furnished or to be furnished by First Merchants to Randolph County in connection with this Agreement or any of the transactions contemplated hereby (including, without limitation, any information which has been or shall be supplied by First Merchants with respect to its business, operations and financial condition for inclusion in the proxy statement and registration statement relating to the Merger) contains or shall contain (in the case of information relating to the proxy statement at the time it is mailed and to the registration statement at the time it become effective) any untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

    6.06. COMPLIANCE WITH LAW. First Merchants has not engaged in any activity nor taken or omitted to take any action which has resulted or, to the knowledge of First Merchants, could result in the violation of any local, state, federal or foreign law, statute, rule, regulation or ordinance or of any order, injunction, judgment or decree of any court or government agency or body, the violation of which could materially adversely affect the business, prospects, condition (financial or otherwise) or results of operations of First Merchants. First Merchants possesses all licenses, franchises, permits and other authorizations necessary for the continued conduct of its business without material interference or interruption. There are no agreements or understandings with, nor any orders of directives of, any regulatory agencies or government authorities, which would have a material adverse effect on the consolidated financial position of First Merchants. First Merchants has received no written inquiries from any regulatory agency or government authority relating to its compliance with the Bank Secrecy Act, the Truth-in-Lending Act or the Community Reinvestment Act.

    6.07. FINANCIAL STATEMENTS. First Merchants consolidated balance sheets as of the end of the three (3) fiscal years ended December 31, 1992, 1993 and 1994 and the nine months ended September 30, 1995 and the related consolidated statements of income, shareholders' equity and cash flows for the years or period then ended present fairly the consolidated financial condition or position of First Merchants as of the respective dates thereof and the consolidated results of operations of First Merchants for the respective periods covered thereby and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. All required regulatory reports have been filed by First Merchants with its primary federal regulator during 1995, 1994, 1993 and 1992, are true, accurate and complete and have been prepared in conformity with generally accepted regulatory accounting principles applied on a consistent basis.

    6.08. ABSENCE OF CERTAIN CHANGES. Except for events and conditions relating to the business environment in general, since September 30, 1995, no events or conditions of any character, whether actual, threatened or contemplated, have occurred, or can reasonably be expected to occur, which materially adversely affect First Merchants consolidated business, prospects, conditions (financial or otherwise), assets or results of operations or which have caused, or can reasonably be expected to cause, First Merchants business, on a consolidated basis, to be conducted in a materially less profitable manner than prior to September 30, 1995.

    6.09. FIRST MERCHANTS SECURITIES AND EXCHANGE COMMISSION FILINGS. First Merchants has filed all reports and other documents required to be filed by it under the Securities Exchange Act of 1934 and the Securities Act of 1933, including First Merchants' Annual Report on Form 10-K for the year ended December 31, 1994, and Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, copies of which have previously been delivered to Randolph County.

    6.10. BRING DOWN OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of First Merchants contained in this Section 6 shall be true, accurate and correct on and as of the Effective Date except as affected by the transactions contemplated by and specified within the terms of this Agreement.

    6.11. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Section 6 shall expire on the Effective Date, and thereafter First Merchants and all directors, officers and employees of First Merchants shall have no further liability with respect thereto unless a court of competent jurisdiction should determine that any misrepresentation or breach of a warranty was willfully or intentionally caused either by action or inaction.


                                      SECTION 7

                             COVENANTS OF RANDOLPH COUNTY

    Randolph County covenants and agrees with First Merchants, and covenants and agrees to cause Bank to act, as follows:

    7.01. SHAREHOLDER APPROVAL. Randolph County shall submit this Agreement to its shareholders for approval at a meeting to be called and held in accordance with applicable law and the Articles of Incorporation and By-Laws of Randolph County at the earliest possible reasonable date, and the Board of Directors of Randolph County shall subject to their fiduciary duties recommend to the shareholders of Randolph County that such shareholders approve this Agreement.

    7.02. OTHER APPROVALS. Randolph County and Bank shall proceed expeditiously, cooperate fully and use their best efforts to procure upon reasonable terms and conditions all consents, authorizations, approvals, registrations and certificates, to complete all filings and applications and to satisfy all other requirements prescribed by law which are necessary for consummation of the Merger on the terms and conditions provided in this Agreement at the earliest possible reasonable date.

    7.03.  CONDUCT OF BUSINESS.

         (a) On and after the date of this Agreement and until the Effective Date or until this Agreement shall be terminated as herein provided, neither Randolph County nor Bank shall, without the prior written consent of First Merchants, (i) make any material changes in their capital structure; (ii) authorize a class of stock or issue, or authorize the issuance of, stock other than or in addition to the outstanding stock as set forth in Section 5.03 hereof; (iii) declare, distribute or pay any dividends on their shares of common stock, or authorize a stock split, or make any other distribution to their shareholders, except for (a) the payment by Randolph County prior to the Effective Date of quarterly cash dividends on its common stock in April, 1996 (for the first fiscal quarter) and July, 1996 (for the second fiscal quarter), which dividends shall not exceed One and 50/100 Dollars ($1.50) and One and 50/100 Dollars ($1.50) per share, respectively, provided that Randolph County shall not pay any such dividend with respect to any fiscal quarter in which the Merger shall become effective and in which Randolph County shareholders will become entitled to receive dividends on the shares of First Merchants into which the shares of Randolph County have been converted, and (b) the payment by the Bank to Randolph County of dividends to pay Randolph County's expenses of operations and its business and payment of fees and expenses incurred in connection with the transactions contemplated by this Agreement; (iv) merge, combine or consolidate with or sell their assets or any of their securities to any other person, corporation or entity, effect a share exchange or enter into any other transaction not in the ordinary course of business; (v) incur any liability or obligation, make any commitment, payment or disbursement, enter into any contract, agreement, understanding or arrangement or engage in any transaction, or acquire or dispose of any property or asset having a fair market value in excess of $10,000.00 (except for personal or real property acquired or disposed of in connection with foreclosures on mortgages or enforcement of security interests and loans made or sold by Bank in the ordinary course of business); (vi) subject any of their properties or assets to a mortgage, lien, claim, charge, option, restriction, security interest or encumbrance; (vii) promote or increase or decrease the rate of compensation (except for promotions and non-material increases in the ordinary course of business and in accordance with past practices) or enter into any agreement to promote or increase or decrease the rate of compensation of any director, officer or employee of Randolph County or Bank; (viii) execute, create, institute, modify or amend any pension, retirement, savings, stock purchase, stock bonus, stock ownership, stock option, stock appreciation or depreciation right or profit sharing plans, any employment, deferred compensation, consultant, bonus or collective bargaining agreement, group insurance contract or other incentive, welfare or employee benefit plan or agreement for current or former directors, officers of employees of Randolph County or Bank, change the level of benefits or payments under any of the foregoing or increase or decrease any severance or termination of pay benefits or any other fringe or employee benefits other than as required by law or regulatory authorities; (ix) amend their Articles of Incorporation or By-Laws from those in effect on the date of this Agreement; (x) modify, amend or institute new employment policies or practices, or enter into, renew or extend any employment or severance agreements with respect to any present or former Randolph County or Bank directors, officers or employees; (xi) give, dispose, sell, convey, assign, hypothecate, pledge, encumber or otherwise transfer or grant a security interest in any common stock of Bank; and (xii) fail to make additions to Bank's reserve for loan, losses, or any other reserve account, in the ordinary course of business and in accordance with sound banking practices.

         (b) Randolph County and Bank shall maintain, or cause to be maintained, in full force and effect insurance on its properties and operations and fidelity coverage on its directors, officers and employees in such amounts and with regard to such liabilities and hazards as customarily are maintained by other companies operating similar businesses.

         (c) Randolph County and Bank shall continue to give to First Merchants and its employees, accountants, attorneys and other authorized representatives reasonable access during regular business hours and other reasonable times to all their premises, properties, statements, books and records.

    7.04. PRESERVATION OF BUSINESS. On and after the date of this Agreement and until the Effective Date or until this Agreement is terminated as herein provided. Randolph County and Bank each shall (a) carry on their business diligently, substantially in the same manner as heretofore conducted, and in the ordinary course of business; (b) use their best efforts to preserve their business organizations intact, to keep their present officers and employees and to preserve their present relationship with customers and others having business dealings with them; and (c) not do or fail to do anything which will cause a material breach of, or material default in, any contract, agreement, commitment, obligation, understanding, arrangement, lease or license to which they are a party or by which they are or may be subject or bound.

    7.05. OTHER NEGOTIATIONS. Except with the prior written approval of First Merchants, on and after the date of this Agreement and until the Effective Date, Randolph County and Bank shall not, and shall not permit or authorize their respective directors, officers, employees, agents or representatives to, directly or indirectly, initiate, solicit, encourage, or engage in discussions or negotiations with, or provide information to, any corporation, association, partnership, person or other entity or group concerning any merger, consolidation, share exchange, combination, purchase or sale of substantial assets, sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing the right to acquire, capital stock), tender offer, acquisition of control of Randolph County or Bank or similar transaction involving Randolph

County or Bank (all such transactions hereinafter referred to as "Acquisition Transactions"). Randolph County and Bank shall promptly communicate to First Merchants the terms of any proposal, written or oral, which either may receive with respect to an Acquisition Transaction and any request by or indication of interest on the part of any third party with respect to initiation of any Acquisition Transaction or discussion with respect thereto.

    7.06. RESTRICTIONS REGARDING AFFILIATES. Randolph County shall, within 30 days after the date of this Agreement and promptly thereafter until the Effective Date to reflect any changes, provide First Merchants with a list identifying each person who may be deemed to be an "affiliate" of Randolph County for purposes of Rule 145 under the Securities Act of 1933, as amended ("1933 Act"). Each director, executive officer and other person who is an "affiliate" of Randolph County for purposes of the 1933 Act shall deliver to First Merchants on or prior to the Effective Date hereunder a written agreement, in form and substance satisfactory to counsel to First Merchants, providing that such person will not sell, pledge, transfer, dispose of or otherwise reduce his market risk with respect to shares of First Merchants common stock to be received by such person pursuant to this Agreement (a) during the period 30 days prior to the Effective Date, (b) until such time as financial results covering at least 30 days of combined operations of First Merchants and Randolph County have been published within the meaning of Section 201.01 of the Securities and Exchange Commission's Codification of Financial Reporting Policies, and (c) unless such sales are pursuant to an effective registration statement under the 1933 Act or pursuant to Rule 145 of the Securities and Exchange Commission or another exemption from the 1933 Act.

    7.07. PRESS RELEASE. Neither Randolph County or Bank shall issue any press releases or make any other public announcements or disclosures relating to the Merger without the prior approval of First Merchants.

    7.08. DISCLOSURE LETTER UPDATE. Randolph County shall promptly supplement, amend and update monthly and as of the Effective Date the Disclosure Letter with respect to any matters hereafter arising which, if in existence or having occurred as of the date of this Agreement, would have been required to be set forth or described in the Disclosure Letter.


                                      SECTION 8

                             COVENANTS OF FIRST MERCHANTS

    First Merchants covenants and agrees with Randolph County as follows:

    8.01. APPROVALS. First Merchants shall proceed expeditiously, cooperate fully and use its best efforts to procure upon reasonable terms and conditions all consents, authorizations, approvals, registrations and certificates, to complete all filings and applications and to satisfy all other requirements prescribed by law which are necessary for consummation of the Merger on the terms and conditions provided in this Agreement. First Merchants shall provide Randolph County with copies of proposed regulatory filings in connection with the Merger and afford Randolph County the opportunity to offer comment on the filings before filing. The approval of First Merchants shareholders of the transactions contemplated by this Agreement is not required.

    8.02. EMPLOYEE BENEFIT PLANS. Within one (1) year following the Effective Date, First Merchants will permit Bank employees to participate in any tax-qualified retirement plan First Merchants maintains for its employees, provided that such an employee meets the applicable participation requirements, in lieu of the Bank's current tax-qualified retirement plan. Until that time, the Bank's current tax-qualified retirement plan will be maintained at the same level, with respect to benefit accruals, provided for on the Effective Date.

Following the Effective Date, Bank employees will otherwise receive employee benefits that in the aggregate are substantially comparable to the employee benefits provided to those employees by Randolph County or the Bank on the Effective Date. For purposes of determining a Randolph County or Bank employee's eligibility and vesting service under a First Merchant's employee benefit plan that the employee is permitted to enter, service with Randolph County or Bank will be treated as service with First Merchants; provided, however, that service with Randolph County or Bank will not be treated as service with First Merchants for purposes of benefit accrual.

    8.03. FIRST MERCHANTS BOARD OF DIRECTORS. In connection with the first annual meeting of the shareholders of First Merchants following the Effective Date, First Merchants shall cause all necessary action to be taken to cause the current Chairman of the Board of the Bank, Michael Wickersham, to be nominated for election as a member of the First Merchants' Board of Directors for a three
(3)-year term.

    8.04. PRESS RELEASE. Except as required by law, First Merchants shall not issue any press release to any national wire service relating solely to the Merger without the prior approval of Randolph County.

    8.05. CONFIDENTIALITY. First Merchants shall, and shall use its best efforts to cause its officers, employees, and authorized representatives to, hold in strict confidence all confidential data and information obtained by it from Randolph County or Bank, unless such information (i) was already known to First Merchants, (ii) becomes available to First Merchants from other sources,
(iii) is independently developed by First Merchants, (iv) is disclosed outside of First Merchants with and in accordance with the terms of prior written approval of Randolph County or Bank , or (v) is or becomes readily ascertainable from public or published information or trade sources or public disclosure of such information is required by law or requested by a court or other governmental agency, commission, or regulatory body. First Merchants further agrees that in the event the Agreement is terminated, it will return to Randolph County all information obtained by First Merchants regarding Randolph County or Bank, including all copies made of such information by First Merchants.

    8.06. COVENANTS REGARDING THE BANK. Upon consummation of the Merger, the Bank shall be a bank organized under the laws of the State of Indiana and the officers and directors of the Bank in office immediately prior to the consummation of the Merger shall be the officers and directors of the Bank at the Effective Date subject to the provisions of the Bank's Articles of Incorporation and By-Laws. The Bank directors will be subject to First Merchants' policy of mandatory retirement at age seventy (70); provided, however, the policy of mandatory retirement will not apply to any of the Bank's current directors until twelve (12) months after the Effective Date. First Merchants intends to continue to operate the Bank as an operating subsidiary of First Merchants under the name "The Randolph County Bank."


                                      SECTION 9

                          CONDITIONS PRECEDENT TO THE MERGER

    The obligation of each of the parties hereto to consummate the transaction contemplated by this Agreement is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Effective Date:

    9.01. SHAREHOLDER APPROVAL. The shareholders of Randolph County shall have approved, ratified and confirmed this Agreement as required by applicable law.

    9.02. REGISTRATION STATEMENT EFFECTIVE. First Merchants shall have registered its shares of common stock to be issued to shareholders of Randolph County in accordance with this Agreement with the Securities and Exchange Commission pursuant to the 1933 Act, and all state securities and "blue sky" approvals and authorizations required to offer and sell such shares shall have been received by First Merchants. The registration statement with respect thereto shall have been declared effective by the Securities and Exchange Commission and no stop order shall have been issued or threatened.

    9.03. TAX OPINION. The parties shall have obtained an opinion of counsel which shall be in form and content satisfactory to counsel for all parties hereto, to the effect that the Merger effected pursuant to this Agreement shall constitute a tax-free transaction (except to the extent cash is received) to each party hereto and to the shareholders of each party. Such opinion shall be based upon factual representations received by such counsel from the parties, which representations may take the form of written certifications.

    9.04. AFFILIATE AGREEMENTS. First Merchants shall have obtained (a) from Randolph County, a list identifying each affiliate of Randolph County and (b) from each affiliate of Randolph County, the agreements contemplated by Section
7.06 hereof.

    9.05. REGULATORY APPROVALS. The Board of Governors of the Federal Reserve System and the Indiana Department of Financial Institutions shall have authorized and approved the Merger and the transactions related thereto. In addition, all appropriate orders, consents, approvals and clearances from all other regulatory agencies and governmental authorities whose orders, consents, approvals or clearances are required by law for consummation of the transactions contemplated by this Agreement shall have been obtained.

    9.06. OFFICER'S CERTIFICATE. First Merchants and Randolph County shall have delivered to each other a certificate signed by their Chairman or President and their Secretary, dated the Effective Date, certifying that (a) all the representations and warranties of their respective corporations are true, accurate and correct on and as of the Effective Date; (b) all the covenants of their respective corporations have been complied with from the date of the Agreement through and as of the Effective Date; and (c) their respective corporations have satisfied and fully complied with all conditions necessary to make this Agreement effective as to them.

    9.07. FAIRNESS OPINION. Randolph County shall have obtained an opinion from an investment banker of its choosing to the effect that the terms of the Merger, is fair to the shareholders of Randolph County from a financial viewpoint. Such opinion shall be (a) in form and substance reasonably satisfactory to Randolph County, (b) dated as of a date not later than the mailing date of the Proxy Statement relating to the Merger and (c) included in the Proxy Statement.

    9.08. POOLING OF INTERESTS. First Merchants shall have obtained from its independent accountants, Geo. S. Olive & Co. LLC, a letter stating that, based upon their review of such documents and information which they deemed relevant, such firm is currently unaware of any reason why the Merger cannot be accounted for as a "pooling of interests."


                                      SECTION 10

                                TERMINATION OF MERGER

    10.01. MANNER OF TERMINATION. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Effective Date by written notice delivered by First Merchants to Randolph County or by Randolph County to First Merchants:

         (a) By Randolph County or First Merchants, if there has been a material misrepresentation, a breach of warranty or a failure to comply with any covenant on the part of any party in the representation, warranties, and covenants set forth herein; provided the party in default shall have no right to terminate for its own default;

         (b) By Randolph County or First Merchants, if it shall determine in its sole discretion that the transactions contemplated by this Agreement have become inadvisable or impracticable by reason of commencement or threat of material litigation or proceedings against any of the parties;

         (c) By Randolph County or First Merchants, if the financial condition, business, assets, or results of operations of the other party shall have been materially and adversely changed from that in existence at September 30, 1995;

         (d) By Randolph County or First Merchants, if the transaction contemplated herein has not been consummated by September 30, 1996;

         (e) By First Merchants if any of the items, events or information set forth in any update to the Disclosure Letter has had or may have a material adverse effect on the financial condition, results of operations, business, or prospects of Randolph County or Bank;

         (f) By First Merchants or Randolph County if the Merger will not constitute a tax-free reorganization under the Code; or

         (g) By First Merchants if the Merger cannot be accounted for as a "pooling of interests."

    10.02. EFFECT OF TERMINATION. Upon termination by written notice, as provided in this Section, this Agreement shall be void and of no further force or effect and there shall be no obligation on the part of Randolph County or First Merchants or their respective officers, directors, employees, agents, or shareholders, except for payment of their respective expenses and First Merchants obligations under Section 8.05.


                                      SECTION 11

                               EFFECTIVE DATE OF MERGER

    Subject to the terms and upon satisfaction of all requirements of law and the conditions specified in this Agreement, the Merger shall become effective at the close of business on the day specified in the Articles of Merger of Randolph County with and into First Merchants as filed with the Secretary of State of Indiana ("Effective Date"). The Effective Date shall occur no later than the last business day of the month in which that thirty (30) day period following the last approval of the Merger by a federal regulatory agency or governmental authority expires.


                                      SECTION 12

                                       CLOSING

    12.01. CLOSING DATE AND PLACE. The closing of the Merger ("Closing") shall take place at the main office of First Merchants on the Effective Date.

    12.02. ARTICLES OF MERGER. Subject to the provisions of this Agreement, on the Effective Date, the Articles of Merger shall be duly filed with the Secretary of State of the State of Indiana.

    12.03. OPINIONS OF COUNSEL. At the Closing, Randolph County shall deliver an opinion of its counsel, Cook & Haviza, to First Merchants, and First Merchants shall deliver an opinion of its counsel, Bingham Summers Welsh & Spilman, to Randolph County, dated as of the date of the Closing and substantially in the form set forth in Exhibit A and Exhibit B, respectively, attached hereto.


                                      SECTION 13

                                    MISCELLANEOUS

    13.01. EFFECTIVE AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but none of the provisions thereof shall inure to the benefit of any other person, firm, or corporation whomsoever. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned or transferred by either party hereto without the prior written consent of the other party.

    13.02.  WAIVER; AMENDMENT.

         (a) First Merchants and Randolph County may, by an instrument in writing executed in the same manner as this Agreement: (i) extend the time for the performance of any of the covenants or agreements of the other party under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant hereto or thereto; (iii) waive the performance by the other party of any of the covenants or agreements to be performed by it or them under this Agreement; or (iv) waive the satisfaction or fulfillment of any condition the nonsatisfaction or nonfulfillment of which is a condition to the right of the party so waiving to terminate this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder.

         (b) Notwithstanding approval by the shareholders of Randolph County, this Agreement may be amended, modified, or supplemented by the written agreement of Randolph County and First Merchants without further approval of such shareholders, except that no such amendment, modification, or supplement shall result in a decrease in the consideration specified in
    Section 3 hereof or shall materially adversely affect the rights of shareholders of Randolph County without the further approval of such shareholders.

    13.03. NOTICES. Any notice required or permitted by this Agreement shall be deemed to have been duly given if delivered in person, receipted for or sent by certified mail, return receipt requested, postage prepaid, addressed as follows:

    If to First Merchants:             With a copy to:

    200 E. Jackson Street              Bingham Summers Welsh & Spilman
    Box 792                            2700 Market Tower
    Muncie, IN  47305                  10 West Market Street
    Attn:  Stefan S. Anderson,         Indianapolis, Indiana  46204-2982
      President                        Attn:  David R. Prechtel, Esq.

    If to Randolph County:             With a copy to:

    122 West Washington St.            Cook & Haviza
    Winchester, IN 47394               111 North Main Street
    Attn:  Max Gordon,                 Winchester, IN 47384
      Chairman                         Attn:  John T. Cook, Esq.


or such substituted address as any of them have given to the other in writing.

    13.04. HEADINGS. The headings in this Agreement have been inserted solely for the ease of reference and should not be considered in the interpretation or construction of this Agreement.

    13.05. SEVERABILITY. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein.

    13.06. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

    13.07. GOVERNING LAW. This Agreement is executed in and shall be construed in accordance with the laws of the State of Indiana.

    13.08. ENTIRE AGREEMENT. This Agreement supersedes any other agreement, whether oral or written, between First Merchants and Randolph County relating to the matters contemplated hereby, and constitutes the entire agreement between the parties hereto.

    13.09. EXPENSES. First Merchants and Randolph County shall each pay their own expenses incidental to the transactions contemplated hereby. It is understood that the cost of the fairness opinion referenced in Section 9.07 shall be borne by Randolph County whether or not the Merger is consummated.

    IN WITNESS WHEREOF, First Merchants and Randolph County have made and entered into this Agreement as of the day and year first above written and have caused this Agreement to be executed and attested by their duly authorized officers.


                                       FIRST MERCHANTS CORPORATION

ATTEST:

/s/ Rodney A. Medler                   By /s/ Stefan S. Anderson
- -----------------------------             --------------------------------
Rodney A. Medler, Secretary                Stefan S. Anderson, President



                                       RANDOLPH COUNTY BANCORP

ATTEST:

/s/ William Ward                       By /s/ Max Gordon
- -----------------------------             --------------------------------
William Ward, Secretary                    Max Gordon, Chairman

                                      APPENDIX B

                                      CHAPTER 44

                                  DISSENTERS' RIGHTS


     23-1-44.1. "CORPORATION" DEFINED. - As used in this chapter, "corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer. [P.L. 149-1986, Section 28.]

     23-1-44-2. "DISSENTER" DEFINED. - As used in this chapter, "dissenter" means a shareholder who is entitled to dissent from corporate action under section 8 [IC 23-1-44-8] of this chapter and who exercises that right when and in the manner required by sections 10 through 18 [IC 23-1-44-10 through IC 23-1-44-18] of this chapter. [P.L. 149-1986, Section 28.]

     23-1-44-3. "FAIR VALUE" DEFINED. - As used in this chapter, "fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. [P.L 149-1986, Section 28.]

     23-1-44-4. "INTEREST" DEFINED. - As used in this chapter, "interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all the circumstances. [P.L. 149-1986, Section 28.]

     23-1-44-5. "RECORD SHAREHOLDER" DEFINED. - As used in this chapter, "record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent that treatment as a record shareholder is provided under a recognition procedure or a disclosure procedure established under IC 23-1-30-4. [P.L. 149-1986, Section 28.]

     23-1-44-6. "BENEFICIAL SHAREHOLDER" DEFINED. - As used in this chapter, "beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder. [P.L. 149-1986, Section 28.]

     23-1-44-7. "SHAREHOLDER" DEFINED. - As used in this chapter, "shareholder" means the record shareholder or the beneficial shareholder. [P.L. 149-1986,
Section 28.]

     23-1-44-8. SHAREHOLDER DISSENT. - (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation is a party if:

               (A) Shareholder approval is required for the merger by IC 23-1-40-3 or the articles of incorporation; and

               (B)  The shareholder is entitled to vote on the merger.

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

          (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale.

          (4)  The approval of a control share acquisition under IC 23-1-42.

          (5) Any corporation action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) This section does not apply to the holders of shares of any class or series if, on the date fixed to determine the shareholders entitled to receive notice of and vote at the meeting of shareholders at which the merger, plan of share exchange, or sale or exchange of property is to be acted on, the shares of that class or series were:

          (1) Registered on a United States securities exchange registered under the Exchange Act (as defined in IC 23-1-43-9); or

          (2) Traded on the National Association of Securities Dealers, Inc. Automated Quotation System Over-the-Counter Markets - National Market Issues or a similar market.

     (c)  A shareholder:

          (1) Who is entitled to dissent and obtain payment for the shareholder's shares under this chapter; or

          (2) Who would be so entitled to dissent and obtain payment but for the provisions of subsection (b);

     may not challenge the corporate action creating (or that, but for the provisions of subsection (b), would have created) the shareholder's entitlement. [P.L. 149-1986, Section 28; P.L. 107-1987, Section 19.]

     23-1-44-9. BENEFICIAL SHAREHOLDER DISSENT. - (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on the shareholder's behalf only if:

          (1) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights and

          (2) The beneficial shareholder does so with respect to all the beneficial shareholder's shares or those shares over which the beneficial shareholder has power to direct the vote. [P.L. 149-1986,
          Section 28.]

     23-1-44-10.  NOTICE OF DISSENTERS' RIGHTS PRECEDING SHAREHOLDER VOTE. -
(a) If proposed corporate action creating dissenters' rights under section 8 [IC 23-1-44-8] of this chapter is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter.

     (b) If corporate action creating dissenters' rights under section 8 of this chapter is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 12 [IC 23-1-44-12] of this chapter. [P.L. 149-1986, Section 28; P.L. 107-1987,
Section 20.]

     23-1-44-11. NOTICE OF INTENT TO DISSENT. - (a) If proposed corporate action creating dissenters' rights under section 8 [IC 23-1-44-8] of this chapter is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

          (1) Must deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated; and

          (2) Must not vote the shareholder's shares in favor of the proposed action.

     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for the shareholder's shares under this chapter. [P.L. 149-1986, Section 28.]

     23-1-44-12.  NOTICE OF DISSENTERS' RIGHTS FOLLOWING ACTION CREATING RIGHTS.
- - (a) If proposed corporate action creating dissenters' rights under section 8 [IC 23-1-44-8] of this chapter is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 11 [IC 23-1-44-11] of this chapter.

     (b) The dissenters' notice must be sent no later than ten (10) days after approval by the shareholders, or if corporate action is taken without approval by the shareholders, then ten (10) days after the corporate action was taken. The dissenters' notice must:

          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

          (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the subsection (a) notice is delivered; and

          (5)  Be accompanied by a copy of this chapter.  [P.L. 149-1986,
          Section 28.]

     23-1-44-13. DEMAND FOR PAYMENT BY DISSENTER. - (a) A shareholder sent a dissenters' notice described in IC 23-1-42-11 or in section 12 [IC 23-1-44-12] of this chapter must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice under section 12(b)(3) [IC 23-1-44-12(b)(3)] of this chapter, and deposit the shareholder's certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits the shareholder's shares under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter and is considered, for purposes of this article, to have voted the shareholder's shares in favor of the proposed corporate action. [P.L. 149-1986,
Section 28.]

     23-1-44-14. TRANSFER OF SHARES RESTRICTED AFTER DEMAND FOR PAYMENT. - (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 16 [IC 23-1-44-16] of this chapter.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action. [P.L. 149-1986, Section 28.]

     23-1-44-15. PAYMENT TO DISSENTER. - (a) Except as provided in section 17 [IC 23-1-44-17] of this chapter, as soon as the proposed corporate action is taken, or, if the transaction did not need shareholder approval and has been completed, upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 13 [IC 23-1-44-13] of this chapter the amount the corporation estimates to be the fair value of the dissenters' shares.

     (b)  The payment must be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporation's estimate of the fair value of the shares; and

          (3)  A statement of the dissenters' right to demand payment under section 18 [IC 23-1-44-18] of this chapter. [P.L. 149-1986, Section 28; P.L. 107-1987, Section 21.]

     23-1-44-16. RETURN OF SHARES AND RELEASE OF RESTRICTIONS. - (a) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 12 [IC 23-1-44-12] of this chapter and repeat the payment demand procedure. [P.L. 149-1986, Section 28.]

     23-1-44-17. OFFER OF FAIR VALUE FOR SHARES OBTAINED AFTER FIRST ANNOUNCEMENT. - (a) A corporation may elect to withhold payment required by section 15 [IC 23-1-44-15] of this chapter from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares and a statement of the dissenter's right to demand payment under section 18 [IC 23-1-44-18] of this chapter. [P.L. 149-1986, Section 28.]

     23-1-44-18.  DISSENTER DEMAND FOR FAIR VALUE UNDER CERTAIN CONDITIONS. -
(a) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and demand payment of the dissenter's estimate (less any payment under section 15 [IC 23-1-44-15] of this chapter), or reject the corporation's offer under section 17 [IC 23-1-44-17] of this chapter and demand payment of the fair value of the dissenter's shares, if:

          (1) The dissenter believes that the amount paid under section 15 of this chapter or offered under section 17 of this chapter is less than the fair value of the dissenter's shares;

          (2) The corporation fails to make payment under section 15 of this chapter within sixty (60) days after the date set for demanding payment; or

          (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

     (b) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (a) within thirty (30) days after the corporation made or offered payment for the dissenter's shares. [P.L. 149-1986, Section 28.]

     23-1-44-19. EFFECT OF FAILURE TO PAY DEMAND - COMMENCEMENT OF JUDICIAL APPRAISAL PROCEEDING. - (a) If a demand for payment under IC 23-1-42-11 or under section 18 [IC 23-1-44-18] of this chapter remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares. If the corporation does not commence the proceeding within the sixty
(60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in the circuit or superior court of the county where a corporation's principal office (or, if none in Indiana, its registered office) is located. If the corporation is a foreign corporation without a registered office in Indiana, it shall commence the proceeding, in the county in Indiana where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (e)  Each dissenter made a party to the proceeding is entitled to judgment.

          (1) For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation; or

          (2) For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under section 17 [IC 23-1-44-17] of this chapter.
          [P.L. 149-1986, Section 28.]

     23-1-44-20. JUDICIAL DETERMINATION AND ASSESSMENT OF COSTS. - (a) The court in an appraisal proceeding commenced under section 19 [IC 23-1-44-19] of this chapter shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against such parties and in such amounts as the court finds equitable.

     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 10 through 18 [IC 23-1-44-10 through IC 23-1-44-18] of this chapter; or

          (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited. [P.L. 149-1986, Section 28.]

                                      APPENDIX C


                              PROFESSIONAL BANK SERVICES


                                 ______________, 1996



Board of Directors
Randolph County Bancorp, Inc.
122 West Washington Street
Winchester, Indiana 47394

Dear Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial perspective, to the common shareholders of Randolph County Bancorp, Winchester, Indiana ("Company"), and its wholly owned subsidiary The Randolph County Bank ("Bank"), of the proposed merger of the Company with and into First Merchants Corporation, Muncie, Indiana ("First Merchants"). In the proposed merger, Company shareholders will receive twenty and fifty-three one hundredths (20.53) common shares of First Merchants per Company common share, subject to certain adjustments as defined in the Definitive Merger Agreement (the "Agreement").

Professional Bank Services, Inc. ("PBS") is a bank consulting firm and as part of its investment banking business is continually engaged in reviewing the fairness, from a financial perspective, of bank acquisition transactions and in the valuation of banks and other businesses and their securities in connection with mergers, acquisitions, estate settlements and other purposes. We are independent with respect to the parties of the proposed transaction.

For purposes of this opinion, PBS reviewed and analyzed the historical performance of the Company as set forth in: (i) December 31, 1995 audited financial statements of the Company; (ii) December 31, 1995 and September 30, 1995 Consolidated Reports of Condition and Income as filed with the Federal Deposit Insurance Corporation ("FDIC"), by the Bank; (iii) December 31, 1995 unaudited internal reports of condition and income for the Bank and the Company;
(iv) September 30, 1995 and December 31, 1994 Uniform Bank Performance Reports of the Bank; (v) December 31, 1994 audited annual report of the Company; (vi) the historical common stock trading activity of the Company; and (vii) the premises and other fixed assets. We have reviewed and tabulated statistical data regarding the loan portfolio, securities portfolio and other performance ratios and statistics. Financial projections were prepared and analyzed, as well as other financial studies, analyses and investigations as deemed relevant for the purposes of this opinion. We have reviewed and tabulated consolidated statistical data regarding growth, growth prospects for service markets, liquidity, asset composition and quality, profitability, leverage and capital adequacy. In review of the aforementioned information, we have taken into account our assessment of general market and financial conditions, our experience in other transactions, and our knowledge of the banking industry generally.

In conjunction with our opinion, we have analyzed and evaluated the historical performance and current financial condition of First Merchants as contained in:
(i) December 31, 1995 audited annual report and 10-K as filed with the SEC;
(ii) September 30, 1995 and June 30, 1995 10-Q's filed with the SEC; (iii) audited annual reports for the years ending December 31, 1994, 1993; (iv) February 17, 1995 Proxy Statement; (v) historical common stock trading and dividend activity to date; (vi) the Agreement; and (vii) the financial terms of certain other comparable transactions. We have prepared and analyzed the pro forma

Board of Directors
Randolph County Bancorp, Inc.
________________, 1996
Page 2

consolidated financial condition of the Company and First Merchants. We have reviewed and tabulated consolidated statistical data regarding growth prospects for service markets, liquidity, asset composition and quality, profitability, leverage and capital adequacy.

We have not compiled, reviewed or audited the financial statements of the Company or First Merchants, nor have we independently verified any of the information reviewed; we have relied upon such information as being complete and accurate in all material respects. We have not made independent evaluation of the assets of the Company or First Merchants.

Based on the foregoing and all other factors deemed relevant, it is our opinion as investment bankers that, as of the date hereof, the consideration proposed to be received by the shareholders of the Company under the Agreement is fair and equitable from a financial perspective.

                                        Very truly yours,

                                        PROFESSIONAL BANK SERVICES, INC.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Articles of Incorporation provide that the Registrant will indemnify any person who is or was a director, officer, employee or agent of the Registrant or of any other corporation for which he is or was serving in any capacity at the request of the Registrant against all liability and expense that may be incurred in connection with or resulting from or arising out of any claim, action, suit or proceeding with respect to which such director, officer or employee is wholly successful or acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant or such other corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A director, officer, employee or agent of the Registrant is entitled to be indemnified as a matter of right with respect to those claims, actions, suits or proceedings where he has been wholly successful. In all other cases, such director, officer, employee or agent will be indemnified only if the Board of Directors of the Registrant or independent legal counsel finds that he has met the standards of conduct set forth above.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  The following Exhibits are being filed as part of this Registration
     Statement:


Exhibit No.              Description of Exhibit                    Form S-4 Page
- ------------             ----------------------                    -------------

   1.    None

   2.    Agreement of Reorganization and Merger. . . . . . . . . . .    (A)

   3.a.  Articles of Incorporation, dated September 20, 1982, and the Articles of Amendment thereto dated
         March 13, 1985 and March 14, 1988 . . . . . . . . . . . . .    (B)

     b.  Bylaws and amendments thereto dated February 12, 1985,
         February 20, 1987, July 14, 1987, December 8, 1987,
         December 13, 1988, November 14, 1989, August 13, 1991,
         April 14, 1992, February 15, 1994, August 9, 1994 and
         June 13, 1995 . . . . . . . . . . . . . . . . . . . . . . .    (H)

   4.    None

   5.    Opinion of Bingham Summers Welsh & Spilman (legality) . . .    150

   6-7.  None

   8.    Opinion of Bingham Summers Welsh & Spilman
         (tax matters) . . . . . . . . . . . . . . . . . . . . . . .    151

   9.    None

   10.a. First Merchants Bank Management Incentive Plan. . . . . . .    (C)
      b. Unfunded Deferred Compensation Plan, as Amended . . . . . .    (D)
      c. Employee Stock Purchase Plan (1989) . . . . . . . . . . . .    (E)
      d. 1989 Stock Option Plan. . . . . . . . . . . . . . . . . . .    (F)
      e. Employee Stock Purchase Plan (1994) . . . . . . . . . . . .    (G)
      f. 1994 Stock Option Plan. . . . . . . . . . . . . . . . . . .    (G)

      g. Agreement of Reorganization and Merger dated
         January 24, 1996 between First Merchants Corporation
         and Union National Bancorp. . . . . . . . . . . . . . . . .    (H)

   11-20.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   None

   21.   Subsidiaries of Registrant. . . . . . . . . . . . . . . . .    (H)

   22.   None

   23.a. Consent of Geo. S. Olive & Co., LLC . . . . . . . . . . . .    154
      b. Consent of Bingham Summers Welsh & Spilman (legality) . . .    (I)
      c. Consent of Bingham Summers Welsh & Spilman
         (tax matters) . . . . . . . . . . . . . . . . . . . . . . .    (I)
      d. Consent of Professional Bank Services, Inc. . . . . . . . .    155

   24.   Power of Attorney included in "Signatures" section. . . . .    145

   25-28.    None

   99.   Form of Proxy . . . . . . . . . . . . . . . . . . . . . . .    156

(b) All schedules are omitted because they are not applicable or not required or because the required information is included in the consolidated financial statements or related notes.

(c)      Fairness opinion furnished as part of prospectus.

- ----------------------------

   (A)   Included as Appendix A to the Prospectus.

   (B) Incorporated by reference to Registrant's Annual Report on Form 10-K for year ended December 31, 1994.

   (C)   Incorporated by reference to Registrant's Registration
         Statement on Form S-4 (SEC File No. 33-110) ordered effective on September 30, 1988.

   (D) Incorporated by reference to Registrant's Annual Report on Form 10-K for year ended December 31, 1990.

   (E)   Incorporated by reference to Registrant's Registration
         Statement on Form S-8 (SEC File No. 33-28900) effective on May 24, 1989.

   (F)   Incorporated by reference to Registrant's Registration
         Statement on Form S-8 (SEC File No. 33-28901) effective on May 24, 1989.

   (G) Incorporated by reference to Registrant's Annual Report on Form 10-K for year ended December 31, 1993.

   (H) Incorporated by reference to Registrant's Annual Report on Form 10-K for year ended December 31, 1995.

   (I)   Included in opinion.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (2) The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (b)(1) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (e) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Muncie, State of Indiana, as of the 8th day of April, 1996.

                                   FIRST MERCHANTS CORPORATION


                                   By  /s/ Stefan S. Anderson
                                      ------------------------------------------
                                       Stefan S. Anderson, President

     Each person who signature appears below constitutes and appoints Stefan S. Anderson and Larry R. Helms and each of them his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of the 8th day of April, 1996 by the following persons in the capacities indicated.

/s/ Stefan S. Anderson
- ------------------------------
Stefan S. Anderson                 Chairman of the Board, President and Director
                                   (Principal and Chief Executive Officer)

/s/ James L. Thrash
- ------------------------------
James L. Thrash                    Senior Vice President and Chief Financial
                                   Officer (Principal Financial and Accounting
                                   Officer)

/s/ Frank A. Bracken
- ------------------------------
Frank A. Bracken                   Director


/s/ Thomas B. Clark
- ------------------------------
Thomas B. Clark                    Director


/s/ Michael L. Cox
- ------------------------------
Michael L. Cox                     Director


/s/ David A. Galliher
- ------------------------------
David A. Galliher                  Director


/s/ Thomas K. Gardiner
- ------------------------------
Thomas K. Gardiner                 Director

/s/ Hurley C. Goodall
- ------------------------------
Hurley C. Goodall                  Director


/s/ John W. Hartmeyer
- ------------------------------
John W. Hartmeyer                  Director

/s/ Nelson W. Heinrichs
- ------------------------------
Nelson W. Heinrichs                Director


/s/ Jon H. Moll
- ------------------------------
Jon H. Moll                        Director



/s/ George A. Sissel
- ------------------------------
George A. Sissel                   Director


/s/ Robert M. Smitson
- ------------------------------
Robert M. Smitson                  Director


/s/ Joseph E. Wilson
- ------------------------------
Joseph E. Wilson                   Director


/s/ Robert F. Wisehart
- ------------------------------
Robert F. Wisehart                 Director


/s/ John E. Worthen
- ------------------------------
John E. Worthen                    Director

                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                               ------------------------

                                       EXHIBITS


                                          To


                                       FORM S-4


                                REGISTRATION STATEMENT


                                        Under


                              The Securities Act of 1933

                              --------------------------



                             FIRST MERCHANTS CORPORATION

                                    EXHIBIT INDEX


 (a)      The following Exhibits are being filed as part of this Registration
          Statement:


Exhibit No.    Description of Exhibit                              Form S-4 Page
- -----------    ----------------------                              -------------
 1.            None

 2.            Agreement of Reorganization and Merger. . . . . . . .    (A)

 3.a.          Articles of Incorporation, dated
               September 20, 1982, and the Articles of Amendment
               thereto dated March 13, 1985 and March 14, 1988 . . .    (B)

   b.          Bylaws and amendments thereto dated
               February 12, 1985, February 20, 1987,
               July 14, 1987, December 8, 1987,
               December 13, 1988, November 14, 1989,
               August 13, 1991, April 14, 1992,
               February 15, 1994, August 9, 1994 and
               June 13, 1995 . . . . . . . . . . . . . . . . . . . .    (H)

 4.            None

 5.            Opinion of Bingham Summers Welsh & Spilman
               (legality). . . . . . . . . . . . . . . . . . . . . .    150

 6-7.          None

 8.            Opinion of Bingham Summers Welsh & Spilman
               (tax matters) . . . . . . . . . . . . . . . . . . . .    151

 9.            None

 10.a.         First Merchants Bank Management Incentive Plan. . . .    (C)
     b.        Unfunded Deferred Compensation Plan, as Amended . . .    (D)
     c.        Employee Stock Purchase Plan (1989) . . . . . . . . .    (E)
     d.        1989 Stock Option Plan. . . . . . . . . . . . . . . .    (F)
     e.        Employee Stock Purchase Plan (1994) . . . . . . . . .    (G)
     f.        1994 Stock Option Plan. . . . . . . . . . . . . . . .    (G)
     g.        Agreement of Reorganization and Merger dated
               January 24, 1996 between First Merchants
               Corporation and Union National Bancorp. . . . . . . .    (H)

 11-20.        None

 21.           Subsidiaries of Registrant. . . . . . . . . . . . . .    (H)

 22.           None

 23.a.         Consent of Geo. S. Olive & Co., LLC . . . . . . . . .    154
     b.        Consent of Bingham Summers Welsh & Spilman
               (legality). . . . . . . . . . . . . . . . . . . . . .    (I)
     c.        Consent of Bingham Summers Welsh & Spilman
               (tax matters) . . . . . . . . . . . . . . . . . . . .    (I)
     d.        Consent of Professional Bank Services, Inc. . . . . .    155

 24.           Power of Attorney included in "Signatures" section. .    145

 25-28.        None

 99.           Form of Proxy . . . . . . . . . . . . . . . . . . . .    156

(b) All schedules are omitted because they are not applicable or not required or because the required information is included in the consolidated financial statements or related notes.

(c)            Fairness opinion furnished as part of prospectus.

- ----------------------------

 (A)           Included as Appendix A to the Prospectus.

 (B) Incorporated by reference to Registrant's Annual Report on Form 10-K for year ended December 31, 1994.

 (C) Incorporated by reference to Registrant's Registration Statement on Form S-4 (SEC File No. 33-110) ordered effective on September 30, 1988.

 (D) Incorporated by reference to Registrant's Annual Report on Form 10-K for year ended December 31, 1990.

 (E) Incorporated by reference to Registrant's Registration Statement on Form S-8 (SEC File No. 33-28900) effective on May 24, 1989.

 (F) Incorporated by reference to Registrant's Registration Statement on Form S-8 (SEC File No. 33-28901) effective on May 24, 1989.

 (G) Incorporated by reference to Registrant's Annual Report on Form 10-K for year ended December 31, 1993.

 (H) Incorporated by reference to Registrant's Annual Report on Form 10-K for year ended December 31, 1995.

 (I)           Included in opinion.